UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

NOVAGOLD RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

Notice Of

Annual General Meeting

Of Shareholders

&

Management

Information Circular

MEETING TO BE HELD MAY 18, 2023

NOVAGOLD RESOURCES INC.

Website: www.novagold.com

Dated March 24, 2023

NOVAGOLD RESOURCES INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date:	May 18, 2023
Time:	1:00 p.m. Pacific Time
Location:	Live Webcast at: www.virtualshareholdermeeting.com/NG2023
Record Date:	March 20, 2023

The purposes of the annual meeting (the “Meeting”) are to:

1.

receive the Annual Report of the Directors of the Company (the “Directors”) containing the consolidated financial statements of the Company for the year ended November 30, 2022, together with the Report of the Auditors thereon;

2.	elect Directors of the Company for the forthcoming year;

3.	appoint the Auditors of the Company for the forthcoming year and to authorize the Directors through the Audit Committee to fix the Auditors’ remuneration;

4.	consider and, if deemed advisable, pass an ordinary resolution to approve all unallocated entitlements under the Stock Award Plan;

5.	consider and, if deemed advisable, pass an ordinary resolution to approve all unallocated entitlements under the Performance Share Unit Plan;

6.	consider and, if deemed advisable, pass an ordinary resolution to approve all unallocated entitlements under the Deferred Share Unit Plan;

7.	consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company’s Named Executive Officers; and

transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters currently proposed to be put before the Meeting are set forth in the Circular accompanying and forming part of this Notice.

Only Shareholders of record at the close of business on March 20, 2023 are entitled to receive notice of the Meeting and to vote at the Meeting.

To assure your representation at the Meeting, please complete, sign, date and return your voted proxy which will be delivered to you separately, whether or not you plan to attend. Sending your proxy will not prevent you from voting in person at the Meeting.

All proxies completed by registered shareholders must be returned to the Company:

●	by online proxy via the following website: www.proxyvote.com no later than May 16, 2023 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time);

●	by telephone by calling (800) 690-6903 and following the instructions, no later than May 16, 2023 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time); or

●

by requesting a paper copy of the proxy materials and mailing a completed proxy card to Broadridge at 51 Mercedes Way, Edgewood, NY 11717, Attn: Proxy Department, for receipt no later than May 16, 2023, at 4:00 p.m. Eastern time (1:00 p.m. Pacific time).

Non-registered shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by non-registered shareholders can be found on page 4 of the attached Circular.

Kingsdale Advisors (“Kingsdale”) is acting as the Company’s strategic shareholder advisor and proxy solicitation agent. If you have any questions, please contact Kingsdale in one of the following ways:

●	call toll free in North America at 1-866-228-8818

●	call collect from outside of North America at 416-867-2272, or

●	send an email to Kingsdale at contactus@kingsdaleadvisors.com.

Your vote is important. We encourage you to vote promptly.

Internet and telephone voting are available through 4:00 p.m. Eastern Time on May 16, 2023.

By Order of the Board of Directors of

NOVAGOLD RESOURCES INC.

Gregory A. Lang

President and Chief Executive Officer

Vancouver, British Columbia

March 24, 2023

LETTER TO SHAREHOLDERS

Dear Fellow Shareholders,

We are pleased to invite you to NOVAGOLD’s 2023 Annual General Meeting of Shareholders.

Please read this Circular as it contains important, detailed information about the meeting agenda, who is eligible to vote, how to vote, the Director nominees, our governance practices, and compensation of our executives and Directors.

NOVAGOLD RESOURCES INC. (the “Company” or “NOVAGOLD”) values engagement with our shareholders, whether at the annual meeting, at investment conferences, in one-on-one meetings, or via the Company’s electronic and social media communication channels. The Company’s Circular provides an important opportunity to reach every shareholder. This year, we thought it would be helpful to:

1.	summarize the items in this Circular being presented to shareholders for their vote,

2.	highlight NOVAGOLD’s corporate governance practices, and

3.	describe the Company’s shareholder engagement program.

We are providing these materials in connection with the solicitation by the NOVAGOLD Board of Directors of proxies to be voted at our 2023 annual meeting of shareholders and at any adjournment or postponement of that meeting. The annual meeting of shareholders will be held in a virtual format on May 18, 2023 at 1:00 p.m. Pacific Time.

Our 2023 annual meeting of shareholders will be held in a virtual format only. Shareholders are encouraged to cast their vote in advance by proxy and participate from any geographic location with internet connectivity or by telephone. We believe this is an important step to enhancing accessibility to our annual meeting for all our shareholders and reducing the carbon footprint of our activities. Shareholders may view a live webcast of the annual meeting and registered shareholders and duly appointed proxyholders may submit questions digitally during the meeting at www.virtualshareholdermeeting.com/NG2023. Questions may also be submitted to management and the Board prior to the meeting via email at info@novagold.com.

MATTERS FOR SHAREHOLDER VOTING

At this year’s annual general meeting, we are asking our shareholders to vote on the following matters:

Proposal 1:  Election of Directors

The Board of Directors recommends a vote FOR the election of the director nominees named in this proxy statement. See pages 27-39 for further information on the nominees.

Proposal 2:  Appointment of PricewaterhouseCoopers LLP as independent auditor for 2023

The Board of Directors recommends a vote FOR this proposal. See pages 9-11 for details.

Proposal 3:  Approve all unallocated entitlements under the Stock Award Plan

The Board of Directors recommends a vote FOR this proposal.  See pages 13-17 for details.

Proposal 4:  Approve all unallocated entitlements under the Performance Share Unit Plan

The Board of Directors recommends a vote FOR this proposal.  See pages 17-22 for details.

Proposal 5:  Approve all unallocated entitlements under the Deferred Share Unit Plan

The Board of Directors recommends a vote FOR this proposal.  See pages 22-25 for details.

Proposal 6:  Advisory Approval of Executive Compensation

The Board of Directors recommends a vote FOR this proposal. See page 26 for details.

The Board of Directors knows of no other matters to be presented for action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies intend to vote on these matters in the best interest of all shareholders. Your signed proxy gives this authority to Gregory Lang or Tricia Pannier.

Please refer to the material on pages 3-6 for information about how to cast your vote, how to attend the meeting virtually, and other frequently asked questions.

GOVERNANCE HIGHLIGHTS

NOVAGOLD is committed to maintaining robust corporate governance practices. Strong corporate governance helps us achieve our performance goals and maintain the trust and confidence of our investors, employees, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail on pages 95-111 and on the Governance page of our website at www.novagold.com.

Director Independence

●        Nine of our eleven nominees are independent

●        All of our key Board committees (Audit, Compensation, and Corporate Governance and Nominations) are composed exclusively of independent Directors

●        Our CEO is the only executive Director

Board Leadership	● The positions of Chairman and CEO are separate ● Our Board has appointed an independent Lead Director
Accountability and Shareholder Rights

●        Extensive proxy season shareholder engagement involved reaching out to holders of approximately 86% of our issued and outstanding Common Shares in 2022

●        Proactive Shareholder engagement is a year-round activity, not limited to proxy season

●        All Directors stand for election annually

●        In uncontested elections, Directors must be elected by a majority of votes cast

●        Eligible shareholders may nominate Directors and submit other proposals for consideration at annual meetings; see "Shareholder Proposals" on pages 111-112 below for details on timing and other requirements for submitting shareholder proposals

Board Practices and Governance

●        Our Board regularly reviews its effectiveness

●        In May 2022 the Board dissolved the EHSS and Technical Committee and created two new committees in its place: i) the Sustainability Committee to provide strategic guidance on environmental and social matters to management and the Board, and ii) the Engineering and Technical Committee to oversee the engineering and technical aspects of the Company’s policies, project site operations, and capital project plans

●        In January 2022 the Board adopted a Diversity, Equity and Inclusion Policy

●        In 2021 the Board adopted a written Board Charter to formalize its practices and responsibilities

●        The independent Directors meet in executive session without the presence of management or the non-independent Directors immediately following each Board meeting

Share Ownership

●        Our Directors must hold at least $128,400 (3 times their annual retainer) worth of NOVAGOLD common stock within five years of joining the Board (increased from C$50,000)

●        Our CEO must, within five years of commencement of employment, hold NOVAGOLD common stock valued in an amount at least equal to five times his annual base pay (increased from three times his annual base pay)

●        Our CFO must, within five years of commencement of employment, hold NOVAGOLD common stock valued at an amount at least equal to two times his annual base pay

●        Hedging or pledging of NOVAGOLD stock is prohibited for Directors as well as employees

●        NOVAGOLD encourages its employees to be shareholders in the Company by making share-based compensation and employee stock purchase programs available to all employees

Board Oversight of Risk Management

●        Our Board reviews NOVAGOLD’s systematic approach to identifying and assessing risks faced by NOVAGOLD and its projects

●        During 2022 the Company implemented a more holistic approach to enterprise risk management which is reflected in the NOVAGOLD Integrated Risk Management Policy adopted in August 2022

●        In January 2023 the Company adopted a Climate Change Policy and a Biodiversity Policy to set out the approach NOVAGOLD takes to address its contributions to and impacts of climate change and biodiversity with reference to its operations

●        See the chart on the following page for a description of the Board’s allocation of risk assessment oversight

BOARD OVERSIGHT OF RISK MANAGEMENT

BOARD OF DIRECTORS

> Oversight of environmental, social, and governance (ESG) matters and the risk management process.
> Development of business strategy and major resource allocation.
> Leadership of management succession planning.
> Business conduct and compliance oversight.
> Review of reports from board committees with specific risk oversight responsibilities.

AUDIT COMMITTEE

> Oversight of enterprise risk management activities of NOVAGOLD, including cybersecurity.
> Oversight of the staffing and performance of NOVAGOLD's internal audit function.
> Oversight of integrity of NOVAGOLD's financial statements and internal control over financial reporting.
> Responsible for the appointment, compensation, and oversight of NOVAGOLD's independent registered public accounting firm.
> Oversight of NOVAGOLD's finance requirements, plans, and strategies.
> Reports to the board following each regular committee meeting.

COMPENSATION COMMITTEE

> Oversight of compensation-related risks and overall executive compensation philosophy as further described under "Risk Assessment of Compensation Policies and Practices" in our CD&A.
> Responsible for executive succession planning recommendations to the Board.
> Reports to the board following each regular committee meeting.

CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE

> Overall corporate governance leadership.
> Provide recommendations regarding board and committee composition and performance in accordance with the board charter, board service policy, board diversity, equity, and inclusion policy, and the committee charter.
> Oversight of regulatory compliance and corporate initiatives.
> Reports to the board following each regular committee meeting.

ENGINEERING AND TECHNICAL COMMITTEE

> Advise board on engineering and technical aspects of project site operations and capital projects, including oversight of the development, implementation and monitoring of the Company's policies, project site operations, and capital project plans.
> Reports to the board following each regular committee meeting,

SUSTAINABILITY COMMITTEE

> Oversight of both development and implementation of NOVAGOLD's health, safety. environment, and sustainability policies, including climate change and biodiversity.
> Provide strategic direction to management regarding community relations and government affairs matters.
> Review NOVAGOLD's disclosures containing environmental, health, safety, and sustainability information.
> Reports to the board following each regular committee meeting,

SHAREHOLDER ENGAGEMENT

Maintaining an active shareholder engagement program continues to be a high priority for the Company and is an integral part of our corporate governance practices. The Board Chair, CEO, and Vice President of Corporate Communications meet regularly with large shareholders, and the Company’s Corporate Communications team is very responsive to shareholder inquiries regardless of ownership level.

In 2022, NOVAGOLD placed calls to or met in person with all its shareholders owning 40,000 shares or more; in other words, NOVAGOLD contacted or attempted to contact its owners holding approximately 86% of the Company’s issued and outstanding Common Shares entitled to vote at NOVAGOLD’s 2022 annual meeting of shareholders. We plan to continue to regularly engage with our shareholders.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE DISCLOSURES

In 2022, NOVAGOLD published its annual Sustainability Summary Report and posted detailed environmental, social and governance (“ESG”) information about NOVAGOLD and its flagship Donlin Gold project on NOVAGOLD’s website at www.novagold.com/sustainability. We plan to issue a Sustainability Summary in the first half of 2023 reporting on the Company’s ESG goals, activities, and performance during fiscal year 2022. NOVAGOLD will update the ESG information on its website regularly and will continue to issue annual reports on NOVAGOLD’s ESG goals and performance. We hope you find this information useful and informative.1

More information about NOVAGOLD can be found in the Annual Report on Form 10-K for the fiscal year ended November 30, 2022, which is available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

FAREWELL

We would be remiss if we did not acknowledge the valuable contributions of long-serving NOVAGOLD directors, Sharon Dowdall and Clynton Nauman, both of whom have decided not to stand for re-election in 2023 after many years of dedicated service to the Board, the Company, and the Shareholders.  We wish them well.  Additionally, we bid a sad farewell to Igor Levental, another long-serving NOVAGOLD director, when he passed away unexpectedly in June 2022.  Mr. Levental was a highly regarded member of the Board, but we will also miss his friendship and zest for life.

The Board and management team wish to thank you for your continued confidence in NOVAGOLD.

Sincerely,

Gregory A. Lang President and Chief Executive Officer	Anthony P. Walsh Independent Lead Director, Audit Committee Chair

_____________________________________

1 The contents of our website and our Sustainability Summary Report are referenced for general information only and are not incorporated by reference in this Proxy Circular.

i

ii

MANAGEMENT INFORMATION CIRCULAR

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR (this “Circular”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT AND THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR THE “BOARD”) OF NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”), whose executive office is located at 201 South Main Street, Suite 400, Salt Lake City, Utah 84111, USA, for use at the Annual General Meeting of the Shareholders (the “Shareholders”) of the Company to be held virtually at www.virtualshareholdermeeting/NG2023 on Thursday, May 18, 2023 at 1:00 p.m. Pacific time (the “Meeting”) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. This Circular, the accompanying Notice of Meeting and the form of proxy were first made available to Shareholders on March 24, 2023.

Solicitation of proxies from registered Shareholders will primarily be by mail or courier, supplemented by telephone or other personal contact by employees or agents of the Company at nominal cost, and all costs thereof will be paid by the Company. The Company has retained the services of Kingsdale Advisors (“Kingsdale”) as its strategic shareholder advisor and proxy solicitation agent to assist the Company in soliciting proxies. The Company estimates the fees for Kingsdale associated with this year’s proxy solicitation will be C$55,125 plus disbursements. The Company may also reimburse brokers and other persons holding Shares in their name or in the name of nominees for their costs incurred in sending proxy material to their principals in order to obtain their proxies.

There are two kinds of non-registered, or beneficial, Shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners). In accordance with National Instrument 54‑101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has elected to send the Notice of Meeting, this Circular and the related form of proxy or voting instruction form indirectly to the NOBOs and to the OBOs through their intermediaries. Unless required by the rules of the NYSE American, the Company does not intend to pay for intermediaries to forward to OBOs, under NI 54-101, the Notice Package (as defined below), and in the case of an OBO, the OBO will not receive these materials unless the OBO’s intermediary assumes the cost of delivery.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please contact our strategic shareholder advisor and proxy solicitation agent, Kingsdale, toll free in North America at 1-866-228-8818, or call collect from outside North America at 416-867-2272, or by email at contactus@kingsdaleadvisors.com.

Notice and Access

The Company uses the “Notice and Access” provisions in securities laws that permit the Company to forego mailing paper copies of this Circular and proxy-related materials to Shareholders and instead make them available for review, print and download via the Internet. Registered and non-registered Shareholders have received a Notice Package (as defined below) but will not receive a paper copy of this Circular or the proxy-related materials unless they request such documents as described in the Notice Package.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company has distributed a notice (the “Notice Package”) in the form prescribed by SEC rules to the clearing agencies and intermediaries for onward distribution to non-registered Shareholders of the website location where non-registered Shareholders may access the Notice of Meeting, this Circular, the instrument of proxy (collectively, the “Meeting Materials”) and an annual report for the Company’s fiscal year ended November 30, 2022. Intermediaries are required to forward the Notice Package to non-registered Shareholders unless a non-registered Shareholder has waived the right to receive Meeting Materials. Typically, intermediaries will use a service company (such as Broadridge Financial Services Inc. (“Broadridge”)) to forward the Notice Package to non-registered Shareholders.

General

Unless otherwise specified, the information in this Circular is current as of March 10, 2023. Unless otherwise indicated, all references to “$” or “US$” in this Circular refer to United States dollars. References to “C$” in this Circular refer to Canadian dollars. The Bank of Canada exchange rate of a U.S. dollar to a Canadian dollar on November 30, 2022 was 1.2792.

Copies of the Meeting Materials, as well as the Company’s annual report containing the financial statements to be presented at the Meeting and related MD&A, can be obtained under the Company’s profile at www.sedar.com, at www.sec.gov, at www.novagold.com or by entering your 16-digit control number provided in your Notice Package at www.proxyvote.com.

Record Date and Quorum

The Board of Directors of the Company has fixed the record date for the Meeting as the close of business on March 20, 2023 (the “Record Date”). If a person acquires ownership of shares subsequent to the Record Date such person may establish a right to vote by delivering evidence of ownership of common shares of the Company (“Common Shares”) satisfactory to the Board and a request to be placed on the voting list to Blake, Cassels & Graydon LLP, the Company’s legal counsel, at Suite 2600, 595 Burrard Street, Three Bentall Centre, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson. Subject to the above, all registered holders of Common Shares at the close of business on the Record Date will be entitled to vote at the Meeting. No cumulative rights are authorized, and dissenter’s rights are not applicable to any matters being voted upon. Each registered Shareholder will be entitled to one vote per Common Share.

Two or more persons present in person or by proxy representing at least 25% of the Common Shares entitled to vote at the Meeting will constitute a quorum at the Meeting.

Voting Standards

Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction. As a result, the broker will inform the inspector of election that it does not have the authority to vote on the matter with respect to those shares. Broker non-votes may exist in connection with the election of directors and all proposals other than setting the number of directors and the appointment of auditors.

The following chart describes the proposals to be considered at the meeting, the voting options, the vote required for each matter, and the manner in which votes will be counted:

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Matter	Voting Options	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of Directors	For; Withhold	Plurality of votes – the nominees receiving the highest number of votes, up to eleven, at the meeting will be elected*	No effect
Appointment of Auditors	For; Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

Approval of other matters:

●        Approval of unallocated awards under the Stock Award Plan

●        Approval of unallocated awards under the Performance Share Unit Plan

●        Approval of unallocated awards under the Deferred Share Unit Plan

●        Non-Binding Advisory Vote on Executive Compensation

	For; Against; Abstain	Simple majority of votes cast (only votes “for” and “against” are considered votes cast)	No effect

* In an uncontested election, if the number of votes “withheld” for any nominee exceeds the number of votes “for” the nominee, then the Majority Voting Policy requires that the nominee shall tender their written resignation to the Chair of the Board. See “Election of Directors” for a description of the Company’s Majority Voting Policy.

How to Vote

Registered Shareholders

Registered Shareholders can vote their shares before the meeting online at www.proxyvote.com, by calling the phone number included on the voting card, or by mailing a completed voting card. Registered Shareholders may also vote online during the virtual meeting at www.virtualshareholdermeeting.com/NG2023.  Have the 16-digit control number from your voting materials available when casting your vote.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Shareholders who do not wish to attend the Meeting or do not wish to vote at the Meeting can vote by proxy. A registered Shareholder must return the completed proxy to the Company:

●	by online proxy via the following website: www.proxyvote.com no later than May 16, 2023 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time);

●	by telephone by calling (800) 690-6903 and following the instructions, no later than May 16, 2023 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time); or

●

by requesting a paper copy of the proxy materials and mailing a completed proxy card to Broadridge at 51 Mercedes Way, Edgewood, NY 11717, Attn: Proxy Department, for receipt no later than May 16, 2023, at 4:00 p.m. Eastern time (1:00 p.m. Pacific time).

The persons named in the form of proxy are officers or directors of the Company (the “Directors”). Each Shareholder has the right to appoint a person or a company (who need not be a Shareholder) to attend and act for them and on their behalf at the Meeting other than the persons designated in the form of proxy. Such right may be exercised by striking out the names of the persons designated on the form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board.

Non-Registered Shareholders

The information set forth in this section is of significant importance to many Shareholders of the Company, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (i.e. non-registered or beneficial Shareholders) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada and the United States, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms) or Cede & Co. (operated by The Depository Trust Company), respectively. Common Shares held by brokers or their agents or nominees can only be voted upon the instructions of the non-registered Shareholder except in limited cases for certain “routine” matters. An example of a “routine” matter includes the appointment of the Auditors, which is considered the only “routine” matter to be voted upon at the Meeting. Otherwise, without specific instructions, a broker and its agents and nominees are prohibited from voting Common Shares for the broker’s clients, which is generally referred to as a “broker non-vote.” Therefore, non-registered Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person if such Shareholders want their votes to count on all matters to be decided at the Meeting.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from non-registered Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered Shareholders in order to ensure that their shares are voted at the Meeting. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge.

Although a non-registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of their broker (or an agent of the broker), a non-registered Shareholder may attend the Meeting as the proxyholder for a registered Shareholder and vote the Common Shares in that capacity. Non-registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as the proxyholder for a registered Shareholder should follow the voting instructions provided by the broker, bank or other nominee.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

NOVAGOLD may utilize the Broadridge QuickVote™ system, which involves NOBOs being contacted by Kingsdale, which is soliciting proxies on behalf of Management, to obtain voting instructions over the telephone and relaying them to Broadridge (on behalf of the NOBO’s Intermediary). While representatives of Kingsdale are soliciting proxies on behalf of Management, Shareholders are not required to vote in the manner recommended by the Board of Directors. The QuickVote™ system is intended to assist Shareholders in placing their votes, however, there is no obligation for any Shareholders to vote using the QuickVote™ system, and Shareholders may vote (or change or revoke their votes) at any other time and in any other applicable manner described in this Circular.  Any voting instructions provided by a Shareholder will be recorded and such Shareholder will receive a letter from Broadridge (on behalf of the Shareholder’s Intermediary) as confirmation that their voting instructions have been accepted. If you have any questions about the Meeting, please contact Kingsdale Advisors by telephone at 1-866-228-8818 (toll-free in North America) or 416-867-2272 (collect outside North America) or by email at contactus@kingsdaleadvisors.com.

Exercise of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy given in favor of the person(s) designated in the form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is specified, the proxy will confer discretionary authority and will be voted in favor of all matters referred to on the form of proxy.

The proxy also confers discretionary authority to vote for, withhold or abstain from voting, or vote against, amendments or variations to matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting. Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business other than that referred to in the accompanying Notice of Meeting which will be presented at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the management designees named in the proxy to vote in accordance with the recommendations of the Company’s management.

Proxies must be received by Broadridge no later than May 16, 2023 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time). The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at their discretion, without notice.

Participating in the Annual Meeting

The Company is conducting a virtual Meeting so Shareholders can participate from any geographic location with Internet connectivity.

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To participate in the Meeting, including to vote, Registered Shareholders must access the Meeting website at www.virtualshareholdermeeting.com/NG2023 and enter the 16-digit control number found on the voting materials provided to you with this Circular. Shareholders wishing to appoint themselves or another person as their proxyholder to vote at the virtual Meeting must complete the proxy appointment process by following the instructions provided on www.proxyvote.com or the instructions from their bank or broker.  If you appoint someone else as your proxyholder, the online appointment process will enable you to set up your proxyholder’s login credentials for the Meeting.  Shareholders and others may view the Meeting by logging in as a guest.

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Whether or not you plan to participate in the Meeting, it is important that your shares be represented and voted. We encourage you to access www.proxyvote.com or follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card to vote by telephone or mail in advance of the Meeting.

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Shareholders can submit appropriate questions during the Meeting through www.virtualshareholdermeeting.com/NG2023 which will be addressed as practical in the question-and-answer session following the formal business portion of the Meeting. Additionally, Shareholders may submit appropriate questions prior to the Meeting via email at info@novagold.com. Submitting questions ahead of the Meeting ensures thoughtful responses from management and the Board. Additional information regarding the rules and procedures for participating in the Meeting will be set forth in our Meeting rules of conduct, which Shareholders can view during the Meeting at www.virtualshareholdermeeting.com/NG2023.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

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We encourage you to access the Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/NG2023 approximately 15 minutes before the meeting starts on May 18, 2023.

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Shareholders who encounter any difficulties accessing the Meeting at www.virtualshareholdermeeting.com/NG2023 during the online check-in or Meeting time are invited to call the technical support number that will be posted on the Meeting log in page for assistance.

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at any time insofar as it has not been exercised. In addition to any other manner permitted by law, a Shareholder who has given an instrument of proxy may revoke it before it is voted by: i) delivering a later-dated proxy, or ii) providing written notice to the Company’s legal counsel, Blake, Cassels & Graydon LLP, at Suite 2600, 595 Burrard Street, Three Bentall Centre, Vancouver, BC, V7X 1L3, Canada, Attention: Trisha Robertson, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or any adjournment thereof.  In the case of registered Shareholders, their previously delivered proxy may also be revoked before it is exercised by voting virtually at the Meeting.

Voting Shares and Principal Holders Thereof

As of March 10, 2023, the Company had 333,982,678 Common Shares issued and outstanding without nominal or par value. Each Common Share is entitled to one vote. Except as otherwise noted in this Circular, a simple majority of votes cast at the Meeting, whether in person or by proxy, will constitute approval of any matter submitted to a vote.

The following table sets forth certain information regarding the ownership of the Company’s Common Shares as of March 10, 2023, by each Shareholder known to the Company who beneficially owns, or exercises control or direction over, directly or indirectly, more than 5% of the outstanding Common Shares of the Company as of that date, based solely on such person’s most recent Schedules 13D or 13G or Form 4 filed with the SEC.

Name of Shareholder	Number of Shares Beneficially Owned	Percentage of Outstanding Voting Securities (3)
Electrum Strategic Resources LP (“Electrum”) (1)	84,569,479 (2)	25.32%
FMR LLC	24,142,055	7.23%
Paulson & Co. Inc.	22,226,300	6.65%
BlackRock, Inc.	20,670,060	6.19%
First Eagle Investment Management, LLC	18,876,283	5.65%

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

(1)

Dr. Thomas Kaplan (Chairman of the Board) also serves as the Chairman and Chief Executive Officer of The Electrum Group LLC (“The Electrum Group”), a privately held global natural resources investment management company which manages the portfolio of Electrum.

(2)	Includes 5,000,000 Common Shares held by affiliates of Electrum.
(3)	As of March 10, 2023, the Company had 333,982,678 common shares issued and outstanding.

MATTERS TO BE ACTED UPON AT MEETING

Election of Directors

According to the Articles of the Company, the Board shall consist of not less than three and no more than such number of Directors to be determined by resolution of Shareholders. The number of Directors has been set at eleven.

The proposed nominees in the list that follows, in the opinion of management, are well qualified to direct the Company’s activities for the ensuing year and have confirmed their willingness to serve as Directors, if elected. The term of office of each Director elected will be until the next annual meeting of the Shareholders of the Company or until a successor is elected or appointed, unless the Director’s office is vacated earlier, in accordance with the Articles of the Company and the provisions of the Business Corporations Act (British Columbia).

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favor of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such Director was duly elected as a matter of corporate law, the Director shall immediately tender their written resignation to the Chair of the Board. The Corporate Governance and Nominations Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation. No Director who is required to tender their resignation pursuant to this policy shall participate in the Corporate Governance and Nominations Committee’s deliberations or recommendations or in the Board’s deliberations or determination. The Board must take formal action on the Corporate Governance and Nominations Committee’s recommendation within 90 days of the date of the applicable Shareholders’ meeting and shall announce its decision promptly by press release, including the reasons for its decision. The resignation will be effective when accepted by the Board. The Board will be expected to accept the resignations tendered pursuant to this policy absent exceptional circumstances. If the Board declines to accept a resignation tendered pursuant to this policy, it will include in the press release the reason or reasons for its decision. See “Statement of Corporate Governance Policies – Majority Voting Policy.”

In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the election of the nominees whose names are set forth below. If, prior to the Meeting, any of the listed nominees shall become unavailable to serve, the persons designated in the proxy form will have the right to use their discretion in voting for a properly qualified substitute. Management does not contemplate presenting for election any person other than these nominees but, if for any reason management does present another nominee for election, the proxy holders named in the accompanying form of proxy reserve the right to vote for such other nominee at their discretion unless the Shareholder has specified otherwise in the form of proxy.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Name, Province or State and Country of Residence	Age	Independence	Principal Occupation	Director Since	2022 AGM Votes in Favor (13) (%)	Meets Share Ownership Guidelines (14)
Dr. Elaine Dorward-King Utah, USA (1) (5)	65	Independent	Corporate Director	2020	98.70	On Track (8)
Dr. Diane Garrett (2) (3) Texas, USA	63	Independent	President and CEO of Hycroft Mining Holding Corporation	2018	99.11	Yes (9)
Dr. Thomas Kaplan (4) New York, USA	60	Non- Independent	Chairman and Chief Executive Officer of The Electrum Group	2011	99.35	Yes
Hume Kyle Ontario, Canada	62	Independent	Corporate Director	N/A	N/A	N/A
Gregory Lang (3) (5) Texas, USA	68	Non- Independent	President and Chief Executive Officer of NOVAGOLD RESOURCES INC.	2012	99.68	Yes (10)
Kalidas Madhavpeddi (1) (5) Arizona, USA	67	Independent	President of Azteca Consulting LLC	2007	94.15	Yes
Kevin McArthur (2) (3) Nevada, USA	68	Independent	Corporate Director	2022	99.66	On Track (11)
Daniel Muñiz Quintanilla Madrid, Spain	49	Independent	Partner, Whetstone Resources; Executive Chair, Minera Adularia; Executive Vice Chair, Sunshine Silver	N/A	N/A	N/A
Ethan Schutt (2) (5) (6) Alaska, USA	49	Independent	Executive Vice President and General Counsel of Bristol Bay Native Corporation	2019	99.09	On Track (12)
Anthony Walsh (1) (6) (7) British Columbia, Canada	71	Independent	Corporate Director	2012	98.04	Yes
Dawn Whittaker Ontario, Canada	62	Independent	Corporate Director	N/A	N/A	N/A

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

(1)	Member of the Compensation Committee.
(2)	Member of the Corporate Governance and Nominations Committee.
(3)	Member of the Engineering and Technical Committee.
(4)	Chairman of the Board.
(5)	Member of the Sustainability Committee.
(6)	Member of the Audit Committee.
(7)	Independent Lead Director.
(8)	Dr. Dorward-King was elected to the Board in May 2020 and has until May 2025 to meet the Share Ownership Guidelines.
(9)

Dr. Garrett exceeded the Share Ownership Guidelines as of November 30, 2020, and since her share ownership has not decreased (and has, in fact, increased) since that date, she is deemed to meet the Company’s Share Ownership Guidelines for Directors.

(10)

Mr. Lang has met his share ownership requirements as President and Chief Executive Officer as of November 30, 2022. See “Executive Share Ownership” beginning on page 71 for details on share ownership guidelines for Executive Officers.

(11)	Mr. McArthur was elected to the Board in May 2022 and has until May 2027 to meet the Share Ownership Guidelines.
(12)	Mr. Schutt was elected to the Board in May 2019 and has until May 2024 to meet the Share Ownership Guidelines.
(13)	See NOVAGOLD’s news release and Report of Voting Results filed on SEDAR May 20, 2022.
(14)

Based on share ownership as of November 30, 2022. The Board adopted a policy requiring each Director to maintain a minimum holding of Common Shares and/or DSUs equal to $128,400. See “Directors' Share Ownership” beginning on page 90 for details on the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed Director.

Mr. Kyle, a nominee for Director of the Company, served as a non-executive director of Stornoway Diamond Corporation (“Stornoway”) until November 1, 2019. Stornoway filed for protection under the Canadian Companies’ Creditors Arrangement Act (the “CCAA”) on September 9, 2019. The CCAA process was concluded by order of the Superior Court of Quebec in November 2019 and Stornoway’s operating subsidiary emerged from such process, continuing its operations on a going concern basis after the successful implementation of Stornoway’s restructuring transactions. In November 2019, Stornoway made a voluntary assignment into bankruptcy pursuant to the Canadian Bankruptcy and Insolvency Act.

Mr. Muñiz, a nominee for Director of the Company, serves as a non-executive director of Gatos Silver, Inc. (“Gatos”). On March 18, 2022, Gatos announced a delay in the filing of its annual report on Form 10-K for the year ended December 31, 2021, and the CEO and CFO certificates relating to the annual filings beyond the prescribed deadline. On May 13, 2022, August 5, 2022 and November 11, 2022, Gatos announced a delay in the filing of its interim financial filings on Form 10-Q and the CEO and CFO certificates relating to the quarterly filings beyond the prescribed deadlines, for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, respectively. Gatos applied to the applicable Canadian securities regulatory authorities for a management cease trade order which was granted on April 1, 2022, and subsequently further management cease trade orders were granted on April 12, 2022 and July 7, 2022.

Refer to the Section titled “Information Concerning the Board of Directors, Director Nominees, and Executive Officers” beginning on page 27 of this Circular for further information regarding the above Directors and Director nominees.

Appointment of Auditors

The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants (“PwC”), located at 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada. PwC were last appointed auditors of the Company (“Auditors”) on May 18, 2022 by the Shareholders. The Shareholders will be asked at the Meeting to vote for the appointment of PwC as Auditors until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the Directors through the Audit Committee. To the Company's knowledge, a representative from PwC will be present virtually at the Meeting and will be available to respond to appropriate questions. PwC will also be permitted to make a statement if it so desires.

Principal Accountant Fees and Services

PwC fees for the fiscal years ended November 30, 2022 and 2021 were as follows:

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

	Year Ended November 30
	2022	2021
Audit Fees (1)	C$326,000	C$303,000
Audit Related Fees (2)	Nil	Nil
Tax Fees (3)	Nil	Nil
All Other Fees (4)	1,000	3,000
Total	C$327,000	C$306,000

(1)

“Audit Fees” are the aggregate fees billed or expected to be billed by PwC for the audit of the Company’s consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

(2)

“Audit-Related Fees” are fees charged by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.

(3)	“Tax Fees” are fees billed by PwC for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” are fees charged by PwC for services not described above. The fees billed by PwC in this category were for software licensing.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s Auditors must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the Auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Auditors, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee (referred to in this section as the “Committee”) reviewed and discussed with management and the Company's Auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended November 30, 2022. Management and PwC indicated that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Committee and management confirmed that no Company funds were expended in support of any political candidates or other political campaigns. The Committee discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee discussed with PwC matters covered by Public Company Accounting Oversight Board (PCAOB) standards, including PCAOB AS 16 Communication with Audit Committees and the Critical Audit Matter (CAM) reported in the Company’s fiscal year 2022 audit. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting, which includes internal controls over cybersecurity and information technology systems, and the related audits performed by PwC, which confirmed the effectiveness of the Company’s internal control over financial reporting. In fiscal year 2022 there were no significant deficiencies identified. There were no material weaknesses in the Company’s internal control over financial reporting, and the Company had no information security breaches in fiscal year 2022. The Committee also discussed with PwC its independence from the Company and management, including the communications PwC is required to provide to the Committee under applicable PCAOB rules. The PwC partner currently assigned to oversee the Company’s audit has done so since fiscal year 2018; therefore, in accordance with SEC rules requiring a change in audit partner every five years, PwC will assign a new partner to oversee the Company’s audit beginning with fiscal year 2023. The Committee considered the non-audit services provided by PwC to the Company and concluded that the auditors’ independence has been maintained. Based on the foregoing reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2022, for filing with the SEC, which Annual Report is available on the Company’s website at www.novagold.com, under the Company’s profile on EDGAR at www.sec.gov, and on SEDAR at www.sedar.com. Finally, the Committee conducted a comprehensive review of PwC’s overall performance and determined PwC should serve as the Company’s Auditor for the ensuing year and made such recommendation to the Board. The Board agreed and is asking Shareholders to approve PwC as the Company’s Auditor for the ensuing year.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Audit Committee of the Board

Anthony Walsh, Chair
Clynton Nauman
Ethan Schutt

In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the appointment of PwC as auditors of the Company until the next annual meeting of Shareholders or until a successor is appointed, at a remuneration to be fixed by the Directors through the Audit Committee.

Additional Matters to be Acted Upon

Approval of Equity Plans

The Company is seeking Shareholder approval of all unallocated entitlements under the Stock Award Plan, the Performance Share Unit Plan (the “PSU Plan”) and Deferred Share Unit Plan (the “DSU Plan”) as such Shareholder approval is required every three years under the rules of the TSX.  Shareholders last approved the Stock Award Plan, the PSU Plan and the DSU Plan at the Company’s annual meeting held in 2020.

As of March 10, 2023, the Company had 9,161,465 stock options authorized and outstanding under the Stock Award Plan; 1,605,500 PSUs authorized and outstanding under the PSU Plan; and 310,957 DSUs authorized and outstanding under the DSU Plan, which, if all were exercised for or settled by the delivery of Common Shares, would represent 3.32% of the issued and outstanding Common Shares of the Company.  Pursuant to the terms of each of the Stock Award Plan, PSU Plan and DSU Plan, the maximum number of Common Shares issuable to insiders of the Company pursuant to all security-based compensation arrangements of the Company is not to exceed 10% of the issued and outstanding Common Shares.  In compliance therewith, the maximum number of Common Shares issuable pursuant to the Stock Award Plan, the PSU Plan and the DSU Plan to insiders as of March 10, 2023 in the aggregate is 11,880,672.  Please refer to the section titled “Securities Authorized For Issuance Under Equity Compensation Plans” on page 92 below for more information about outstanding awards and awards available for issuance pursuant to the Stock Award Plan, PSU Plan and DSU Plan.  Information about the number of awards outstanding and available for grant under the Stock Award Plan, the PSU Plan and the DSU Plan as of November 30, 2022 is shown in the following table:

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Equity Compensation Plan Information as of November 30, 2022

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Award Plan	7,717,413	(1)	C$8.00/$6.21	(2)	18,982,836	(3)
PSU	1,257,200	(4)	n/a		8,755,393	(5)
DSU	291,860	(6)	n/a		3,045,671	(7)
Equity compensation plans not approved by security holders	—		—		—
Total	9,266,473				30,783,900

(1)	The options issued and outstanding represent approximately 2.31% of the Company’s Common Shares issued and outstanding as of November 30, 2022.
(2)	Of the 7,717,413 options issued and outstanding, 1,010,932 have a weighted average exercise price of C$8.00 and 6,706,481 have a weighted average exercise price of $6.21.
(3)

The number of options available for future issuance is a number equal to eight percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options. The 18,982,836 options available for future issuance represent 5.69% of the Company’s issued and outstanding Common Shares as of November 30, 2022.

(4)

Assumes vesting at 100% of PSU grant amount. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon performance against established quantitative performance criteria. The PSUs issued and outstanding represent approximately 0.38% of the Company’s Common Shares issued and outstanding as of November 30, 2022.

(5)

The number of PSUs available for future issuance is a number equal to three percent of the issued and outstanding Common Shares from time to time, less the number of outstanding PSUs. The 8,755,393 PSUs available for future issuance represent 2.62% of the Company’s issued and outstanding Common Shares as of November 30, 2022.

(6)	The DSUs issued and outstanding represent approximately 0.09% the Company’s Common Shares issued and outstanding as of November 30, 2022.
(7)

The number of DSUs available for future issuance is a number equal to one percent of the issued and outstanding Common Shares from time to time, less the number of outstanding DSUs. The 3,045,671 DSUs available for future issuance represent 0.91% of the Company’s issued and outstanding Common Shares as of November 30, 2022.

Pursuant to the terms of the PSU Plan and the DSU Plan, the Company has the discretion to settle awards made under the Plans by the delivery of Common Shares issued from treasury, Common Shares purchased in the open market, in cash, or in any combination of the foregoing.  For more information, refer to the sections entitled “Vesting” and “Maximum Number of Common Shares Issued” under each of “Approval of Unallocated Entitlements under the Stock Award Plan,” “Approval of Unallocated Entitlements under the Performance Share Unit Plan” and “Approval of Unallocated Entitlements under the Deferred Share Unit Plan” below.

On November 16, 2022, the Board approved non-material amendments to the DSU Plan.  The amendments made were to extend the deadline for participants who are not U.S. Eligible Participants (as defined in the DSU Plan) to redeem their deferred share units following termination of their service to the Company.  Generally, non-U.S. Eligible Participants may redeem their deferred share units by December 15 of the year following the Termination Date (as defined in the DSU Plan), to be paid out no later than December 31 of the year following the Termination Date.  The amendments described above did not, under the terms of the DSU Plan, require the approval of Shareholders. The amendments were submitted to the Toronto Stock Exchange (the “TSX”) for approval, which approval was obtained on December 1, 2022. No amendment was made to the redemption provisions for U.S. Eligible Participants in the DSU Plan.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Approval of Unallocated Entitlements under the Stock Award Plan

Background

The Board originally adopted the Stock Award Plan in 2004 for the benefit of the Company’s Directors, executives, employees and consultants, and Shareholders most recently approved the Stock Award Plan, as amended, in 2020. The Stock Award Plan has been established to assist the Company in the recruitment and retention of highly qualified executives, employees and eligible consultants by providing a means to reward performance, to motivate participants under the Stock Award Plan to achieve important corporate and personal objectives and, through the proposed issuance by the Company of Common Shares under the Stock Award Plan, to better align the interests of participants with the long-term interests of Shareholders.

Prior Grants under the Stock Award Plan

Stock Award Plan
Name and Position	Number of Awards (1)
Gregory Lang, Director, President & Chief Executive Officer	3,135,700
David Ottewell, Vice President and Chief Financial Officer	779,900
Executive Officers as a Group	5,729,100
Non-Executive Directors as a group	2,544,400
All Company Employees and Eligible Consultants (excluding Executive Officers and Non-Executive Directors)	887,965
Total:	9,161,465 (2)

(1)	Options outstanding as of March 10, 2023.
(2)	Represents 2.74% of the issued and outstanding Common Shares as at March 10, 2023.

Summary of the Stock Award Plan

Set out below is a summary of the Stock Award Plan, the full text of which is attached as Appendix A to this Circular.

Eligible Participants

Under the Stock Award Plan, Awards (as defined in the Stock Award Plan) may be granted to Directors, executives, employees and other eligible consultants of the Company and employees of its designated subsidiaries and certain enumerated affiliates. As of March 10, 2023, there were 13 employees of which 5 were executives, 5 eligible consultants and 9 non-executive Directors of the Company eligible to participate in the Stock Award Plan. The total number of Common Shares reserved for issuance in connection with Awards granted or that may be granted under the Stock Award Plan is eight percent (8%) of the total number of issued and outstanding Common Shares. Based on the total number of issued and outstanding Common Shares, a total of 17,557,149 Common Shares are available for issuance under the Stock Award Plan as of March 10, 2023. As of March 10, 2023, the total number of Common Shares issuable in connection with outstanding, unexercised Award grants under the Stock Award Plan is 9,161,465, which represents, in the aggregate, 2.74% of the total number of the Company’s issued and outstanding Common Shares. Of the 9,161,465 outstanding, unexercised Awards, Awards to purchase 5,436,416 Common Shares are fully vested, with 3,725,049 remaining unvested.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Summary of Award Types

Under the Stock Award Plan, stock options (“options”), stock appreciation rights (“SARs”) and tandem SARs (“Tandem SARs”) may be granted to participants at any time as determined by the Board. The participant’s Award agreement shall list the term of the Award, as determined by the Board, as well as the period during which the Award may be exercised. The term of a Tandem SAR may not exceed the term of the option portion of the Award, which may not exceed five years, and a free-standing SAR’s term may not exceed five years, provided however, that if at any time the expiry of the term of an Award should be determined to occur either during a period in which the trading of Common Shares by the holder of the Award is restricted under the insider trading policy or other policy of the Company or within ten business days following such a period, such expiry date will be deemed to be the date that is the tenth business day following the date of expiry of such restriction. All Awards must be granted with an exercise price no less than “fair market value” of the Common Shares on the date of grant. Unless determined otherwise by the Board, fair market value is generally defined under the Stock Award Plan as the last recorded sale price of the Common Shares on the TSX (for Canadian resident participants) or the NYSE American (for non-Canadian resident participants) for the preceding trading date. All options granted under the Stock Award Plan are nonqualified stock options for purposes of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

A SAR may be granted in tandem with an option granted under the Stock Award Plan or on a free-standing basis and may be exercised upon such terms and conditions as the Board, in its sole discretion, determines. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount equal to the excess of the fair market value of a Common Share on the date of exercise over the price at which the SAR was originally granted (which shall not be less than the fair market value of a Common Share on the date of the SAR grant). All payments shall be made in Common Shares, the number of which shall be calculated by dividing the payment amount by the fair market value of the Common Shares on the exercise date.

Tandem SARs give the awardee the right to surrender to the Company all or a portion of the related option and to receive a distribution of Common Shares in an amount equal to the excess of the fair market value of a specified number of shares as of the date the SAR is exercised over the exercise price of the related option. To the extent a Tandem SAR is exercised, the related option will terminate at the time of such exercise. The effect of the exercise of a SAR or Tandem SAR would be a reduction in the total number of shares issued by the Company to a participant versus the exercise of an equivalent stock option.

The total number of Common Shares that may be issued to an individual participant under the Stock Award Plan upon the exercise of Awards granted thereunder shall not exceed, in the aggregate, 5% of the Company’s total number of issued and outstanding Common Shares at the date of grant of such Award. In addition, no individual participant may be granted any Award or Awards for more than ten million Common Shares in any calendar year. The maximum number of shares issuable to insiders (as that term is defined by the TSX) pursuant to the Stock Award Plan together with any shares issuable pursuant to any other share compensation arrangement, at any time, shall not exceed 10% of the total number of issued and outstanding Common Shares. The number of Common Shares issued to insiders pursuant to the Stock Award Plan, together with any Common Shares issued pursuant to any other share compensation arrangement, within any one-year period, shall not exceed 10% of the total number of issued and outstanding Common Shares.

Administration

The Stock Award Plan is administered by the Compensation Committee appointed by the Board. Subject to the terms of the Stock Award Plan, the Compensation Committee may determine, among other things, the persons to whom Awards may be granted, the number of Awards to be granted to any participant, and the exercise price and the schedule and dates for vesting of Awards granted. The Compensation Committee may, but is not required to, impose a vesting schedule on any Award made under the Stock Award Plan.

If a participant ceases to be engaged by the Company for any reason other than death, they will have the right to exercise any vested Award not exercised prior to such termination within the lesser of six months from the date of the termination, unless otherwise extended by the Board, in its absolute discretion, or the expiry date of the Award; provided that if the termination is for just cause the right to exercise the vested Award shall terminate on the date of termination unless otherwise determined by the Board. The unvested portion of all Awards shall terminate on the date of termination.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without Shareholder approval, amend, suspend or terminate the Stock Award Plan or any Award granted under the Stock Award Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature and changes regarding the vesting of Awards; provided, however, that:

(a)

such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Common Shares are listed, and with respect to Awards held by participants who are subject to U.S. federal income tax, in a manner consistent with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, to the extent applicable;

(b)

no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of a participant with respect to any then outstanding Award, as determined by the Board acting in good faith, without their consent in writing; and

(c)	the Board shall obtain Shareholder approval of the following:

(i)	any amendment to the maximum number of Common Shares issuable pursuant to the Stock Award Plan, other than as contemplated by the Stock Award Plan;

(ii)	any amendment that would reduce the award price of an outstanding Award other than as contemplated by the Stock Award Plan; and

(iii)	any amendment that would extend the term of any Award granted under the Stock Award Plan beyond the expiry date.

In the event of, among other things, a take-over bid affecting the Company, the Board of the Company will notify each awardee under the Stock Award Plan of the full particulars of the offer whereupon Awards will become vested and may be exercised.

Transferability

No Awards granted under the Stock Award Plan shall be transferable or assignable other than by will or by the laws of succession. However, if permitted by all applicable laws and the rules of the TSX or the NYSE American, as applicable, a participant may assign any Award to a trust or a similar legal entity.

New Plan Benefits

The benefits that will be awarded or paid under the Stock Award Plan cannot currently be determined. Awards granted under the Stock Award Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards. As of March 10, 2023, the closing price of a Common Share on the TSX was C$7.39, and the closing price of a Common Share on the NYSE American was $5.32.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to Awards made under the Stock Award Plan. The following description applies to Awards that are subject to U.S. federal income tax. The grant of options, SARs or Tandem SARs should not result in taxable income to a participant at the time of grant. When Awards are paid out, the participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the Awards, less any exercise price paid, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A participant’s basis in any Common Shares received will equal the amount recognized as ordinary income with respect to such Common Shares plus any exercise price paid. If, as usually is the case, the Common Shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Change of Control

The Board approved an amendment to the Stock Award Plan to require a double trigger for accelerated vesting of Awards in the event of a change of control. With respect to grants made on or after January 23, 2019, if the employment of an awardee is terminated by the Company other than for cause or if the awardee resigns for good reason, in each case, within 12 months following a change of control, all of the awardee’s unvested Awards shall vest immediately prior to the awardee’s date of termination.

For Awards granted prior to January 23, 2019, in the event of a change of control, all outstanding Awards will become vested, whereupon such Award may be exercised in whole or in part by the holder.

For purposes of the Stock Award Plan and Performance Share Unit Plan, a “change of control” means the acquisition by any person or by any person and a “joint actor,” as defined in the Stock Award Plan, whether directly or indirectly, of voting securities, as defined in the Securities Act (British Columbia) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a joint actor, totals for the first time not less than 50% of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board.

Burn Rate

The Stock Award Plan burn rate for each of the three most recently closed fiscal years is shown in the table below. These burn rates for past fiscal years are not necessarily indicative of future burn rates.

Stock Award Plan
Fiscal Year	Burn Rate
2020	0.54%
2021	0.38%
2022	0.60%

Shareholder Approval

The TSX rules require Shareholder approval of all unallocated entitlements under the Stock Award Plan every three years. Shareholders last approved the unallocated entitlements under the Stock Award Plan at the Company’s annual meeting held in 2020.

Accordingly, Shareholders will be asked at the Meeting to pass a resolution approving all unallocated entitlements under the Stock Award Plan (the “Stock Award Plan Resolution”), the full text of which is set out in Appendix B to this Circular.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

In order to be approved, the Stock Award Plan Resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting.  Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

In the event the Stock Award Plan Resolution is not passed by the requisite number of votes cast at the Meeting, all unallocated Awards will be cancelled and the Company will not be permitted to grant further Awards under the Stock Award Plan. Previously allocated Awards under the Stock Award Plan will continue unaffected by the approval or disapproval of the resolution to approve the Stock Award Plan. Any Awards that have been terminated, cancelled or that have expired will not be available for re-granting.

The Board has unanimously concluded that approval of all unallocated entitlements under the Stock Award Plan is in the best interest of the Company and its Shareholders and recommends that Shareholders vote IN FAVOR of the Stock Award Plan Resolution. The Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favor of the Stock Award Plan Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the form of proxy intend to vote FOR the Stock Award Plan Resolution.

Approval of the Unallocated Entitlements under the Performance Share Unit Plan

Background

The Board adopted the Performance Share Unit (“PSU”) Plan in 2009 for the benefit of the Company’s executives, employees and consultants. The PSU Plan has been established to assist the Company in the recruitment and retention of highly qualified executives, employees, and eligible consultants by providing a means to reward performance, to motivate participants under the PSU Plan to achieve important corporate and personal objectives and, through the proposed issuance by the Company of Common Shares under the PSU Plan, to better align the interests of participants with the long-term interests of Shareholders.

The Board intends to use PSUs issued under the PSU Plan, as well as options issued under the Stock Award Plan, as part of the Company’s overall executive and employee compensation plan. Since the value of PSUs increase or decrease with the price of the Common Shares, PSUs reflect a philosophy of aligning the interests of executives and employees with those of the Shareholders by tying executive compensation to share price performance. In addition, PSUs assist in the retention of qualified and experienced executives and employees by rewarding those individuals who make a long-term commitment to the Company.

Outstanding Grants Under the PSU Plan

Performance Share Unit Plan
Name and Position	Number of Units (1)
Gregory Lang President & CEO	677,700
David Ottewell Vice President & CFO	264,700
Executive Officers as a Group	1,427,800
All Company Employees and Eligible Consultants (excluding Executive Officers)	177,700
Total	1,605,500	(2)

(1)	PSU grants outstanding as of March 10, 2023 (does not include Common Shares issued under PSU Plan).
(2)	Represents 0.48% of the issued and outstanding Common Shares as of March 10, 2023.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Summary of the PSU Plan

Set out below is a summary of the PSU Plan, which is qualified in its entirety by reference to the complete copy of the PSU Plan attached hereto as Appendix C to this Circular.

Eligible Participants

The PSU Plan is administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board. Employees and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the PSU Plan. As of March 10, 2023, there were approximately 13 employees and 5 consultants eligible to participate in the PSU Plan. All of the Company’s current, full-time, permanent employees have received grants under the PSU Plan to date. In accordance with the terms of the PSU Plan, the Company, under the authority of the Board, will approve those employees and eligible consultants who are entitled to receive PSUs and the number of PSUs to be awarded to each participant. PSUs awarded to participants are credited to them by means of an entry in a notional account in their favor on the books of the Company. Each PSU awarded conditionally entitles the participant to receive up to a maximum of 1.5 Common Shares (or the cash equivalent) upon attainment of the PSU vesting criteria.

Vesting

The PSUs vest upon the expiry of a time-based vesting period, assuming the recipient remains in continuous service with the Company through the end of such vesting period. The duration of the vesting period applicable to a specific PSU grant shall be determined at the time of the grant by the Compensation Committee. In addition, the Compensation Committee may establish other terms or conditions with respect to the vesting of PSUs, including without limitation, provisions which make the vesting of PSUs conditional upon (i) the achievement of corporate or personal objectives, including the attainment of milestones relating to financial, operational, strategic or other objectives of the Company, (ii) the market price of the Company’s Common Shares from time to time and/or the return to Shareholders, and/or (iii) any other performance criteria relating to the participant or the Company. Any such conditions shall be set out in a grant agreement, may relate to all or any portion of the PSUs in a grant, and may be graduated such that different percentages of the PSUs in a grant will vest depending on the extent of satisfaction of one or more such conditions. The Board may, in its discretion and having regard to the best interests of the Company, subsequent to the grant date of a PSU, waive any such terms or conditions or determine that they have been satisfied.

Once the PSUs in a grant vest, the participant is entitled to receive the equivalent number of Common Shares or cash equal to the Market Value (as defined below) of the equivalent number of Common Shares. The vested PSUs may be settled through the issuance of Common Shares from treasury, by the delivery of Common Shares purchased in the open market, in cash or in any combination of the foregoing (at the discretion of the Company). If settled in cash, the award amount shall be equal to the number of Common Shares in respect of which the participant is entitled multiplied by the Market Value of a Common Share on the payout date. Market Value per share as at any date is defined in the PSU Plan (if the Common Shares are listed and posted for trading on the TSX and/or the NYSE American) as the arithmetic average of the closing price of the Common Shares traded on the TSX or the NYSE American for the five (5) trading days immediately preceding such date. The PSUs may be settled on the payout date, which shall be the third anniversary of the date of the grant or such other date as the Committee may determine at the time of the grant, which in any event shall be no later than the expiry date for such PSUs. The expiry date of PSUs will be determined by the Committee at the time of grant. All unvested, expired or previously settled PSUs are available for future grants.

Maximum Number of Common Shares Issuable

Under the PSU Plan, the maximum number of Common Shares reserved and available for issuance from treasury is a variable number equal to three percent (3%) of the issued and outstanding Common Shares of the Company (on a non-diluted basis) from time to time. As of March 10, 2023, three percent (3%) of the issued and outstanding Common Shares represents 10,019,480 Common Shares.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

The PSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the PSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of issued and outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the PSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one-year period, will not exceed 10% of the total number of issued and outstanding Common Shares. The PSU Plan limits the number of PSUs that may be granted to any one person to 9,500,000 per year.

Cessation of Entitlement

Unless otherwise determined by the Company in accordance with the PSU Plan, PSUs which have not vested on a participant’s termination date shall terminate and be forfeited. Except with respect to a participant whose PSUs are subject to U.S. federal income tax, if a participant who is an employee ceases to be an employee as a result of termination of employment without cause, at the Company’s discretion (unless otherwise provided in the applicable grant agreement), all or a portion of such participant’s PSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited PSUs are available for future grants.

Transferability

PSUs are not assignable or transferable by a participant other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by the participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall inure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell Common Shares received pursuant to the PSUs.

New Plan Benefits

The benefits that will be awarded or paid under the PSU Plan cannot currently be determined. Awards granted under the PSU Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards. As of March 10, 2023, the closing price of a Common Share on the TSX was C$7.39, and the closing price of a Common Share on the NYSE American was $5.32.

Amendments to the PSU Plan

The PSU Plan provides that the Company may, without notice, at any time and from time to time, and without Shareholder approval, amend the PSU Plan or any provisions thereof in such manner as the Company, in its sole discretion, determines appropriate:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the PSU Plan;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the PSU Plan;

(c)	to change the vesting provisions of PSUs to reflect revised performance metrics or to accelerate vesting in the event that performance criteria is achieved earlier than expected;

(d)	to change the termination provisions of PSUs or the PSU Plan which does not entail an extension beyond the original expiry date of the PSUs; or

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

(e)	for the purposes of preserving the intended tax treatment of the benefits provided to a participant by the PSU Plan and PSU awards;

provided, however, that:

(1)

no such amendment of the PSU Plan may be made without the consent of each affected participant if such amendment would adversely affect the rights of such affected participant(s) under the PSU Plan; and

(2)	Shareholder approval shall be obtained in accordance with the requirements of the TSX or the NYSE American for any amendment that results in:

(i)	an increase in the maximum number of Common Shares issuable pursuant to the PSU Plan other than as already contemplated in the PSU Plan;

(ii)	an extension of the expiry date for PSUs granted under the PSU Plan;

(iii)	granting of other types of compensation through Common Share issuance;

(iv)	expansion of the rights of a participant to assign PSUs beyond what is currently permitted in the PSU Plan;

(v)	the addition of new categories of participants, other than as already contemplated in the PSU Plan;

(vi)	changes in eligible participants that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; or

(vii)	an amendment of the Board’s authority to amend provisions of the PSU Plan.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to PSUs awarded under the PSU Plan. The following description applies to PSUs that are subject to U.S. federal income tax. The grant of PSUs should not result in taxable income to a participant at the time of grant. When PSUs are paid out, the participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the PSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the participant recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss.

Section 409A of the Code may apply to PSUs granted under the PSU Plan. For such awards subject to Section 409A, certain U.S. officers may experience a delay of up to six months in the settlement of the PSUs in Common Shares.

Change of Control

The Board approved an amendment to the Performance Share Unit Plan to require a double trigger for accelerated vesting of PSUs in the event of a change of control. With respect to grants made on or after January 23, 2019, if at any time within 12 months from the date of a change of control: (i) a participant’s relationship with the Company is terminated by the Company other than for cause or (ii) a participant resigns for good reason, all outstanding PSUs held by such participant shall become vested and the payout date in connection with such participant’s vested PSUs shall be accelerated to the date of such participant’s termination or resignation for good reason and the Company shall issue Common Shares to such participants with respect to such vested PSUs in accordance with Sections 6 and 8 of the Performance Share Unit Plan; provided that in the event that any PSUs are subject to performance-based vesting conditions, then the vesting of such PSUs shall accelerate only to the extent that such performance-based vesting conditions have been satisfied and further provided that if a performance-based vesting condition is, in the Board’s discretion, capable of being partially performed, then vesting shall be accelerated on a pro rata basis to reflect the degree to which the vesting condition has been satisfied, as determined by the Board.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

For PSUs granted prior to January 23, 2019, all outstanding PSUs will become vested on any change of control and the payout date in connection with such vested PSUs will be accelerated to the date of such change of control.

“Change of control” has the same meaning under the Performance Share Unit Plan as under the Stock Award Plan. See page 16 above for a description, which forms a part of this summary.

Burn Rate

The Performance Share Unit Plan burn rate for each of the three most recently closed fiscal years is shown in the following table. These burn rates for past fiscal years are not necessarily indicative of future burn rates.

Performance Share Unit Plan
Fiscal Year	Burn Rate
2020	0.14%
2021	0.10%
2022	0.16%

Shareholder Approval

The TSX rules require Shareholder approval of all unallocated entitlements under the PSU Plan every three years. Shareholders last approved the unallocated entitlements under the PSU Plan at the Company’s annual meeting held in 2020.

Accordingly, Shareholders will be asked at the Meeting to pass a resolution approving all unallocated entitlements under the PSU Plan (the “PSU Plan Resolution”), the full text of which is set out in Appendix D to this Circular.

In order to be approved, the PSU Plan Resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting.  Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

In the event the PSU Plan Resolution is not passed by the requisite number of votes cast at the Meeting, the Company will not be able to settle PSU awards granted after the date of the Meeting through the issuance of Common Shares from treasury. Previously allocated entitlements under the PSU Plan will continue unaffected by the approval or disapproval of the resolution to approve the PSU Plan, and settlement of PSU awards granted after the Meeting through the delivery of Common Shares purchased in the open market pursuant to the terms of the PSU Plan or through the payment of cash will still be possible. Any entitlements that have been terminated, cancelled or that have expired will not be available for re-granting.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

The Board recommends that Shareholders vote FOR the PSU Plan Resolution, and the Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favor of the PSU Plan Resolution. In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the PSU Plan Resolution.

Approval of Unallocated Entitlements under the Deferred Share Unit Plan

Background

The Board adopted the Deferred Share Unit (“DSU”) Plan in 2009 for the benefit of the Company’s non-executive Directors. Currently there are nine non-executive Directors participating in the DSU Plan. The DSU Plan has been established to assist the Company in the recruitment and retention of qualified persons to serve on the Board and, through the proposed issuance by the Company of Common Shares under the DSU Plan, to promote better alignment of the interests of Directors and the long-term interests of Shareholders.

The Board intends to use the DSUs issued under the DSU Plan, as well as options issued under the Stock Award Plan, if any, as part of the Company’s overall director compensation plan. Since the value of DSUs increase or decrease with the price of the Common Shares, DSUs reflect a philosophy of aligning the interests of Directors with those of the Shareholders by tying compensation to long term share price performance.

Prior Grants under the DSU Plan

Deferred Share Unit Plan
Name of Non-Executive Director	Number of Units (1)
Elaine Dorward-King	9,950
Sharon Dowdall	45,519
Diane Garrett	15,657
Thomas Kaplan	87,825
Kalidas Madhavpeddi	47,560
Kevin McArthur	3,168
Clynton Nauman	47,560
Ethan Schutt	11,001
Anthony Walsh	42,711
Non-Executive Directors as a Group	310,957 (2)

(1)	DSUs outstanding as of March 10, 2023.
(2)	Represents 0.09% of the issued and outstanding Common Shares as at March 10, 2023. The group outstanding total varies slightly from the DSU Plan total outstanding due to rounding.

Summary of the DSU Plan

Set out below is a summary of the DSU Plan. A complete copy of the DSU Plan is attached hereto as Appendix E.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Administration of Plan

The DSU Plan provides that non-executive Directors (each, a “Participant”) will receive 50%, and may elect to receive up to 100%, of their annual compensation amount (the “Annual Base Compensation”) in DSUs. The cash portion of Annual Base Compensation shall be paid to the Participant quarterly. A DSU is a unit credited to a Participant by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to the value of one Common Share. All DSUs paid with respect to Annual Base Compensation will be credited quarterly to the Participant by means of an entry in a notional account in their favor on the books of the Company (a “DSU Account”) when such Annual Base Compensation is payable. The Participant’s DSU Account will be credited on a quarterly basis with the number of DSUs, calculated to the nearest thousandth of a DSU, determined by dividing the dollar amount of compensation payable in DSUs on the grant date by the Share Price of a Common Share at that time. Share Price is defined in the DSU Plan as (if the Common Shares are listed and posted for trading on the TSX) the closing price of the Common Shares on the TSX averaged over the last five (5) consecutive trading days of the fiscal quarter. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Generally, a Participant who is not a U.S. Eligible Participant (as defined in the DSU Plan) shall be entitled to redeem their DSUs during the period commencing on the business day immediately following the date upon which the Participant ceases to hold any position as a Director of the Company and its subsidiaries and is no longer otherwise employed by the Company or its subsidiaries, including in the event of death of the Participant (the “Termination Date”) and ending on December 15 of the year following the Termination Date, to be paid out no later than December 31 of the year following the Termination Date.  In the case of a U.S. Eligible Participant (as defined in the DSU Plan), redemption will occur on the earlier of (i) “separation from service” as defined under Internal Revenue Code Section 409A, or (ii) within 90 days of the U.S. Eligible Participant’s death.  Redemptions under the DSU Plan may be settled in Common Shares issued from treasury, Common Shares purchased by the Company on the open market for delivery to the Participant, cash, or any combination of the foregoing, subject to the restrictions set forth in the DSU Plan.

Maximum Number of Common Shares Issuable

The maximum number of Common Shares reserved and available for issuance from treasury under the DSU Plan is a variable number equal to one percent (1%) of the issued and outstanding Common Shares of the Company (on a non-diluted basis) from time to time. As of March 10, 2023, one percent (1%) of the issued and outstanding Common Shares represents 3,339,827 Common Shares reserved and available for issuance under the DSU Plan.

The DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one-year period, will not exceed 10% of the total number of outstanding Common Shares.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any Participant under the DSU Plan except by will or laws of descent and distribution.

New Plan Benefits

The benefits that will be awarded or paid under the DSU Plan cannot currently be determined. The amount of DSUs paid under the DSU Plan is dependent on the level of Annual Base Compensation as determined by the Board, the election of the individual Participants, and the Share Price at the end of each fiscal quarter. As of March 10, 2023, the closing price of a Common Share on the TSX was C$7.39, and the closing price of a Common Share on the NYSE American was $5.32.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Amendments to the DSU Plan

The DSU Plan provides that the Board may at any time, and from time to time, and without Shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan including amendments of a “clerical” or “housekeeping” nature;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan;

(c)	amendments to the termination provisions of the DSU Plan;

(d)	amendments necessary or advisable because of any change in applicable securities laws;

(e)	amendments to the transferability of DSUs provided for in the DSU Plan;

(f)	amendments relating to the administration of the DSU Plan; or

(g)	any other amendment, fundamental or otherwise, not requiring Shareholder approval under applicable laws or the rules of the Toronto Stock Exchange or the NYSE American;

provided, however, that:

1)

no such amendment of the DSU Plan may be made without the consent of each affected Participant in the DSU Plan if such amendment would adversely affect the rights of such affected Participant(s) under the DSU Plan; and

2)	Shareholder approval shall be obtained in accordance with the requirements of the TSX and the NYSE American for any amendment:

(i)	to increase the maximum number of Common Shares which may be issued under the DSU Plan;

(ii)	to the amendment provisions of the DSU Plan; or

(iii)	to the definition of “Participant”.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to DSUs awarded under the DSU Plan. The following description applies to DSUs that are subject to U.S. federal income tax. The grant of DSUs and the crediting of DSUs to a Participant’s DSU Account should not result in taxable income to the Participant at the time of grant. When DSUs are paid out, the Participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A Participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Participant recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. To the extent that a Participant’s DSUs are subject to U.S. federal income tax and to taxation under the Income Tax Act (Canada), DSUs awarded under the DSU Plan are intended to comply with Section 409A of the Internal Revenue Code and to avoid adverse tax consequences under paragraph 6801(d) of the regulations under the Income Tax Act (Canada). To that end, the DSU Plan includes certain forfeiture provisions that could apply to DSUs awarded under the DSU Plan in limited circumstances.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Burn Rate

The DSU Plan burn rate for each of the three most recently closed fiscal years is shown in the following table. These burn rates for past fiscal years are not necessarily indicative of future burn rates.

Deferred Share Unit Plan
Fiscal Year	Burn Rate
2020	0.01%
2021	0.01%
2022	0.01%

Shareholder Approval

On November 16, 2022, the Board approved an amendment to amend the timeline for redemption of deferred share units for participants who are not U.S. Eligible Participants (as that term is defined in the DSU Plan).  There was not change to the timeline for redemption of deferred share units for U.S. Eligible Participants.  This amendment to the DSU Plan was submitted to the TSX for approval, and approval was obtained on December 1, 2022.  This amendment to the DSU Plan did not require the approval of Shareholders.

The TSX rules require Shareholder approval of all unallocated entitlements under the Deferred Share Unit Plan (the “DSU Plan”) every three years. Shareholders last approved the unallocated entitlements under the DSU Plan at the Company’s annual meeting held in 2020 and accordingly, Shareholders will be asked at the Meeting to pass a resolution approving all unallocated entitlements under the DSU Plan (the “DSU Plan Resolution”), the full text of which is set out in Appendix F to this Circular.

In order to be approved, the DSU Plan Resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting.  Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

In the event the DSU Plan Resolution is not passed by the requisite number of votes cast at the Meeting, the Company will not be able to settle any DSU awards granted after the date of the Meeting through the issuance of Common Shares from treasury.  Previously allocated entitlements under the DSU Plan will continue unaffected by the approval or disapproval of the resolution to approve the DSU Plan, and settlement of DSU awards granted after the Meeting through the delivery of Common Shares purchased in the open market pursuant to the terms of the DSU Plan or through the payment of cash will still be possible. Any entitlements that have been terminated, cancelled or that have expired will not be available for re-granting.

The board has unanimously concluded that approval of all unallocated entitlements under the DSU plan is in the best interest of the Company and its Shareholders and recommends that Shareholders vote in favor of the DSU Plan resolution. The Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favor of the DSU Plan resolution. In the absence of a contrary instruction, the person(s) designated by management of the company in the form of proxy intend to vote for the DSU Plan resolution.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Non-Binding Advisory Vote on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, gives our Shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation received by Gregory Lang and David Ottewell (together, the “Named Executive Officers” or “NEOs”) during fiscal year 2022. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Circular.

Our executive compensation program is designed to recruit and retain key individuals and reward them with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly. In order to align executive pay with both the Company’s performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short-term and long-term incentive programs to make executive pay dependent on the Company’s performance (also known as “at-risk compensation”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of their total compensation deemed “at-risk” increases. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Circular, which more thoroughly discusses how our compensation policies and procedures are aligned with our compensation philosophy.

We are asking our Shareholders to indicate their support for our NEO compensation as described in this Circular by voting FOR the following resolution:

BE IT RESOLVED, as an ordinary resolution, that the compensation paid to the named executive officers in fiscal year 2022, as disclosed in the Company’s 2023 Circular pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board or the Compensation Committee. Our Board and Compensation Committee value the opinions of our Shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs. The Board believes that submitting the non-binding vote on compensation of the Company’s NEOs to Shareholders on an annual basis is appropriate for the Company and its Shareholders at this time.

In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the approval of the non-binding resolution approving the compensation paid to the NEOs as disclosed in this Circular.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our Directors, Director nominees and executive officers. The term for each Director expires at the next annual meeting of Shareholders or at such time as a qualified successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the Director's written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earliest of the date the officer’s resignation becomes effective, the date a successor is appointed or the officer ceases to be qualified for that office, or the date the officer is terminated by the Board of Directors of the Company. The name, location of residence, age, and office held by each Director, Director nominee and executive officer, current as of March 10, 2023, has been furnished by each of them and is presented in the following table. Unless otherwise indicated, the address of each current Director, and executive officer in the table set forth on the following page is care of NOVAGOLD, 201 South Main Street, Suite 400, Salt Lake City, Utah 84111, United States.

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Advisors at 1-866-228-8818 or email them atcontactus@kingsdaleadvisors.com.

Committee Memberships
Name and Municipality of Residence	Position Held	Independent	AC	CC	SUS	CGN	E&T
Dr. Elaine Dorward-King Utah, USA Age: 65, Director Since: 2020	Director				C
Sharon Dowdall (1) Ontario, Canada Age: 70, Director Since: 2012	Director					C
Dr. Diane Garrett Texas, USA Age: 63, Director Since: 2017	Director
Dr. Thomas Kaplan New York, USA Age: 60, Director Since: 2011	Board Chair
Hume Kyle (2) Ontario, Canada Age: 62, Director Since: N/A	Director Nominee
Gregory Lang Texas, USA Age: 68, Director Since: 2012	Director, President and CEO
Kalidas Madhavpeddi Arizona, USA Age: 67, Director Since: 2007	Director			C
Kevin McArthur Nevada, USA Age: 68, Director Since: 2022	Director Nominee
Daniel Muñiz Quintanilla (2) Madrid, Spain Age: 49; Director Since: N/A	Director Nominee
Clynton Nauman (1) Washington, USA Age: 74, Director Since: 1999	Director						C
Ethan Schutt Alaska, USA Age: 49, Director Since: 2019	Director
Anthony Walsh British Columbia, Canada Age: 71, Director Since: 2012	Lead Director		C
Dawn Whittaker (2) Ontario, Canada Age: 62; Director Since: N/A	Director Nominee
David Ottewell Arizona, USA Age: 62, Officer Since: 2012	Vice President and CFO	n/a	n/a	n/a	n/a	n/a	n/a
(1)	Ms. Dowdall and Mr. Nauman are not standing for re-election to the Board at the 2023 Meeting.
(2)	Mr. Kyle, Mr. Muñiz and Ms. Whittaker, if elected, will be appointed to committee assignments at a Board meeting following the 2023 Meeting.

C Committee Chair AC Audit Committee CC Compensation Committee	SUS Sustainability Committee CGN Corporate Governance and Nominations Committee E&T Engineering and Technical Committee

The Securities Held listed below for each Director nominee and NEO are as of November 30, 2022. Determination of whether each person meets the share ownership guidelines is determined by calculating the number of Common Shares and DSUs, if applicable, owned by each person, multiplied by the closing price of the Common Shares on November 30, 2022 on the NYSE American.

Elaine Dorward-King, Ph.D.
Independent Director Since 2020

Dr. Elaine Dorward-King has spent the majority of her career in mining, most recently serving as a non-executive director of four listed mining companies.  From March 2013 until June 2019, she served as Newmont Mining Corporation’s (“Newmont”) Executive Vice President of Sustainability and External Relations, and from June 2019 until January 2020 she served as Newmont’s Executive Vice President of Environmental, Social and Governance Strategy. Prior to joining Newmont, Dr. Dorward-King spent 20 years with Rio Tinto, one of the world’s largest diversified producers of metals and minerals, in general management and Environmental Health and Safety leadership roles. Dr. Dorward-King has over 30 years of leadership experience in creating and implementing sustainable development, safety, health and environmental strategy, and programs in mining, chemical, and engineering consulting sectors. Currently Dr. Dorward-King serves on the Board of Directors of Kenmare Resources plc, one of the world’s largest producers of mineral sands products, Great Lakes Dredge and Dock Company, LLC, the largest provider of dredging services in the United States, and Sibanye-Stillwater, a leading international precious metals mining company.

Dr. Dorward-King holds a bachelor’s degree from Maryville College and received a PhD in Analytical Chemistry from Colorado State University.

The Board has determined that Dr. Dorward-King should serve as a Director so the Company can benefit from her experience as an industry leader in the development and implementation of environmental health, safety and sustainability strategies, community relations, governmental affairs, external relations and her experience as a senior mining executive.

Dr. Dorward-King’s principal occupation for the last five years has been serving as a non-executive director (December 2019 – present) and Executive Vice President, Sustainability and External Relations at Newmont (2013 – January 2020).  She served as a non-executive director of Bond Resources Inc. from January 2020 until April 2021.

Areas of expertise include health, safety and sustainability, community relations, and corporate leadership.

	Overall Attendance 100%	Securities Held			Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
Board Compensation EHSS & Technical Sustainability (Chair)	4/4 5/5 2/2 2/2	Nil	8,041	$46,397	$128,400	36% (1)
(1)	Dr. Dorward-King was first elected to the Board in May 2020 and has until May 2025 to meet the Share Ownership Guidelines.

Diane Garrett, Ph.D.
Independent Director Since 2018

Dr. Garrett, a Director of the Company, is the President and CEO of Hycroft Mining Holding Corporation (“Hycroft”), owner operator of the gold-silver Hycroft Mine in Northern Nevada. She has more than 20 years of senior management and financial expertise in natural resources. Prior to joining Hycroft, Dr. Garrett was the President and CEO of Nickel Creek Platinum Corp. (“NCP”). Before that, Dr. Garrett held the position of President and CEO of Romarco Minerals Inc. (“Romarco”), taking the multi-million-ounce Haile Gold Mine project from discovery to construction. Prior to that, she held numerous senior positions in public mining companies including VP of Corporate Development at Dayton Mining Corporation and VP of Corporate Development at Beartooth Platinum Corporation. Early in her career, Dr. Garrett was the Senior Mining Analyst and Portfolio Manager in the precious metals sector with US Global Investors. Dr. Garrett received her Ph.D. in Engineering and her Masters in Mineral Economics from the University of Texas at Austin. The Board has determined that Dr. Garrett should serve as a Director due to her significant experience: permitting, developing, and constructing gold mines, moving a precious-metals mining company from the development stage to the successful producer stage, as a senior executive in mining companies, and her technical expertise.

Dr. Garrett currently serves as the President and CEO of Hycroft and has held that position since September 2020. She also currently serves as a director of Hycroft. From 2012 to 2018 Dr. Garrett served as a director of TriStar Gold.  From June 2016 until September 2020, Dr. Garrett served as a director and as President and CEO of NCP. Dr. Garrett served as the President, CEO and as a director of Romarco from November 2002 until October 2015. Romarco was acquired by OceanaGold in 2015, at which time Dr. Garrett became a director and consultant to OceanaGold before joining NCP in June 2016. Dr. Garrett also served as Chair of the board of directors of Revival Gold from January 2018 until December 31, 2019.

Areas of expertise include engineering, mining, finance and corporate leadership.

	Overall Attendance 100%	Securities Held			Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
Board EHSS & Technical Engineering & Technical Governance & Nominations	4/4 2/2 2/2 4/4	7,100	13,748	$120,293	$128,400	100% (2)
(2)

Dr. Garrett exceeded the Share Ownership Guidelines as of November 30, 2020, and since her share ownership has not decreased (and has, in fact, increased) since that date, she is deemed to meet the Company’s Share Ownership Guidelines for Directors.

Thomas Kaplan, Ph.D.
Non-Independent Director Since 2011

Dr. Kaplan is Chairman of the Board of the Company and is also Chairman, Chief Investment Officer and Chief Executive Officer of The Electrum Group, a privately held global natural resources investment management company which manages the portfolio of Electrum. Electrum and its affiliates are collectively the largest Shareholder of the Company. Dr. Kaplan is an entrepreneur and investor with a track record of both creating and unlocking shareholder value in public and private companies. Dr. Kaplan served as Chairman of Leor Exploration & Production LLC, a natural gas exploration and development company founded by Dr. Kaplan in 2003. In 2007, Leor’s natural gas assets were sold to EnCana Oil & Gas USA Inc., a subsidiary of Encana Corporation, for $2.55 billion. Dr. Kaplan holds bachelors, masters, and doctoral degrees in History from Oxford University. The Board has determined that Dr. Kaplan should serve as the Director and Chairman to gain from his experience as a developer of and investor in mining companies as well as oil and gas companies, and because of his significant beneficial ownership in the Company.

Dr. Kaplan’s principal occupation is Chairman and Chief Executive Officer of The Electrum Group. From March 2011 to January 2018, Dr. Kaplan served as the Chairman and Chief Investment Officer of The Electrum Group. In January 2018, Dr. Kaplan became the Chairman, Chief Investment Officer and Chief Executive Officer of The Electrum Group. Dr. Kaplan served as Chair of the Board of Sunshine Silver Mines Corporation (now known as Gatos Silver, Inc.), a privately held company, from January 2020 through October 2020.

Areas of expertise include: finance, mergers and acquisitions, mining industry.

	Overall Attendance 100%	Securities Held			Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
Board (Chair)	4/4	286,977 (3)	84,006	$2,140,572	128,400	1,667%
(3)	See description of Electrum’s holdings and Dr. Kaplan’s relationship with Electrum under “Voting Shares and Principal Holders Thereof.”

Hume Kyle, CPA, CA, CFA
Independent Director Nominee

Mr. Kyle is a CPA, CA, CFA, with over 35 years of private sector and public accounting experience, including over 25 years working with mining, energy  and other natural resources companies in senior management and board roles.  Mr. Kyle recently retired from his role as Executive Vice President and Chief Financial Officer of Dundee Precious Metals Inc., a multi-national gold mining company, where he served from 2011 to 2022.  Prior to that Mr. Kyle was Vice President, Treasurer and Controller of TransAlta Corporation, a multi-national power generation and wholesale marketing company, from 2009 to 2011, and Vice President, Finance and Chief Financial Officer of Fort Chicago Energy Partners L.P., a pipeline, natural gas liquids processing, and power company, from 2003 to 2009.  Mr. Kyle also held increasingly senior finance and accounting roles at Nexfor Inc., Noranda Inc., Deloitte & Touche, and Price Waterhouse & Co.  Additionally, Mr. Kyle served on the boards of Stornoway Diamond Corporation (2014 to 2019), Alliance Pipeline (2004 to 2009), Aux Sable (2004 to 2009), and the Canadian Association of Income Funds (2005 to 2009), serving on several committees, including the Audit Committee, as Chair.  Mr. Kyle holds a Bachelor of Arts degree in Economics and Accounting from the University of Western Ontario, a Graduate Diploma in Public Accounting from McGill University, a CA designation from the Canadian Institute of Chartered Accountants, a CFA designation from the Institute of Chartered Financial Analysts, and a ICD.D designation from the Institute of Corporate Directors.

The Board has determined that Mr. Kyle should serve as a Director to benefit from his extensive senior executive and board experience working with large, publicly-traded, capital intensive, multi-national companies operating in the mining, energy and natural resource sectors, as well as his expertise in a broad range of areas, including finance, international accounting and financial reporting, corporate strategy, business planning and performance management, taxation, risk management, mergers and acquisitions, and corporate communications, leadership and governance.

	Securities Held			Share Ownership Guidelines
	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
	Nil	Nil	Nil	N/A	N/A

Gregory Lang
Non-Independent Director Since 2012

Mr. Lang is President and Chief Executive Officer of the Company. Mr. Lang has over 35 years of diverse experience in mine operations, project development and evaluation, including time as President of Barrick Gold North America, a wholly-owned subsidiary of Barrick Gold Corporation (“Barrick”). Mr. Lang held progressively responsible operating and project development positions over his 10-year tenure with Barrick and, prior to that, with Homestake Mining Company and International Corona Corporation, both of which are now part of Barrick. He holds a Bachelor of Science in Mining Engineering from the University of Missouri-Rolla and is a graduate of the Stanford University Executive Program. The Board has determined that Mr. Lang should continue to serve as a Director to gain his insight as an experienced mine engineer, as well as his expertise in permitting, developing and operating large-scale assets, and as a successful senior executive of other large gold-mining companies.

Mr. Lang served as the President of Barrick Gold North America until December 2011 and has served as the Company’s President and Chief Executive Officer since January 2012.

During the most recent five years, Mr. Lang has served, and continues to serve, as a director of Trilogy Metals Inc.

Areas of expertise include: mining operations, mine development and evaluation, mine permitting, corporate leadership and mining industry.

	Overall Attendance 100%	Securities Held				Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	PSUs #	Value of Common Shares Held as of 11/30/2022 $	Total $	% Met
Board EHSS & Technical Engineering & Technical Corporate Communications Sustainability	4/4 2/2 2/2 1/1 2/2	2,016,702	Nil	576,100	$11,636,371	$4,031,500	289% (4)
(4)

Mr. Lang has exceeded his share ownership requirement as President and Chief Executive Officer as of November 30, 2022 based upon an amount equal to five times his annual salary as of November 30, 2022. See “Executive Share Ownership” for details on the share ownership guidelines applicable to Mr. Lang. PSUs are not included in determining whether an NEO meets the Share Ownership Guidelines.

Kalidas Madhavpeddi
Independent Director Since 2007

Mr. Madhavpeddi, a Director of the Company, has 40 years of international experience in corporate strategy, mergers and acquisitions, government relations, marketing, mining engineering and capital. He is currently the President of Azteca Consulting LLC, an advisory firm to the metals and mining sector, a position he has held since 2006. From 2010 to 2018 he was CEO of China Molybdenum International, the overseas arm of a HK listed global producer of copper, gold, cobalt, phosphates, niobium and molybdenum. His extensive career in the mining industry includes over 25 years at Phelps Dodge Corporation (now Freeport-McMoRan), as Senior Vice President and contemporaneously the President of Phelps Dodge Wire & Cable. Mr. Madhavpeddi is an alumnus of the Indian Institute of Technology, Madras, India; the University of Iowa and the Harvard Business School. The Board has determined that Mr. Madhavpeddi should serve as a Director to benefit from his long-term experience in the mining industry working as an executive in global corporate development, exploration, mergers and acquisitions, joint ventures and finance.

Mr. Madhavpeddi currently serves as a director of Dundee Precious Metals (since February 1, 2021), Glencore plc (since February 4, 2020) and Trilogy Metals Inc. (since 2012). Mr. Madhavpeddi previously served as the CEO of China Molybdenum International from September 2008 until April 2018, as Chairman of the Board of Namibia Rare Earths from 2010 until 2016, and as a director of Capstone Mining from 2012 until April 2019.

Areas of expertise include: corporate strategy, mergers and acquisitions, mining operations, exploration and capital, marketing and sales, corporate leadership and human resources/compensation.

	Overall Attendance 100%	Securities Held			Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
Board Compensation (Chair) EHSS & Technical Sustainability	4/4 5/5 2/2 2/2	135,556	45,651	$1,045,564	$128,400	814%

Kevin McArthur
Independent Director Since 2022

Mr. McArthur has over 40 years of experience focused on mining operations, corporate development and executive management.  He currently serves as a non-executive director of Royal Gold, Inc. and First Quantum Minerals Ltd.  Mr. McArthur recently served as non-executive Chair of Boart Longyear Limited from 2019 to 2021, non-executive director of Pan American Silver Corporation from 2019 to 2020, Chief Executive Officer of Tahoe Resources Inc. from 2009 to 2015 and as Executive Chair from 2015 to 2019.  His prior experience includes serving as CEO of Goldcorp Inc. from 2006 to 2008 and CEO of Glamis Gold Ltd. from 1999 to 2006.  His earlier career focused on mine operations and project development with Glamis Gold, BP Minerals and Homestake Mining Company.  Mr. McArthur obtained a degree in Mining Engineering from the University of Nevada in 1979.

The Board has determined that Mr. McArthur should serve as a Director to gain from his experience with the design, construction and start up of some of the largest and most innovative projects in the mining industry, his corporate development experience, and his experience as a senior mining executive.

Areas of expertise include: mine development and operations, corporate leadership, business development, corporate governance, human resources and compensation.

	Overall Attendance 80%	Securities Held			Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
Board Engineering & Technical Governance & Nominations	2/2 1/2 1/1	Nil	1,258	$7,259	$128,400	6% (5)
(5)	Mr. McArthur was first elected to the Board in May 2022 and has until May 2027 to meet the Share Ownership Guidelines.

Daniel Muñiz Quintanilla
Independent Director Nominee

Mr. Muñiz has more than 25 years of experience in international law, capital markets, and finance in the mining, logistics and infrastructure industries.  He currently serves as a founding partner of Whetstone Resources, a private base and EV metals acquisition company; Executive Chair of privately held Mineral Adularia, and Executive Vice-Chair of Sunshine Silver which is also privately held.  Mr. Muñiz currently serves as a member of the board of directors of Brookfield Infrastructure Partners LP, Hudbay Minerals Inc., and Gatos Silver Inc.

Mr. Muñiz served as the Managing Director (CEO) and Executive Vice Chair of Americas Mining, the holding company of the mining division of Grupo Mexico from 2014 to 2018, as Managing Director (CEO) of Industrial Minera Mexico, the underground mining division of Grupo Mexico from 2010 to 2014, and as Chief Financial Officer of Grupo Mexico from 2007 to 2010.  He holds a law degree from Universidad Iberoamericana, a master’s degree in law from Georgetown University, and a master’s degree in business administration from Instituto de Empresa.

The Board has determined that Mr. Muñiz should serve as a Director to benefit from his experience as an executive and director of various mining and infrastructure firms in the areas of capital markets, mergers and acquisitions, finance, and corporate leadership.

	Securities Held			Share Ownership Guidelines
	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
	Nil	Nil	Nil	N/A	N/A

Ethan Schutt
Independent Director Since 2019

Mr. Schutt, a Director of the Company, is Executive Vice President and General Counsel for Bristol Bay Native Corporation (BBNC). BBNC is an Alaska Native Claims Settlement Act (ANCSA) corporation dedicated to the economic and social well-being of its Alaska Native shareholders with resources generated from its lands and businesses. Prior to joining BBNC in April 2021, Mr. Schutt served as the CEO of Alaska Native Resource Development, LLC, an Alaska Native Tribal Health Consortium (ANTHC) company. ANTHC provides health services for Alaska Native people, as well as training, health education, disease and injury prevention, and rural water and sewer construction. Previously Mr. Schutt served as the Chief of Staff of ANTHC. Prior to joining ANTHC, Mr. Schutt first served as General Counsel, and later became the Senior Vice President of Land and Energy Development, for Cook Inlet Region Inc. (CIRI). Like BBNC, CIRI is an ANCSA corporation dedicated to the economic and social well-being of its Alaska Native shareholders with resources generated from its lands and businesses. As CIRI’s Senior Vice President of Land and Energy Development, he led a team of professionals that managed CIRI’s ANCSA lands including the exploration and leasing of those lands for oil and gas, mineral and other natural resource development.  He also directed CIRI’s efforts in developing renewable and alternative energy projects.  Mr. Schutt previously served as a member of the board of Doyon, Limited and served as General Counsel for Tanana Chiefs Conference.  Mr. Schutt is an expert on ANCSA lands and resources and historically taught a class on the topic at the University of Alaska Anchorage.  Mr. Schutt holds a Bachelor of Science degree with honors in mathematics from Washington State University and a Juris Doctor degree from Stanford Law School.  The Board has determined that Mr. Schutt should serve as a Director to gain from his experience working on Alaska Native health matters, his experience as a senior resource development executive, his legal, corporate governance and external communications expertise, and his expert understanding and knowledge of ANCSA and of Alaska.

Mr. Schutt’s principal occupations for the last five years have been Executive Vice President and General Counsel of BBNC (April 2021 – present), CEO of Alaska Native Resource Development, LLC (2020-April 2021), Chief of Staff of ANTHC (2018 – 2020), and Senior Vice President, Land and Energy Development of CIRI (2008 – 2018). Mr. Schutt also serves as a Trustee and Chairman for the Board of Trustees of the Alaska Permanent Fund Corporation, Alaska’s state sovereign wealth fund.

Areas of expertise include: resource development, health and sustainability, legal, communications, corporate leadership, corporate governance, ANCSA and doing business in Alaska.

	Overall Attendance 93%	Securities Held			Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
Board Audit Corporate Communications Governance & Nominations Sustainability	4/4 4/4 1/1 3/4 2/2	Nil	9,092	$52,461	$128,400	41% (6)
(6)	Mr. Schutt was first elected to the Board in May 2019 and has until May 2024 to meet the Share Ownership Guidelines.

Anthony Walsh, CPA, CA
Independent Director Since 2012

Mr. Walsh, a Director of the Company and Certified Public Accountant, has over 20 years of international experience in the field of exploration, mining and development. He was previously the President and CEO of Sabina Gold & Silver Corp. (“Sabina”) (2008-2011). Prior to joining Sabina, Mr. Walsh was President and CEO of Miramar Mining Corporation (1999-2007), Vice-President and CFO of Miramar Mining Corporation (1995-1999), the Senior Vice-President and CFO of a computer leasing company (1993-1995), and the CFO and Senior Vice-President, Finance of International Corona Mines Ltd., a major North American gold producer (1989-1992). From 1985 to 1989 he was Vice-President, Finance of International Corona Mines Ltd., and from 1973 to 1985 Mr. Walsh held various positions at Deloitte, Haskins & Sells, a firm of Chartered Accountants. Mr. Walsh graduated from Queen's University (Canada) in 1973 and became a member of The Canadian Institute of Chartered Accountants in 1976. Mr. Walsh joined the Board on March 19, 2012. The Board has determined that Mr. Walsh should serve as a Director to benefit from his experience as a senior executive in a variety of global mining companies and international accounting firms, as well as his expertise in finance, international accounting, corporate leadership and corporate governance.

Mr. Walsh has been retired since 2011, but currently serves as a director of Sabina and Dundee Precious Metals Ltd. Mr. Walsh previously served on the board of TMX Group Inc. (May 2012- May 2018), Avala Resources Ltd., (July 2010 - April 2016), Quaterra Resources Ltd. (June 2012 – March 2015), Dunav Resources Limited (July 2010 - March 2013), and on the board of Stornoway Diamonds Limited (September 2004 - November 2012).

Areas of expertise include corporate development, finance, accounting, mergers and acquisitions, corporate governance, corporate regulation, mining industry, and corporate leadership.

	Overall Attendance 100%	Securities Held			Share Ownership Guidelines
Board / Committee Membership	Regular Meeting	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
Board (Lead Director) Audit (Chair) Compensation	4/4 4/4 5/5	Nil	40,801	$235,422	$128,400	183%

Dawn Whittaker
Independent Director Nominee

Ms. Whittaker has more than 30 years of experience as a lawyer working in capital markets, mergers and acquisitions, corporate finance and corporate governance.  She currently serves as the Independent Board Chair of Triple Flag Precious Metals Corp. and is a member of the Board of Sierra Metals Inc.  She previously served on the Boards of Detour Gold (2018-2020) and Kirkland Lake Gold (2012-2016).  Ms. Whittaker is currently Vice President of the Board of Directors of The Badminton and Racquet Club of Toronto and a former member of the Board of Directors of the Canadian Mental Health Association, Ontario Division.

Prior to her retirement in 2018, she was a senior partner at Norton Rose Fulbright, a global law firm, where she was the national leader of the firm’s Mining and Commodities Team in Canada from 2012 to 2015 and a member of the firm’s Canadian partnership Committee from 2014 to 2017.  Ms. Whittaker also previously served on the Continuous Disclosure Advisory Committee of the Ontario Securities Commission.  She holds a Bachelor of Arts (Honours) and a Bachelor of Laws (LL.B.) from Queen’s University.

The Board has determined that Ms. Whittaker should serve as a Director to benefit from her significant experience as a lawyer and board member of various mining industry firms as well as her expertise in the areas of corporate governance, capital markets, mergers and acquisitions, and corporate finance.

	Securities Held			Share Ownership Guidelines
	Common Shares #	DSUs #	Value of Securities Held as of 11/30/2022 $	Total $	% Met
	Nil	Nil	Nil	N/A	N/A

David Ottewell, CA
Vice President and Chief Financial Officer Officer Since 2012

Mr. Ottewell joined the Company on November 13, 2012, as its Vice President and Chief Financial Officer. In this role, Mr. Ottewell is responsible for all aspects of the Company’s financial management. Mr. Ottewell is a highly accomplished financial executive, with over 30 years of mining industry experience. Prior to joining the Company, he served as Vice President and Controller for Newmont Mining Corporation where he was employed since 2005, and prior to that, had a 16-year career with Echo Bay Mines Ltd., a prominent precious metals mining company with multiple operations in the Americas. Mr. Ottewell holds a Bachelor of Commerce degree from the University of Alberta and is a member of the Chartered Professional Accountants of Alberta.

Areas of expertise include: global accounting and finance, corporate disclosure, financial regulation, and mining industry.

	Securities Held			Share Ownership Guidelines
	Common Shares #	PSUs #	Value of Common Shares Held as of 11/30/2022 $	Total $	% Met
	790,667	205,300	$4,562,149	$892,200	511% (7)
(7)

Mr. Ottewell has exceeded his share ownership requirement as Vice President and Chief Financial Officer as of November 30, 2022 based upon an amount equal to two times his annual salary as of November 30, 2022. See “Executive Share Ownership” for details on the share ownership guidelines applicable to Mr. Ottewell. PSUs are not included in determining whether an NEO meets the Share Ownership Guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of March 10, 2023 by:

●	the Company’s NEOs;

●	the Company’s Directors and nominees;

●	all of the Company’s executive officers and Directors as a group; and

●	each person who is known by the Company to beneficially own more than 5% of the Company’s issued and outstanding Common Shares.

Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the shares shown. The Company’s Directors and NEOs do not have different voting rights from other Shareholders.

Name	Business Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Gregory Lang President & CEO, Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	3,958,316 (3)	1.19%
David Ottewell Vice President & CFO	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	1,152,696 (4)	*
Thomas Kaplan Chairman of the Board	535 Madison Avenue, 12th Floor New York, NY 10022 USA	85,131,582 (5)	25.49%
Elaine Dorward-King Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	118,318 (6)	*
Sharon Dowdall Director	400 Burrard Street, Suite 1860 Vancouver, BC V6C 3A6 Canada	240,620 (7)	*
Diane Garrett Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	310,058 (8)	*
Hume Kyle Director Nominee	400 Burrard Street, Suite 1860 Vancouver, BC V6C 3A6 Canada	0	*
Kalidas Madhavpeddi Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	370,417 (9)	*
Kevin McArthur Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	3,168	*

Name	Business Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Daniel Muñiz Quintanilla Director Nominee	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	0	*
Clynton Nauman Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	377,531 (10)	*
Ethan Schutt Director	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	207,002 (11)	*
Anthony Walsh Lead Director	400 Burrard Street, Suite 1860 Vancouver, BC V6C 3A6 Canada	177,812 (12)	*
Dawn Whittaker Director Nominee	400 Burrard Street, Suite 1860 Vancouver, BC V6C 3A6 Canada	0	*
All Directors, nominees and executive officers as a group (17 persons)		9,619,504	2.88%
Electrum Strategic Resources LP	535 Madison Avenue, 12th Floor New York, NY 10022 USA	84,569,479 (13)	25.32%
FMR LLC	245 Summer Street Boston, MA 02210 USA	24,142,055 (14)	7.23%
Paulson & Co. Inc.	1251 Avenue of the Americas New York, NY 10020 USA	22,226,300 (15)	6.65%
BlackRock, Inc.	55 East 52nd Street New York, NY 10055 USA	20,670,060 (16)	6.19%
First Eagle Investment Management, LLC	1345 Avenue of the Americas New York, NY 10105 USA	18,876,283 (17)	5.65%

(1)

Under applicable U.S. securities laws, a person is considered to be the beneficial owner of securities they own (or certain persons whose ownership is attributed to them) or securities that the person can acquire within 60 days, including upon the exercise of options, warrants or convertible securities.

(2)

Based on 333,982,678 Common Shares outstanding as of March 10, 2023, and includes any Common Shares deemed to be beneficially owned pursuant to options that are exercisable within 60 days of March 10, 2023.

(3)	Includes 1,981,634 stock options exercisable within 60 days of March 10, 2023.
(4)	Includes 360,367 stock options exercisable within 60 days of March 10, 2023.
(5)

Includes 84,569,479 Common Shares held by Electrum and an affiliate. Dr. Kaplan is the Chairman and Chief Executive Officer of The Electrum Group and thereby may be deemed to have shared voting and investment power over such shares. Dr. Kaplan disclaims beneficial ownership in such shares except to the extent of a minor pecuniary interest. Also includes 187,301 stock options exercisable within 60 days of March 10, 2023.

(6)	includes 108,368 stock options exercisable within 60 days of March 10, 2023.
(7)	Includes 195,101 stock options exercisable within 60 days of March 10, 2023.
(8)	Includes 287,301 stock options exercisable within 60 days of March 10, 2023.
(9)	Includes 187,301 stock options exercisable within 60 days of March 10, 2023.
(10)	Includes 187,301 stock options exercisable within 60 days of March 10, 2023.
(11)	Includes 196,001 stock options exercisable within 60 days of March 10, 2023.
(12)	Includes 135,101 stock options exercisable within 60 days of March 10, 2023.

(13)

According to a Schedule 13D/A filed with the SEC on December 31, 2012, each of Electrum, The Electrum Group, Electrum Global Holdings LP, TEG Global GP Ltd, Leopard Holdings LLC and GRAT Holdings LLC have shared voting and dispositive power over 79,569,479 Common Shares. In addition, GRAT Holdings LLC has sole voting and dispositive power over 5,000,000 Common Shares. Electrum Global Holdings LP is the owner of all limited partnership interests of Electrum and all of the equity interests of Electrum Strategic Management LLC, the general partner of Electrum. TEG Global GP Ltd is the sole general partner of, and The Electrum Group is the investment adviser to, Electrum Global Holdings LP. The Electrum Group possesses voting and investment power with respect to assets of Electrum, including indirect investment discretion with respect to the Common Shares held by Electrum. GRAT Holdings LLC indirectly controls Electrum through Leopard Holdings LLC. The investment committee of GRAT Holdings LLC exercises voting and investment decisions on behalf of GRAT Holdings LLC. The address listed in such filing of Leopard Holdings LLC and GRAT Holdings LLC is 535 Madison Avenue, 12th Floor, New York, New York 10022 and the address listed in such filing of the Electrum Group, Electrum Global Holdings LP and TEG Global GP Ltd is 700 Madison Ave., 5th Floor, New York, New York 10065. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also Chairman and Chief Executive Officer of The Electrum Group. Mr. Kaplan disclaims beneficial ownership in the Electrum shares except to the extent of a minor pecuniary interest.

(14)

According to a Schedule 13G/A filed with the SEC on February 9, 2023, FMR LLC has sole voting power over 24,140,076 of the shares and sole dispositive power over 24,142,055 of the shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No one other person’s interest in the shares is more than 5% of the outstanding shares of the Company.

(15)	According to a Schedule 13G/A filed with the SEC on February 16, 2021, Paulson & Co. Inc. has sole voting and dispositive power over all such shares.
(16)

According to a Schedule 13G/A filed with the SEC on February 1, 2023, BlackRock, Inc. has sole voting power over 20,102,823 of the shares and sole dispositive power over 20,670,060 of the shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares. No one other person’s interest in the shares is more than 5% of the outstanding shares of the Company.

(17)	According to a Schedule 13G filed with the SEC on February 9, 2023, First Eagle Investment Management, LLC has sole voting and dispositive power over all such shares.

*	Percentage of Common Shares beneficially owned or over which control or direction is exercised is less than 1%.

As of March 10, 2023, there were approximately 584 registered holders of the Company’s Common Shares.

The Company has no knowledge of any other arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a Change of Control of the Company.

Meetings of the Board and Board Member Attendance at the Annual Meeting

During the fiscal year ended November 30, 2022, the Board held four meetings. None of the incumbent Directors attended fewer than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which each Director serves.

Board members are not required to attend the annual general meeting; however, the following eleven Directors attended the Company’s annual meeting of shareholders held virtually on May 18, 2022: Elaine Dorward-King, Sharon Dowdall, Diane Garrett, Thomas Kaplan, Gregory Lang, Igor Levental, Kalidas Madhavpeddi, Kevin McArthur, Clynt Nauman, Ethan Schutt and Anthony Walsh.

Legal Proceedings

Neither the Company nor any of its property is currently subject to any material legal proceedings or other adverse regulatory proceedings. We do not currently know of any material legal proceedings against us or our subsidiaries involving our Directors, proposed Directors, executive officers or Shareholders of more than 5% of our voting shares, affiliates of the Company, or any associate of any such Director, executive officer, affiliate of the Company or Shareholder, or any material interest adverse to the Company or our subsidiaries. None of our Directors, proposed Directors or executive officers has, during the past ten years, been involved in any material bankruptcy, criminal or securities law proceedings.

Cease Trade Order, Bankruptcy, Penalties and Sanctions

Except as disclosed in the section titled “Election of Directors” on pages 7-9 of this Circular, no proposed director of the Company is, as of the date hereof or was within ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as disclosed in the section titled “Election of Directors” on pages 7-9 of this Circular, no proposed director of the Company:

(a)

is, as of the date hereof or was within ten years before the date hereof, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

No proposed director of the Company has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Family and Certain Other Relationships

There are no family relationships among the members of the Board or the members of senior management of the Company. There are no arrangements or understandings with customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected. As of March 10, 2023, Electrum held 84,569,479 Common Shares, representing approximately 25.32% of the Company’s issued and outstanding shares. Pursuant to the Unit Purchase Agreement dated December 31, 2008 between the Company and Electrum, the Company provided Electrum with the right to designate an observer at all meetings of the Company’s Board and any committee thereof so long as Electrum and its affiliates hold not less than 15% of the Company’s Common Shares. Electrum designated Igor Levental as its observer at the Company’s Board meetings. In July 2010, the Company appointed Igor Levental as a Director of the Company. Mr. Levental died in June 2022.  In November 2011, Dr. Thomas Kaplan was appointed the Chairman of the Company’s Board. Dr. Kaplan is also the Chairman and Chief Executive Officer of The Electrum Group.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as described in this Circular, no (i) person who has been a Director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii) proposed nominee for election as a Director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, in any matter to be acted upon at the Meeting.

COMPENSATION DISCUSSION & ANALYSIS

Overview

The following section of the Circular presents information regarding the design, governance, and implementation of the Company’s compensation program. The Compensation Committee (referred to in this section as the “Committee”) regularly reviews executive compensation.

During 2012, the Company implemented a fundamental restructuring which repositioned the Company as a pure gold play focused on permitting and developing its 50%-owned Donlin Gold property, one of the world's largest known undeveloped open-pit gold deposits. The restructuring included the spinout of the Company’s non-core properties into Trilogy Metals Inc. (formerly known as NovaCopper Inc.) to the Company’s Shareholders, the hiring of Gregory Lang as President and CEO, and his recruitment of a new executive team with demonstrated experience in permitting, engineering, building and operating large, open-pit gold mines in remote locations.

Because of Donlin Gold’s unique attributes and the Company’s relationships with major international mining companies, the compensation program was designed to attract, retain, and incentivize individuals who have experience with complex, large-scale development properties and in senior management roles with large international mining companies.

The Board and management believe that every employee should be an owner of the Company because ownership is fundamental to aligning management’s and employees’ interests with those of Shareholders. As a result, share-based compensation is an important component of the Company’s compensation program. In August 2020, based on a recommendation from the Committee after a routine review of the Company’s executive and director compensation programs, the Board amended the Company’s share ownership guidelines to increase the minimum holding requirements for Directors and the President and CEO. The Directors’ minimum share ownership requirement increased from an amount equivalent to C$50,000 to three times the Directors’ annual retainer, or $142,800. The President and CEO’s minimum share ownership requirement increased from an amount equivalent to three times his annual base pay to five times his annual base pay.

In addition, the Company is committed to aligning management compensation with Shareholder interests through performance-based compensation. As Donlin Gold is in the development stage, the Company is not able to use typical operating company metrics (e.g., revenues, operating cash flow, production, costs, net income) as the basis for the performance-based components of its compensation program. The Committee worked extensively with management and with its compensation consultant, Mercer (Canada) Limited (“Mercer” or the “Compensation Consultant”), to define criteria for all aspects of the Company’s 2022 compensation program, including the performance-based compensation.

NOVAGOLD employees were instrumental in the achievement of important milestones relative to Donlin Gold in fiscal year 2022, including:

(i)	Completed the Donlin Gold 2022 drill program on time and under budget, even exceeding the goals of the original drill program to include additional holes and meters,

(ii)

Made progress in the Donlin Gold permitting program, including recommencement of the geotechnical work required to advance the application for the Alaska Dam Safety Certifications, completion of the application for a regularly scheduled renewal of the Alaska Pollutant Discharge Elimination System permit, and completion and public notice issuance of the application for a new air quality permit,

(iii)

Continued to assist with Donlin Gold’s community outreach planning and execution, including the completion of an additional three shared values statements (formerly called friendship agreements) for a total of eleven shared values statements with the Yukon-Kuskokwim (Y-K) villages of Nikolai, Crooked Creek, Sleetmute, Napaskiak, Tuluksak, Upper Kalskag, Akiachak, Akiak, Toksook Bay, Stony River, and Pilot Station, and

(iv)

Completed fifteen community investment projects in the Y-K region, including a waste backhaul event that Donlin Gold co-sponsored with more than a dozen Y-K regional partners that removed hazardous and electronic waste from more than 26 Y-K communities, and the annual Clean Up Green Up initiative.

Compensation Governance

The Committee is a standing committee of the Board and is appointed by and reports to the Board, with a mandate to assist the Board in fulfilling its oversight responsibilities related to the:

●	appointment, performance evaluation, and compensation of the Company's CEO and other executive officers of the Company;

●	succession planning relating to the CEO, other executive officers and other key employees, including appointments, reassignments, and terminations;

●	compensation structure for the CEO and other executive officers including annual, mid-term and long-term incentive plans involving share issuances or share awards;

●	determination of Director compensation; and

●	share ownership guidelines for the CEO, other executive officers, and Directors.

The charter of the Committee is available at www.novagold.com under the Governance tab. More information regarding the responsibilities and operation of the Committee and the process by which compensation is determined are discussed starting on page 50 in “Statement of Executive Compensation” and on page 86 under the heading “Non-Executive Director Compensation”.

For the year ended November 30, 2022, the Committee consisted of four independent Directors: Kalidas Madhavpeddi (Chair), Elaine Dorward-King, Sharon Dowdall and Anthony Walsh. All current members of the Committee are non-executive Directors of the Company and satisfy all applicable independence standards of the NYSE American. The Committee met five times in the fiscal year ended November 30, 2022. More information regarding the qualifications of each of the members of the Committee is provided in “Information Concerning the Board of Directors, Director Nominees, and Executive Officers” above.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Committee has directly engaged Mercer to provide specific support to the Committee in determining compensation for the Company’s officers and Directors, including during the most recently completed fiscal year. Such analysis and advice from the Compensation Consultant includes, but is not limited to, executive compensation policy (for example, the choice of companies to include in the Peer Group (as defined below) and compensation philosophy), total compensation benchmarking for the NEOs, and incentive plan design. In addition, this support has also consisted of: (i) the provision of general market observations throughout the year with respect to market trends and compensation governance issues; (ii) the provision of benchmark market data; and (iii) attendance at Committee meetings. Decisions made by the Committee, however, are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by the Compensation Consultant. In addition to this mandate, the Compensation Consultant provides general employee compensation consulting services to the Company; however, these services are limited in size and scope and are of significantly lesser value than those provided related to executive officer and Director compensation.

The Committee Chair pre-approves a Statement of Work provided by the Compensation Consultant prior to the start of the annual executive officer and Director compensation reviews, or any other special project. The Statement of Work confirms the work that the Compensation Consultant is asked to complete and the associated fees. The Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that the Compensation Consultant’s work for the Committee does not raise any conflict of interest. The Committee regularly assesses the performance of the Compensation Consultant and may, from time to time, determine that obtaining competitive proposals is appropriate.

The fees paid to the Compensation Consultant for services performed in fiscal year 2022 were C$61,050 to assist the Committee in developing the Company’s compensation policies and programs. In fiscal year 2021, Mercer was paid C$52,565 to perform similar services. The Compensation Consultant is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (MMC). Marsh Risk & Insurance Services (“Marsh”), an MMC affiliate, provides insurance broker services to the Company. The engagement of Marsh did not require or receive approval of the Board or the Committee. During the year ended November 30, 2022, Marsh billed the Company $221,024 for insurance brokerage services. The Committee also retained Mercer to conduct an executive retention and succession planning assessment that was completed during fiscal year 2022.  The fees paid to Mercer for the executive retention and succession planning assessment were C$39,000. With respect to the engagement of Mercer, the Committee considered various factors that may impact the independence of Mercer, including the amounts payable to Mercer and Marsh as described above, and whether any other relationships existed between Mercer or Marsh, on the one hand, and any executive officer of the Company or any member of the Board, on the other hand, and the Committee determined that a conflict of interest did not exist.

Risk Assessment of Compensation Policies and Practices

Annually, the Committee conducts a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. The design features and performance metrics of the Company’s cash and stock-based incentive programs, along with the approval mechanisms associated with each, are evaluated to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.

Checklist of Compensation Practices

WHAT WE DO	WHAT WE DON’T DO
✓ Base the vast majority of pay on performance; most compensation is therefore at-risk	x. No repricing or exchange of underwater stock options
✓ Align pay and performance	x. No special change of control provisions for executives
✓ Establish rigorous Company goals for annual incentive program	x. No excessive perquisites
✓ Prohibit hedging and pledging of Company stock	x. No special tax gross ups
✓ Include “double trigger” change of control provisions in equity plans	x. No guaranteed annual salary increases or bonuses
✓ Apply Clawback Policy to annual incentive program and equity awards	x. No plans that encourage excessive risk-taking

As part of the review, the following characteristics of the Company’s compensation policies and practices were noted as being characteristics that the Company believes reduce the likelihood of risk-taking by the Company’s employees, including the Company’s officers and non-officers:

●

The Company’s compensation mix is balanced among fixed components such as salary and benefits, and variable components such as an annual incentive program opportunity and long-term performance-based incentives, including PSUs and stock options.

●

The Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged the Compensation Consultant. The Compensation Consultant assists the Committee in reviewing executive compensation and provides advice to the Committee on an as-needed basis.

●

The annual incentive program for the executive management team, which includes each of the NEOs, is approved by the Board. Individual payments are based on a combination of quantitative and qualitative metrics, as well as discretionary factors. More information about the 2022 annual incentive program goals can be found on pages 61-68 of this Circular.

●	Stock-based awards for all employees are recommended by the Committee and approved by the Board.

●	The Board approves the compensation for the President and CEO based upon a recommendation by the Committee, which is comprised entirely of independent Directors.

●

The nature of the business in which the Company operates requires some level of risk-taking to acquire reserves and to develop mining operations in the best interest of all stakeholders. Consequently, the executive compensation policies and practices have been designed to encourage actions and behaviors directed toward increasing long-term value while limiting incentives that promote excessive risk-taking.

Based on this assessment, the Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Employees of NOVAGOLD, including NEOs, and Directors are not permitted to purchase financial instruments, including, for greater clarity, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the employee or Director. Additionally, the Company does not permit any employees or Directors to pledge Company securities to secure personal debts or loans.

Peer Group for 2022 Executive Compensation Planning

The Committee retained the Compensation Consultant to assist the Committee in determining appropriate levels for each of the three main components of total direct compensation for the Company’s Directors and NEOs for fiscal year 2022. The Compensation Consultant’s work encompasses a review of the Company’s executive compensation philosophies relative to a comparable group of mining companies using the publicly available filings of these peer companies.

A compensation peer group of mining companies was developed using the following selection criteria:

●	Canadian and/or U.S. listed companies;
●	market capitalization, enterprise value, and/or total assets similar to the Company;
●	gold, diversified metals and mining, or precious metals/minerals industry;
●	complexity of operation/business strategy relative to the Company; and
●	experienced, full-time executive team.

The Company considers the above selection criteria to be relevant because it results in a group of companies in our industry that are similar in size by market capitalization, enterprise value and/or assets (within a range of 33% to 300% that of NOVAGOLD), operating jurisdictions and/or stage of development.

During August 2021, based upon considerations of the selection criteria, stage of development and operating jurisdictions, the following peer group companies were selected after reviewing the company data below as of June 30, 2021, which was current information near the time the Company’s 2022 benchmarking peer group was selected. The Company’s 2022 benchmarking peer group below (collectively, the “Peer Group”) reflects no changes from the 2021 benchmarking peer group.

All values in C$ millions (1)

Company Name	Market Cap. (2)	Total Assets (3)	Revenue (3)	GICS Description (4)	Primary Mining Location(s)	1-yr TSR (5) %	3-yr TSR (5) %	5-yr TSR (5) %
Pan American Silver Corp.	$7,444	$4,315	$1,730	Silver	Mexico, Americas, Canada	-13%	16%	12%
B2Gold Corp.	$5,470	$4,364	$2,272	Gold	Burkina Faso, Côte d’Ivoire	-31%	17%	11%
Hecla Mining Company	$5,113	$3,407	$983	Silver	Canada, Mexico, US	129%	29%	8%
SSR Mining Inc.	$4,263	$6,766	$1,354	Gold	Americas	-33%	15%	3%
Alamos Gold Inc.	$3,720	$4,509	$1,113	Gold	Canada, Mexico, Turkey, US	-24%	9%	-3%
Coeur Mining, Inc.	$2,930	$2,192	$1,123	Gold	Int’l.	75%	5%	-4%
Centerra Gold Inc.	$2,792	$4,271	$2,196	Gold	Int’l.	-37%	10%	5%
Equinox Gold Corp.	$2,573	$3,544	$1,209	Gold	Americas	-43%	21%	-4%
MAG Silver Corp.	$2,458	$409	$0	Silver	Mexico	35%	22%	10%
Pretium Resources Inc.	$2,228	$1,544	$813	Gold	Canada	4%	7%	-4%
IAMGOLD Corporation	$1,740	$5,394	$1,623	Gold	Int’l.	-32%	-22%	-7%
OceanaGold Corporation	$1,654	$2,888	$655	Gold	Philippines, New Zealand, US	-26%	-13%	-13%
Seabridge Gold Inc.	$1,645	$656	$0	Gold	Canada	-9%	14%	3%
New Gold Inc.	$1,518	$2,850	$855	Gold	Australia, Mexico, Canada, US	21%	-7%	-17%
Torex Gold Resources Inc.	$1,224	$1,598	$1,089	Gold	Mexico	-33%	7%	-9%
NOVAGOLD RESOURCES INC.	$3,297	$274	$0	Gold	US	-20%	19%	5%
Percentile Rank	65%	0%	-			52%	79%	69%

Data source: Mercer

(1)	Financial figures in U.S. dollars have been converted to CAD using the Bank of Canada trailing twelve-month average exchange rate as of June 30, 2021: $1.000 USD = $1.283 CAD.
(2)	Market capitalization as of June 30, 2021.
(3)	Trailing 12-month revenue and most recently reported total assets.
(4)	S&P/JP Morgan Chase Global Industry Classification Code (GICS).
(5)	TSR denotes annualized Total Shareholder Return or change in share price adjusted for dividends for the 1, 3 and 5-year periods ended June 30, 2021.

Relative to the Peer Group, NOVAGOLD’s market capitalization was at the 65th percentile, and its asset value was at the nil percentile as of June 30, 2021, which was near the August 2021 date when the Peer Group for 2022 executive compensation planning was selected.

Peer Group for 2023 Executive Compensation Planning

The Committee followed a similar process for the selection of the peer group for 2023 executive compensation planning in the second half of fiscal year 2022. The 2023 benchmarking peer group is as follows:

Alamos Gold Inc. B2Gold Corp. Centerra Gold Inc. Coeur Mining Inc. Equinox Gold Corporation	Hecla Mining Company IAMGOLD Corporation MAG Silver Corporation New Gold Inc. OceanaGold Corp.	Pan American Silver Seabridge Gold Inc. SSR Mining Inc. Torex Gold Resources Inc.

Pretium Resources Inc. was removed from the peer group companies used for 2023 executive compensation planning due to its acquisition by Newcrest Mining in March 2022.  Otherwise, the 14 peer group companies for 2023 executive compensation planning are the same as the peer group companies used for 2022 executive compensation planning.

Statement of Executive Compensation

This Compensation Discussion and Analysis describes and explains the significant elements of the Company’s executive compensation program which were implemented during fiscal year 2022 to attract, retain, and incentivize the Company’s NEOs.

The Company’s NEOs during fiscal 2022 were:

●	Mr. Gregory Lang, President and CEO (CEO); and

●	Mr. David Ottewell, Vice President and CFO (CFO).

Executive Compensation Philosophy

NOVAGOLD has a pay-for-performance philosophy and the compensation programs of the Company are designed to attract and retain executive officers with the talent and experience necessary for the success of the Company. As directed by the Committee, the Company has a compensation philosophy to pay above the median of its Peer Group companies to attract and retain above average executive talent.

Why We Pay Above Median

Factors which influence this policy include the size and scale of the Company’s flagship Donlin Gold project, which is in an extremely remote location and is much larger, and likely more complex, than any asset owned by our Peer Group companies. Our executive compensation program acknowledges that managing these resources requires an executive team with extensive experience and skills in advancing significant deposits into production. Additionally, the Company works with senior mining partners as it advances its complex, large‑scale project and needs to attract and retain executives with specialized skills, knowledge, and experience which come from working for and with large mining companies. Such skills and knowledge include the areas of geology, engineering, logistical planning, preparation of feasibility studies, permitting, regulation, mine construction and operation, government and community affairs, compliance, marketing, finance, and accounting.

As part of its 2022 executive compensation planning, the Committee also referred to the compensation paid by senior mining companies to their incumbents in positions comparable to those held by the Company’s NEOs. Although not included in the Peer Group, the Committee also referenced the compensation packages of Barrick Gold Corporation, Newmont Corporation, Kirkland Lake Gold Ltd., and Kinross Gold Corporation, as: (i) the NEOs have previously worked for at least one of those senior mining companies, ii) to measure the competitiveness of the Company’s compensation programs, and (iii) the Committee considers those companies to be competitors for the Company’s executive talent. No changes to the Company’s compensation programs were made as a result of the supplemental review of the compensation programs of these senior mining companies. Ultimately, the Peer Group companies were selected to reflect the fact that the Company’s assets are in the development stage.

Our Annual Compensation Review Process

The Committee evaluates each officer position to establish skill requirements and levels of responsibility. The Committee, after referring to market information provided by its independent Compensation Consultant, Mercer, and after considering the CEO’s recommendations for compensation of the Company’s other officers, makes recommendations to the Board regarding compensation for the officers. The Company regularly meets with its major Shareholders to discuss a variety of matters relevant to the Company. At the request of the Committee, the Company includes the issue of executive compensation in such discussions and provides feedback from the Shareholders to the Committee.

The Committee believes that the Company’s executive compensation program structure has been successful in achieving the goals set out in the Committee’s compensation philosophy, namely attracting and retaining above-average executive talent who have worked for and with large mining companies, and who have specialized skills, knowledge and experience necessary to advance the Company’s significant and complex Donlin Gold project. As such, the executive compensation program targets remained unchanged from 2021 to 2022. The Committee currently targets NEO compensation as follows:

●	Base Salary – 62.5th percentile of the Peer Group companies (as defined in the “Peer Group” section above);

●	Total Cash Compensation (base salary & annual incentive) – 62.5th percentile of the Peer Group companies; and

●	Total Direct Compensation (base salary, annual incentive & long-term incentive compensation) – 75th percentile of the Peer Group companies.

Executive Compensation Objectives and Elements

In establishing compensation objectives for the NEOs, the Committee seeks to accomplish the following goals:

●	Recruit and subsequently retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions at Peer Group companies;

●	Incentivize executives to achieve important corporate and individual performance objectives and reward them when such objectives are met; and

●	Align the interests of executive officers with the long-term interests of Shareholders through participation in the Company’s stock-based compensation plans.

During 2022, the Company’s executive compensation package consisted of the following principal components: base salary, annual incentive cash bonus, various welfare plan benefits, 401(k) retirement account (“401(k)”), including employer matching funds for U.S. NEOs, and long-term incentives in the form of stock options and Performance Share Units (“PSUs”).

The following table summarizes the different elements of the Company’s total compensation package for all employees, including the NEOs:

Compensation Element	Objective	Key Feature	Compensation Element “At-Risk”
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities.	Base salary bands were created and are reviewed annually based on the 62.5th percentile of the Peer Group market data for base salary. Actual increases are based on individual performance.	No
Annual Incentive Plan	Reward for short-term achievement of corporate and individual goals.

Cash payments based on a formula. Each NEO has a target opportunity based on the 62.5th percentile of the Peer Group market data for total cash. Actual payout depends on performance against annual corporate and individual goals.

Yes
Stock Options	Align executives’ interests with those of Shareholders, encourage retention and reward long-term Company performance.

Calculations for awards are based on targets for each NEO determined by targeting the 75th percentile of the Peer Group market data for total direct compensation. Stock option grants vest over three years and have a five-year term.

Yes
Performance Share Units	Align executives’ interests with those of Shareholders, encourage retention and reward long-term Company performance.

Calculations for grant amounts are based on targets for each NEO determined by targeting the 75th percentile of the Peer Group market data for total direct compensation. Annual PSU grants cliff vest at the end of a three-year performance period and actual payout, if any, depends upon performance against corporate goals as established by the Board at the time of grant.

Yes
Employee Share Purchase Plan	Encourage ownership in the Company through the regular purchase of Company shares from the open market.	Employees may contribute up to 5% of base salary and the Company matches 50% of the employee’s contribution.	No

Compensation Element	Objective	Key Feature	Compensation Element “At-Risk”
Retirement Plans	Provide retirement savings.

401(k) – Company matches 100% of the U.S. employee’s contribution up to 5% of base salary, subject to applicable IRS limitations.

RRSP – Company matches 100% of the Canadian employee’s contribution up to 5% of base salary, subject to applicable CRA limitations.

No
Welfare Plan Benefits	Provide security to employees and their dependents pertaining to health and welfare risks.	Coverage includes medical, dental and vision benefits, short- and long-term disability insurance, life and AD&D insurance and an employee assistance plan.	No

Annual Compensation Decision-Making Process

Each year, the executive team establishes goals for the upcoming year that include key priorities and initiatives. The CEO presents these goals to the Committee and Board for consideration and approval.

The Company’s fiscal year 2023 corporate goals and weightings include:

ADVANCE DONLIN GOLD TOWARD CONSTRUCTION DECISION:

45% WEIGHT

Advance Donlin Gold Permits and Approvals (10%)

Threshold (~70-90% rating)	New APDES permit and new air quality permit application complete in 2023. New air quality permit to be issued in 2023. Current APDES permit administratively extended indefinitely
Target (~90-110% rating)

Threshold items plus:

Submit renewal applications for Reclamation and Closure Plan and Integrated Waste Permit. State intends to administratively extend existing permits indefinitely upon receipt of completed applications (both are currently due to expire January 17, 2024)

Maximum (~110-150% rating)	Target items plus: State of Alaska finalizes both the Reclamation and Closure Plan and Integrated Waste Permit by the end of 2023

Existing Permits (25%)

Threshold (~70-90% rating)	Obtain favorable decision upholding the state pipeline right-of-way
Target (~90-110% rating)	Threshold item plus: Obtain favorable decision upholding the 401 Certification from Alaska Superior Court and/or Alaska Department of Environmental Conservation (ADEC)
Maximum (~110-150% rating)

Target items plus:

Obtain favorable decisions on the following: i) from Alaska Superior Court and/or ADEC on the 401 Certification, ii) from Alaska Superior Court on the state pipeline right-of-way, and iii) from the Alaska Superior Court on the water rights.  For clarity, if any of the foregoing permits/certifications are not upheld by Alaska Superior Court or the applicable state agency the maximum shall not be achieved

Donlin Gold Engineering Studies (40%)

Threshold (~70-90% rating)	Complete 2023 geotechnical and hydrogeology work programs on budget
Target (~90-110% rating)

Complete 2023 geotechnical and hydrogeology work programs on budget

Complete field work for the Alaska Dam Safety Certifications application

Update ground water model

Complete studies in preparation for FS update (i.e., geotechnical gap analysis, power trade-off, optimization studies gap analysis)

Complete phase 3 metallurgy testing and commence pilot plant

Maximum (~110-150% rating)	Complete 2023 geotechnical and hydrogeology work programs under budget Complete target goals, plus: Propose infrastructure plan

Donlin Gold Resource Model (25%)

Threshold (~70-90% rating)	Validate existing resources
Target (~90-110% rating)	Complete DG23 geologic and resource models in third fiscal quarter (June-August 2023)
Maximum (~110-150% rating)	N/A – no maximum payout

MAINTAIN/INCREASE SUPPORT FOR THE DONLIN GOLD PROJECT AMONG NATIVE ENTITIES AND OTHER STAKEHOLDERS:

30% WEIGHT

Increase Level and Geographic Footprint of Donlin Gold Project Support and Reduce the Level of Stated Opposition in Y-K Region (60%)

Threshold (~70-90% rating)	No increase in the net number of villages/groups in Y-K region with opposing resolutions
Target (~90-110% rating)

Achieve 2 affirmative statements of support from key stakeholders, influencers, community Tribal Councils, City Councils

Sign 2 new Shared Value Statements (SVS) villages/tribal councils/organizations

Implement 3 community investment/development projects (Backhaul, Bethel Community Services Foundation, Education funds, Crooked Creek H2O, and ACP H2O) while expanding and leveraging ongoing partnerships

Objective with community investment/development projects is to foster common community engagement among the Y-K villages within the region and ensure that Donlin Gold is a trusted community member

Maximum (~110-150% rating)

Achieve 4 affirmative statements of support from key stakeholders, influencers, community Tribal Councils, City Councils

Sign 3 new Shared Value Statements (SVS) villages/tribal councils/organizations

Implement 5 community investment/development projects (Backhaul, Bethel Community Services Foundation, Education funds, Crooked Creek H2O, and ACP H2O) while expanding and leveraging ongoing partnerships

Objective with community investment/development projects is to foster common community engagement among the Y-K villages within the region and ensure that Donlin Gold is a trusted community member

Increase Communications with Native Corporation Partners and Key Stakeholders (40%)

Threshold (~70-90% rating)	Work with Donlin Gold and Barrick to update communications plan by end of Q1/2023 for the year. Assist with execution of 2023 communications plan
Target (~90-110% rating)

Threshold items plus:

Support Donlin Gold with Barrick to conduct four seminars with village corporations/tribes/regional organizations with a particular focus on groups/villages opposed/neutral on the project with support from Calista and TKC

Recruit two additional Community Liaisons for the project for a total of seven

Maximum (~110-150% rating)

Threshold items plus:

Support Donlin Gold with Barrick in conducting six seminars with village corporations/tribes/regional organizations with a particular focus on groups/villages opposed/neutral on the project with support from Calista and TKC

Recruit three additional Community Liaisons for the project for a total of eight

PROMOTE A STRONG ESG CULTURE INCLUDING

SAFETY, SUSTAINABILITY AND ENVIRONMENT:

10% WEIGHT

Maintain Strong Safety Focus at Donlin Gold (40%)

Threshold (~70-90% rating)

No lost-time incidents. Medical incident rate of 2.5 to 3.5, not including non-work-related medical incidents or pre-existing conditions. Develop and implement revised formal near miss reporting procedure that includes intensive auditing and reporting protocols

Target (~90-110% rating)

No lost-time incidents and no more than five high potential incidents.* Medical incident rate of 1.5 to 2.5, not including non-work-related medical incidents or pre-existing conditions. Develop and implement revised formal near miss reporting procedure that includes intensive auditing and reporting protocols

Maximum (~110-150% rating)

No lost-time incidents and no more than three high potential incidents.* Medical incident rate of <1.5, not including non-work-related medical incidents or pre-existing conditions. Develop and implement revised formal near miss reporting procedure that includes intensive auditing and reporting protocols

*A high potential incident is an event that has reasonable potential to result in: i) fatality, ii) permanent total disability, or iii) damage to a facility, structure or equipment in excess of US $50,000

Environmental: Spills (25%)

Threshold (~70-90% rating)	No spills to water. No more than four spills of greater than 10 gallons each to land
Target (~90-110% rating)	No spills to water. No more than two spills of greater than 10 gallons each to land. No citations for non-compliance with any permits from any issuing governmental agency
Maximum (~110-150% rating)	Complete target goals plus: no spills of more than de minimus levels to land

Sustainability: New Rating Agency Reports (15%)

Threshold (~70-90% rating)	Preview [two rating agency names redacted] report on Company for 2022 performance and provide comment as needed; file with [one rating agency name redacted]
Target (~90-110% rating)	Complete threshold items plus: Complete initial filing for Company with [two rating agency names redacted]
Maximum (~110-150% rating)	Improve Company sustainability ratings with [three rating agency names redacted] relative to 2022 ratings

Sustainability: Company Policies (20%)

Threshold (~70-90% rating)	NOVAGOLD to adopt a Climate Change Policy and a Biodiversity Policy
Target (~90-110% rating)	Threshold items plus: Work with Donlin Gold to develop and adopt either a project-level Climate Change Policy or a project-level Biodiversity Policy
Maximum (~110-150% rating)	Threshold items plus: Work with Donlin Gold to develop and adopt both a Climate Change Policy and a Biodiversity Policy

MAINTAIN A FAVORABLE REPUTATION OF THE COMPANY AND ITS PROJECT

AMONG SHAREHOLDERS:

10% WEIGHT

Shareholder Engagement (20%)

Threshold (~70-90% rating)	Proxy circular shareholder engagement campaign results in 60% eligible voter turnout at AGM
Target (~90-110% rating)	Proxy circular shareholder engagement campaign results in 70% eligible voter turnout at AGM and at least 80% of votes cast in support of each AGM proposal
Maximum (~110-150% rating)	Proxy circular shareholder engagement campaign results in 80% eligible voter turnout at AGM and at least 85% of votes cast in support of each AGM proposal

IR Program and Outreach (80%)

Threshold (~70-90% rating)	Reach out to 100% of top 20 shareholders* during the year and engage with 70%. Maintain 12 out of 20 top shareholders* and attract two additions to the holders who hold greater than 0.5 million shares
Target (~90-110% rating)

Reach out to 100% of top 20 shareholders* during the year and engage with 80%. Maintain 14 or more out of 20 top shareholders* and attract three or more additions to the holders who hold greater than 0.5 million shares

Maximum (~110-150% rating)

Reach out to 100% of top 20 shareholders* during the year and engage with 90%. Maintain 17 or more out of 20 top shareholders* and attract three or more additions to the holders who hold greater than 0.75 million shares

*20 top shareholders does not include passive index funds or custodial funds

MANAGE COMPANY TREASURY EFFECTIVELY AND EFFICIENTLY;

STREAMLINE CORPORATE STRUCTURE:

5% WEIGHT

Company Budget (50%)

Threshold (~70-90% rating)	Complete 2023 over budget by no more than 5% excluding payroll
Target (~90-110% rating)	Complete 2023 on budget
Maximum (~110-150% rating)	Complete 2023 under budget by 5% or better excluding payroll

Maintain Effective Internal Controls Over Financial Reporting (50%)

Threshold (~70-90% rating)	No material weaknesses
Target (~90-110% rating)	No material weaknesses and no unresolved significant deficiencies at year end
Maximum (~110-150% rating)	No material weaknesses and no significant deficiencies identified

Achievement of the foregoing strategic goals will be measured at the end of fiscal 2023 by assessing completion of the underlying tactical goals. Based upon the level of completion of the goals, performance ratings are determined for the Company by the Board and for each of the NEOs by the Committee. These Company and individual performance ratings are used in making decisions and calculations related to base salary increases and annual incentive payments.

The Board can exercise discretion in determining the appropriate performance rating for the Company and for the executive officers based on their evaluation of performance against goals set at the beginning of the year. The size of any payment or award is dependent on the Company and the individual performance ratings as determined by the Committee and Board. The ratings can range from 0% to 150%, with 100% representing achievement of the target goal and 150% representing the maximum allowable rating for exceeding the target goal.

The Committee makes a recommendation to the Board regarding the NEOs’ base salary and annual incentive payments. Stock option and PSU grants for NEOs are also approved by the Board and are based upon a fixed long-term incentive target for each NEO expressed as a percentage of the NEO’s base salary.

Base salary increases, if granted, are effective January 1 of each year and annual incentive payments are usually made shortly after the end of the fiscal year, which concludes each year on November 30.

The chart below illustrates the 2022 targeted and actual pay mix for the CEO and other NEO. The actual 2022 pay mix is based on compensation earned in fiscal year 2022; however, the annual incentive amounts and long-term incentive amounts earned in 2022 were paid or awarded after the close of fiscal year 2022. The NEOs’ target pay mix remains unchanged from fiscal year 2022 to fiscal year 2023.

2022 TARGET PAY MIX

2022 ACTUAL PAY MIX

Compensation Elements

After compiling information based on salaries, bonuses and other types of cash and equity-based compensation programs obtained from the public disclosure records of the Peer Group, the Compensation Consultant reported its findings and made recommendations to the Committee regarding compensation targets for Directors and NEOs.

The Committee has set the following compensation targets for the Company’s NEOs for the 2023 fiscal year, which were unchanged from fiscal year 2022:

●	CEO

o	Base Salary – 62.5th percentile of Peer Group
o	Annual Incentive Target – 100% of base salary
o	Long Term Incentive Target – 375% of base salary

●	CFO

o	Base Salary – 62.5th percentile of Peer Group
o	Annual Incentive Target – 80% of base salary
o	Long Term Incentive Target – 250% of base salary

In addition, our NEOs receive compensation in the form of Company-paid health and welfare benefits (medical, dental, vision, life, AD&D, short-term and long-term disability insurance) and a Company match on 401(k) and Employee Stock Purchase Plan contributions, which benefits are offered on par to all employees. Our NEOs are entitled to one paid executive physical per year, and Mr. Lang receives an auto allowance. The foregoing items of NEO compensation are reflected in the Summary Compensation Table on page 74 of this Circular.

Base Salary

Salaries for officers are determined by evaluating the responsibilities inherent in the position held and each individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at the Peer Group companies. The Committee refers to market information provided by the Compensation Consultant on an annual basis. The Compensation Consultant matches the executives to those individuals performing similar functions at the Peer Group companies. For the 2022 fiscal year, the Company set the 62.5th percentile of this market data as a target for base salaries.

As explained in the section "Executive Compensation Philosophy" above, the Company targets base salaries above the median of salaries paid by the Peer Group companies to assist in attracting and retaining the highly experienced people that the Company needs to be successful.

If an NEO is fully competent in their position, the NEO will be paid between 95% and 105% of the guidepost. Developing NEOs are generally paid between 80% and 94% of the guidepost and NEOs who are highly experienced and consistently perform above expectations can be paid between 106% and 125% of the guidepost. The Company most recently updated its compensation guideposts for all employees during 2022 with the assistance of Mercer. The Compensation Committee reviewed and approved the guideposts for the NEOs in November 2022.

NEO Base Salary Compared to Salary Band Guideposts

NEO	2022 Base Salary Compared to Salary Band Guidepost	Reason
Gregory Lang	Above: 121% of guidepost

Mr. Lang’s base salary is above the salary range guidepost for his role and level due to his past experience and current performance. Specifically, Mr. Lang brings his previous experience as President of Barrick Gold North America, his mine engineering and operations experience, his good reputation in the industry, and his excellent relationships with the Company’s stakeholders.

David Ottewell	At: 116% of guidepost

Mr. Ottewell’s base salary is above the salary range guidepost for his role and level as he has now served as the Company’s VP and CFO for ten years. His current and past performance has been excellent, and his previous experience as the Vice President and Controller for Newmont Corporation prepared him for the additional responsibilities incumbent upon the Vice President and CFO position at the Company.

Base Salaries for 2023

The Board agreed with the Committee’s recommendations and approved the following base salaries to be effective as of January 1, 2023 for Mr. Lang and Mr. Ottewell:

NEO	Title	2022 Base Salary	2023 Base Salary	% Change
Gregory Lang	President & CEO	$806,300	$838,600	4.0%
David Ottewell	VP & CFO	$446,100	$463,900	4.0%

Annual Incentive Plan

At the end of each fiscal year, the Committee reviews individual performance and Company performance against the goals set by the Company for such fiscal year. The assessment of whether the Company’s goals for the year have been met includes, but is not limited to, considering the quality and measured progress at the Company’s development stage project, strong safety record, protection of the Company’s treasury, corporate alliances and similar achievements.

Annual Incentive Payment for 2022

Annual incentive awards for 2022 were based on performance relative to goals set at the beginning of fiscal year 2022. Performance is measured in two areas: company and individual. The ratings can range from 0% to 150%, with 100% representing achievement of the target goal and 150% representing the maximum allowable rating for exceeding the target goal.

Discussions around Company goals for the following year commence during strategy sessions that usually begin in the fall of the preceding year. The NEOs, the other officers and some managers are involved in the strategy sessions. These Company goals are reviewed and approved by the Committee and Board. Individual goals flow down from the Company goals to ensure that everyone’s efforts are aligned with the goals and linked to the success of the Company.

The Company also focuses on setting goals around its core values which include safety, sustainability, accountability, communication, empowerment, integrity, respect, and teamwork.

The 2022 Company goals included:

ADVANCE DONLIN GOLD TOWARD CONSTRUCTION DECISION:

45% WEIGHT

Advance Donlin Gold Permits and Approvals (5%)

Threshold (~70-90% rating)	Submit new APDES permit application prior to end of 2022 (due to expire June 2023)
Target (~90-110% rating)	ADEC deems new APDES permit application complete prior to end of 2022 (due to expire June 2023)
Maximum (~110-150% rating)	Target items plus: issue public notice of air quality permit in preparation for new permit issuance in 2023
Achievement Description	All items completed. Public notice of the air quality permit issued in December 2022.
Achievement Rating:	120%

Existing Permits (25%)

Threshold (~70-90% rating)	Obtain favorable decision upholding the 401 Certification from Alaska Superior Court and/or Alaska Department of Environmental Conservation (ADEC)
Target (~90-110% rating)	Threshold plus: Obtain favorable decision upholding the state pipeline right-of-way
Maximum (~110-150% rating)

Obtain favorable decisions on the following: i) from Alaska Superior Court and/or ADEC on the 401 Certification, ii) from Alaska Superior Court on the state pipeline right-of-way, and iii) from the Alaska Dept. of Natural Resources (ADNR) Commissioner on the water rights.  For clarity, if either the 401 Certification or state pipeline right-of-way is not upheld by Alaska Superior Court or the applicable state agency the maximum shall not be achieved

Achievement Description

The ADEC Water Division Director upheld the 401 Certification on May 13, 2022, which is now subject to additional ALJ review. The pipeline ROW involves 2 separate cases and all briefing was completed in 2022. The ADNR Commissioner upheld the water rights on April 25, 2022, and they are now under appeal in Alaska Superior Court

Achievement Rating:	90%

Donlin Gold Engineering Studies (40%)

Threshold (~70-90% rating)	Complete 2022 drill program meterage on budget
Target (~90-110% rating)

Complete 2022 drill program meterage on budget

Complete platforms and confirm mineralization continuity and geologic controls in selected areas of the deposit

Plan and commence the restart of field work for the Alaska Dam Safety Certifications application

Update ground water model. Finalize hydrogeology plan for fieldwork and pump tests

Perform studies in preparation of FS update

Complete phase 2 metallurgy testing and commence phase 3 testing

Maximum (~110-150% rating)	Complete 2022 drill program meterage under budget Complete target goals, plus: Commence pump test for hydrogeology confirmation and dewatering planning Devise infrastructure plan
Achievement Description

Drill program was expanded by ~8,000 meters mid-year.  Expanded drill program and platforms were completed on time and under the program budget. Dam Safety Certification work restarted. Ground water model, hydrogeology work plan and original studies in preparation for FS update completed by year end (additional studies commissioned in H2 2022).  Phase 2 metallurgy testing complete; phase 3 in progress

Achievement Rating:	130%

Donlin Gold Resource Model (25%)

Threshold (~70-90% rating)	Validate existing resources
Target (~90-110% rating)	Complete DG22 geologic and resource models in third fiscal quarter (June-August 2022)
Maximum (~110-150% rating)	N/A – no maximum payout
Achievement Description	First iteration of DG22 completed and undergoing review and validation
Achievement Rating:	130%

Donlin Gold Technical Report Update (5%)

Threshold (~70-90% rating)	N/A - no payout for threshold
Target (~90-110% rating)	Work with Wood Canada to complete update of Donlin Gold S-K 1300 report
Maximum (~110-150% rating)	Include S-K 1300 as an exhibit to the 10-K to be filed in January 2022
Achievement Description	Achieved at maximum level
Achievement Rating:	150%

MAINTAIN/INCREASE SUPPORT FOR THE DONLIN GOLD PROJECT AMONG NATIVE ENTITIES AND OTHER STAKEHOLDERS:

30% WEIGHT

Increase Level and Geographic Footprint of Donlin Gold Project Support and Reduce the Level of Stated Opposition in Y-K Region (60%)

Threshold (~70-90% rating)	No increase in the net number of villages/groups in Y-K region with opposing resolutions
Target (~90-110% rating)

Reduce the level of stated opposition by 2 villages/tribal councils/organizations (moved from opposed to neutral or in favor). Sign 3 new Shared Value Statements (SVS) villages/tribal councils/organizations

Maximum (~110-150% rating)

Reduce the level of stated opposition by 3 villages/tribal councils/organizations (moved from opposed to neutral or in favor).  Sign 5 new Shared Value Statements (SVS) villages/tribal councils/organizations. Implement 5 community investment/development projects with at least one new initiative while expanding ongoing partnerships (e.g., backhaul, clean up/green up)

Achievement Description

Crooked Creek Council publicly expressed its support of the Donlin Gold project, from a previously neutral stance. Three Shared Valued Statements (SVS) signed with Stony River, Pilot Station and Toksook Bay for a total of 11 SVS. Implemented 15 community investment projects of which four initiatives are new in 2022 and responded to villages in crisis.

Achievement Rating:	100%

Increase Communications with Native Corporation Partners and Key Stakeholders (40%)

Threshold (~70-90% rating)

With Donlin Gold and Barrick finalize communications plan with Calista and TKC by end of Q1/2022 for the year. Collaborate with Calista to complete Shareholder survey to gauge levels of support and knowledge of the project

Target (~90-110% rating)

Threshold achievements plus:

Support Donlin Gold with Barrick to conduct six virtual seminars to village corporations/tribes/regional organizations with a particular focus on groups/villages opposed/neutral on the project with support from Calista and TKC

Recruit three Community Liaisons for the project

Maximum (~110-150% rating)

Threshold achievements plus:

Support Donlin Gold with Barrick in conducting 10 virtual seminars to village corporations/tribes/regional organizations with a particular focus on groups/villages opposed/neutral on the project with support from Calista and TKC

Recruit five Community Liaisons for the project

Achievement Description

Communications plan finalized in Q1 2022. Calista completed its Shareholder survey with significant support from Donlin Gold; received good insight into Y-K region sentiment toward project. Supported Donlin Gold in conducting 13 virtual seminars. Three Community Liaison positions have been finalized in communities opposed to the project

Achievement Rating:	120%

PROMOTE A STRONG ESG CULTURE INCLUDING

SAFETY, SUSTAINABILITY AND ENVIRONMENT:

10% WEIGHT

Maintain Strong Safety Focus at Donlin Gold (40%)

Threshold (~70-90% rating)	No lost-time incidents. Medical incident rate of 2.5 to 3.5, not including non-work-related medical incidents or pre-existing conditions
Target (~90-110% rating)	No lost-time incidents and no more than five high potential incidents.* Medical incident rate of 1.5 to 2.5, not including non-work-related medical incidents or pre-existing conditions
Maximum (~110-150% rating)	No lost-time incidents and no more than three high potential incidents.* Medical incident rate of <1.5, not including non-work-related medical incidents or pre-existing conditions
Achievement Description	No lost-time incidents. Two high-potential incidents and one medical incident in 2022. Medical incident rate of 1.49 for 2022
Achievement Rating:	110%

*A high potential incident is an event that has reasonable potential to result in: i) fatality, ii) permanent total disability, or iii) damage to a facility, structure or equipment in excess of US $50,000

Environmental: Spills (25%)

Threshold (~70-90% rating)	No spills to water. No more than four spills of greater than 10 gallons each to land
Target (~90-110% rating)	No spills to water. No more than two spills of greater than 10 gallons each to land. No citations for non-compliance with any permits from any issuing governmental agency
Maximum (~110-150% rating)	Complete target goals plus: no spills of more than de minimus levels to land
Achievement Description	No citations for non-compliance. No spills to water and no spills to land greater than 10 gallons. There have been six minor spills at Donlin Gold, all of which were 3.5 gallons or less
Achievement Rating:	120%

Sustainability: Company Ratings (15%)

Threshold (~70-90% rating)	Provide 2021 Company sustainability data to [3 ratings agencies names redacted]
Target (~90-110% rating)	Improve Company sustainability ratings [specific ratings goals redacted]
Maximum (~110-150% rating)	Improve Company sustainability ratings with [3 ratings agencies names redacted] by more than target
Achievement Description

[Name redacted] Environmental score improved. However, [Name redacted] social score dropped due to peer score increases. [Name redacted] questionnaires submitted; scores unchanged from previous year. [Name redacted] score improved following submission of 2021 Sustainability Report

Achievement Rating:	100%

Sustainability: Company Policies (20%)

Threshold (~70-90% rating)	Develop and adopt updated Company enterprise risk management policy that incorporates ESG-related risk assessment
Target (~90-110% rating)	Threshold goal plus: Work with Donlin Gold to develop and adopt either a Climate Change Policy or a Biodiversity Policy
Maximum (~110-150% rating)	Threshold goal plus: Work with Donlin Gold to develop and adopt both a Climate Change Policy and a Biodiversity Policy
Achievement Description

Company adopted Integrated Risk Management Policy in August 2022 and conducted workshop with Board in May 2022.  NOVAGOLD finalized a Climate Change Policy and a Biodiversity Policy. Donlin Gold policies under development

Achievement Rating:	100%

MAINTAIN A FAVORABLE REPUTATION OF THE COMPANY AND ITS PROJECT

AMONG SHAREHOLDERS:

10% WEIGHT

Shareholder Engagement (20%)

Threshold (~70-90% rating)	Proxy circular shareholder engagement campaign results in 60% eligible voter turnout at AGM
Target (~90-110% rating)	Proxy circular shareholder engagement campaign results in 70% eligible voter turnout at AGM and at least 80% of votes cast in support of each AGM proposal
Maximum (~110-150% rating)	Proxy circular shareholder engagement campaign results in 80% eligible voter turnout at AGM and at least 85% of votes cast in support of each AGM proposal
Achievement Description	Voter turnout was 83.43%, and all proposals passed with at least 94% approval
Achievement Rating:	150%

IR Program and Outreach (80%)

Threshold (~70-90% rating)	Reach out to 100% of top 20 shareholders* during the year and engage with 70%. Maintain 12 out of 20 top shareholders* and attract two additions to the holders who hold greater than 0.5 million shares
Target (~90-110% rating)

Reach out to 100% of top 20 shareholders* during the year and engage with 80%. Maintain 14 or more out of 20 top shareholders* and attract three or more additions to the holders who hold greater than 0.5 million shares

Maximum (~110-150% rating)

Reach out to 100% of top 20 shareholders* during the year and engage with 90%. Maintain 17 or more out of 20 top shareholders* and attract three or more additions to the holders who hold greater than 0.75 million shares

Achievement Description

Reached out to 100% of top 20 shareholders and engaged with all of them either via email or a scheduled meeting save for two. Maintained 19 out of top 20 shareholders and attracted two new shareholders holding more than 0.5 million shares. Four existing top holders added significant shares during the year; three of more than 1.0 million shares and one of more than 0.5 million shares

Achievement Rating:	120%

*20 top shareholders does not include passive index funds or custodial funds

MANAGE COMPANY TREASURY EFFECTIVELY AND EFFICIENTLY;

STREAMLINE CORPORATE STRUCTURE:

5% WEIGHT

Company Budget (50%)

Threshold (~70-90% rating)	Complete 2022 over budget by no more than 5% excluding payroll
Target (~90-110% rating)	Complete 2022 on budget
Maximum (~110-150% rating)	Complete 2022 under budget by 5% or better excluding payroll
Achievement Description	Completed 2022 on budget
Achievement Rating:	100%

Maintain Effective Internal Controls Over Financial Reporting (50%)

Threshold (~70-90% rating)	No material weaknesses
Target (~90-110% rating)	No material weaknesses and no unresolved significant deficiencies at year end
Maximum (~110-150% rating)	No material weaknesses and no significant deficiencies identified
Achievement Description	No material weaknesses or deficiencies
Achievement Rating:	100%

The Committee and Board determined that overall the 2022 Company goals were successfully achieved at the levels as described above, and the resulting Company rating was 115%, calculated as set out below. Neither the Committee nor the Board exercised any discretion with regard to the Company achievement rating for 2022.

Goal Category	Category Weight	Achievement by Category	Weighted Achievement by Category
Donlin Gold	45%	120.50%	54.23%
Maintain/Increase Support for Donlin Gold	30%	108.00%	32.40%
ESG Culture Including Safety, Sustainability & Environment	10%	109.00%	10.90%
Favorable Reputation	10%	126.00%	12.60%
Manage Treasury, Streamline Corporate Structure	5%	100.00%	5.00%
Totals:	100%		115.13%

The formula for determining NEO annual incentive payments each year is as follows:

STEP 1:	Company Performance Rating multiplied by 80%	PLUS	Individual Performance Rating multiplied by 20%
The sum of Step 1 is multiplied by:
STEP 2:	The NEO’s annual incentive target (%)	MULTIPLIED BY	The NEO’s annual base salary ($)

The Company performance component is weighted more heavily than the individual performance component in the formula above for each of the NEOs due to the level of influence the NEOs are expected to have over the Company’s performance.

NEO Individual Performance Ratings

In establishing the individual performance ratings for 2022, the Committee considered the following factors with respect to each of the NEOs.

NEO	Fiscal Year 2022 Individual Performance Rating	2022 Performance Highlights
Gregory Lang	123%

●       Commendable leadership of NOVAGOLD’s executive team.

●       Provided direct support to Donlin Gold LLC to ensure completion of Donlin Gold 2022 drill program on time and on budget, including completing more drill holes than were contemplated in the original 2022 drill program.

●       Served on the Donlin Gold LLC board in 2022, overseeing strategic advancement of the project in the areas of permitting, engineering, and community relations.

●       Facilitated a continued good working relationship with Barrick, co-owner of Donlin Gold.

David Ottewell	120%

●       Lead role in safeguarding the Company’s treasury, ending fiscal 2022 on budget.

●       No deficiencies in internal controls over financial reporting in fiscal 2022.

●       Updated the Company’s Integrated Risk Management Policy and procedure.  Serves as executive primarily responsible for risk management.

The NEOs’ annual incentive payment for fiscal 2021 performance was paid in fiscal 2022. The following table describes the 2021 annual incentive payment calculation for NEOs based on performance in 2021 applying the annual incentive calculation formula above to the columns below as follows:

((A x B) + (C x D)) x (E x F) = G

	A	B	C	D	E	F	G
	2022 Company		2022 Individual		Annual Incentive Target (as a % of annual base salary)	2022 Annual Base Salary	2022 Annual Incentive Payment
NEO	Weight	Performance Rating	Weight	Performance Rating
Gregory Lang	80%	115%	20%	123%	100%	$806,300	$940,146
David Ottewell	80%	115%	20%	120%	80%	$446,100	$413,981

The foregoing table shows the actual annual incentive payment made to each NEO for their performance in 2022 in column G. The table in the section titled "Grants of Plan-Based Awards" below displays the target and maximum annual incentive payouts available to each NEO for fiscal year 2022.

Stock-Based Incentive Plans (Long-Term Incentives)

Stock-based grants are generally awarded to officers at the commencement of their employment and periodically thereafter. Annual grants of stock options and/or PSUs are made based on a target percentage of base salary for each NEO. The purpose of granting stock options and/or PSUs is to assist the Company in compensating, attracting, retaining, and motivating directors, officers, employees, and consultants of the Company, and to closely align the personal interests of such persons to those of the Shareholders. These equity vehicles were chosen because the Company believes that these vehicles best incentivize the team to focus their efforts on increasing Shareholder value over the long-term.

The Committee targeted the 75th percentile of the total direct compensation data provided by the Compensation Consultant for the NEOs. The Company uses two different plans for stock-based grants for its NEOs: the Stock Award Plan (stock options) and the PSU Plan. The percentage of stock options versus PSUs granted is determined by the Committee for each grant. The Company’s Stock Award Plan was adopted on May 11, 2004, and the PSU Plan was adopted on May 26, 2009. The Stock Award Plan is for the benefit of the officers, Directors, employees and consultants of the Company or any subsidiary company, and the PSU Plan is for the benefit of the officers, employees and consultants of the Company or any subsidiary company.

Stock options granted to the NEOs pursuant to the Stock Award Plan for performance in 2022 have a five-year life and vest over three years: 1/3 on the first anniversary of the grant date, 1/3 on the second anniversary of the grant date, and 1/3 on the third anniversary of the grant date. PSUs granted to the NEOs pursuant to the PSU Plan as of the date hereof have a three-year performance period between the grant date and the maturity date when a vesting determination is made.

On March 17, 2020, the Board approved an amendment to reduce the number of shares subject to the Stock Award Plan, to effect certain other U.S. tax related updates as a result of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), and to modify the definition of Fair Market Value in the Stock Award Plan. The amendment (i) reduced the aggregate number of shares to be delivered upon the exercise of all awards granted under the Stock Award Plan from a maximum of 10% of the issued and outstanding shares of the Company at the time of grant to a maximum of 8%, on a non-diluted basis, (ii) removed the ability to grant new awards that qualify as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended, as a result of the repeal of the exemption for qualified performance-based compensation for grants made after the date of repeal, and (iii) removed the reference to using the last recorded sale of a board lot of Common Shares the day immediately preceding the date in question from the definition of Fair Market Value, leaving the closing price of the Common Shares the day immediately preceding the date in question as the predominant method of determining Fair Market Value. This amendment to the Stock Award Plan was submitted to the TSX for approval, and conditional approval was obtained on March 19, 2020. This amendment to the Stock Award Plan was approved by the Shareholders on May 14, 2020.

On March 17, 2020, the Board approved an amendment to the PSU Plan to effect certain other U.S. tax related updates as a result of the TCJA, and to modify the definition of Market Value in the PSU Plan. The amendment (i) removed the ability to grant new awards that qualify as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended, as a result of the repeal of the exemption for qualified performance-based compensation for grants made after the date of repeal, and (ii) removed the reference to using the sale of a board lot of Common Shares from the definition of Market Value, leaving the arithmetic average of the closing price of the Common Shares on the applicable stock exchange for the five trading days preceding the applicable date as the predominant method of determining Market Value. This amendment to the PSU Plan was submitted to the TSX for approval, and conditional approval was obtained on March 19, 2020. This amendment to the PSU Plan was approved by the Shareholders on May 14, 2020.

The value of each NEO’s long-term incentive (LTI) award is calculated as follows:

The NEO’s annual base salary ($)	MULTIPLIED BY	LTI Target %

Half of the resulting LTI award value is then divided by the Black-Scholes value of the Company’s Common Shares at fiscal year-end to arrive at the number of stock options to be granted. Inputs used in the Black-Scholes valuation model include the Company’s historical stock price to determine the stock’s volatility, the expected life of the option, which is based on the average length of time similar option grants in the past have remained outstanding prior to exercise, and the vesting period of the grant.

The remaining half of the LTI award value is divided by the closing price of the Company’s Common Shares on the NYSE American at fiscal year-end to determine the number of PSUs to be granted. Annual grants of stock options and PSUs are granted based on the formulas described above; however, the Compensation Committee considers existing, outstanding equity grants made to individuals if special equity grants (e.g., new hire grants, off-cycle grants) are recommended to the Board for those individuals.

The Board of Directors approved the grant of 848,100 stock options and 358,600 PSUs in aggregate to Mr. Lang and Mr. Ottewell effective December 1, 2022, in recognition of their performance during fiscal year 2022. These grants comprise 50% of each NEO’s LTI award value in stock options and 50% in PSUs.

The PSUs granted to the NEOs on December 1, 2022 will mature in three years on or about December 1, 2025. The Committee anticipates that future PSU grants to the NEOs will mature over three years. The number of PSUs vesting for each NEO granted for 2022 performance will be based on the Company’s Common Share price performance relative to the share price performance of the S&P/TSX Global Gold Index between the PSU grant date and December 1, 2025 (the “Performance Period”). The Committee has determined that applying other types of performance criteria to the PSUs based upon Company revenues or production targets is inappropriate at this time as the Company’s assets are in the development stage. The Company’s share price performance over the Performance Period will be converted to a percentage relative to the share price performance of the S&P/TSX Global Gold Index over the same Performance Period. The table below sets out the adjustment factors for determining the number of PSUs that will vest on or shortly after the maturity date upon the Committee’s certification of the Company’s share price performance relative to that of the S&P/TSX Global Gold Index over the applicable Performance Period:

Company’s Share Price Return Relative to the S&P/TSX Global Gold Index Over the Performance Period	PSU Vest %*
Greater than 25%	150%
25%	150%
20%	140%
15%	130%
10%	120%
5%	110%
0%	100%
-5%	90%
-10%	80%
-15%	70%
-20%	60%
-25%	50%
Less than -25%	Payout subject to Board discretion
*In the event the Company’s share price return is negative over the Performance Period, vesting shall be capped at 100%.

Stock options granted to the NEOs in fiscal year 2023 based on performance in fiscal year 2022 represented approximately 0.25% of the total Common Shares issued and outstanding as of November 30, 2022. PSUs granted to the NEOs in fiscal year 2023 based on performance in fiscal year 2022 represented approximately 0.11% of the total Common Shares issued and outstanding as of November 30, 2022. Stock options granted to all Company Directors, employees, and service providers in fiscal year 2023 based on performance in fiscal year 2022 represented approximately 0.59% of the total Common Shares issued and outstanding as of November 30, 2022. PSUs granted to all Company employees and service providers in fiscal year 2023 based on performance in fiscal year 2022 represented approximately 0.18% of the total Common Shares issued and outstanding as of November 30, 2022.

The following table describes the long-term incentive awards to NEOs granted in fiscal 2023 based on performance in fiscal 2022:

NEO	Long-term Incentive Target (as a % of Base Pay) %	Stock Option Grant #	Stock Option Grant as % of Total Shares Outstanding (1) %	Stock Option Exercise&NBSP;Price $	PSU Grant #	PSU Grant as % of Total Shares Outstanding (1) %
Gregory Lang	375	619,600	0.19	5.77	262,000	0.08
David Ottewell	250	228,500	0.07	5.77	96,600	0.03

(1)	As of November 30, 2022, the Company had a total of 333,753,116 Common Shares issued and outstanding.

Executive Share Ownership

In order to align the interests of the Company’s senior executives with those of its Shareholders, the Company first implemented share ownership guidelines for its senior executives in April 2009 and updated them for the President and CEO effective August 12, 2020. Under the guidelines, a senior executive can satisfy the applicable share ownership requirement by holding Common Shares. Stock options and unvested PSUs do not count toward this requirement. Pursuant to the guidelines, senior executives must meet their share ownership requirements within five years of becoming a senior executive or within three years of any change to the executive’s share ownership requirements. There are no equity holding period requirements.

For the President and CEO, the share ownership requirement is that amount equal to the value of five times his annual base salary. In the case of the CFO, the share ownership requirement is that amount equal to the value of two times his annual base salary and, in the case of other executives, one times their annual base salary. Upon meeting the share ownership requirement, an executive is deemed to have met the share ownership requirement going forward, regardless of changes in the price of a Common Share, so long as: (i) the executive’s share ownership does not drop below the number of shares held at the time they first met the share ownership requirement, and (ii) the applicable share ownership requirement remains the same. Executives are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive. Executives are also not permitted to pledge Company securities to secure personal debts or loans.

Fiscal Year End NEO Share Ownership

The following table outlines the aggregate value of the Common Shares held by each NEO employed by the Company as of November 30, 2022.

		Share Ownership Guidelines
NEO	Eligible Share Holdings (Common Shares) #	Requirement $		Proportion of Requirement Met (1) %
Gregory Lang	2,016,702	5 X base salary	4,031,500 (2)	289
David Ottewell	790,667	2 X base salary	892,200 (3)	511

(1)	Based on the closing Common Share price on the NYSE American on November 30, 2022 of $5.77.
(2)

Based on Mr. Lang’s annual salary effective January 1, 2021. Mr. Lang has until January 1, 2026 to meet the share ownership requirement equal to $4,031,500. Mr. Lang’s annual salary remained unchanged from 2021 to 2022. Mr. Lang received a subsequent annual salary increase effective January 1, 2023 and has until January 1, 2028 to meet the share ownership requirement associated with his 2023 annual salary.

(3)

Based on Mr. Ottewell’s annual salary effective January 1, 2022. Mr. Ottewell has until January 1, 2027 to meet the share ownership requirement equal to $892,200. Mr. Ottewell received a subsequent annual salary increase effective January 1, 2023 and has until January 1, 2028 to meet the share ownership requirement associated with his 2023 annual salary.

Retirement Plans

The purpose of the Company’s retirement plans is to assist eligible employees with accumulating capital toward their retirement savings. The Company has a RRSP plan for Canadian employees, whereby employees may contribute a portion of their base pay and receive a dollar-for-dollar match from the Company of up to 5% of their base pay, subject to CRA limitations. The Company has a 401(k) retirement savings plan for U.S. employees whereby they may contribute a portion of their pay and receive a dollar-for-dollar match from the Company of up to 5% of their pay, subject to IRS limitations.

Benefits

The Company’s benefit programs provide employees with health and welfare benefits. The programs consist of medical, dental, vision, life, disability and accidental death and dismemberment insurance, and an employee assistance plan. The only benefits that NEOs receive beyond those provided to other employees is eligibility for a paid annual executive physical, and Mr. Lang receives an auto allowance.

Advisory Vote on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking you pursuant to this Circular to consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company’s NEOs as disclosed herein (the “Executive Compensation Resolution”). See the “Non-Binding Advisory Vote on Executive Compensation” section under Additional Matters to be Acted Upon on page 26 in this Circular. At the Company’s annual meeting of shareholders held on May 18, 2022, approximately 95% of votes cast indicated approval of an advisory say-on-pay proposal with respect to the 2021 fiscal year compensation of the Company’s NEOs.

Compensation Committee Report

The Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis included herein. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2022 and the Company's Circular for the year ended November 30, 2022.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Kalidas Madhavpeddi, Chair

Elaine Dorward-King

Sharon Dowdall

Anthony Walsh

TABULAR DISCLOSURE OF EXECUTIVE COMPENSATION

Summary Compensation Table

The summary compensation table below sets out NEO compensation, including annual salary earned, incentive awards granted, and all other compensation earned, during the fiscal years ended November 30, 2022, 2021 and 2020. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed above under "Compensation Discussion & Analysis".

Name and Principal Position	Fiscal Year	Salary $	Stock Awards (1) $	Option Awards (2) $	Non-Equity Incentive Plan Compensation (3) $	All Other Compensation (4) $	Total Compensation $
Gregory Lang, President and CEO	2022 2021 2020	806,300 804,342 780,900	1,528,705 1,504,881 1,417,142	1,511,773 1,467,584 1,425,388	940,146 919,182 876,736	52,872 52,059 51,272	4,839,796 4,748,048 4,551,438
David Ottewell, Vice President and CFO	2022 2021 2020	445,017 431,775 416,183	547,331 534,978 503,303	541,407 521,456 506,456	413,981 401,224 377,816	27,346 26,221 25,576	1,975,082 1,915,654 1,829,334

(1)

Amounts are based on the grant date fair value, calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 13 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2022.

(2)

Amounts are based on the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 13 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2022. Option-based awards granted during the years ended November 30, 2020, 2021 and 2022 include vested and unvested amounts.

(3)	Annual incentive payments were made subsequent to fiscal year-end.
(4)	Amounts in fiscal year 2022 include:
●

For Mr. Lang, $15,187 in 401(k) Company matching contributions, $20,158 in ESPP Company matching contributions, $677 in Company-paid life insurance premiums, $15,000 for auto allowance and $1,850 for a Company-paid executive physical.

●	For Mr. Ottewell, $15,187 in 401(k) Company matching contributions, $11,125 in ESPP Company matching contributions and $1,033 in Company-paid life insurance premiums.

Grants of Plan-Based Awards in Fiscal 2022

The following table provides information related to plan-based awards granted to our NEOs during fiscal year 2022 based on performance in fiscal 2021.

Grants of Plan-Based Awards
NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options (3) #	Exercise or Base Price of Option Awards $/Sh	Grant Date Fair Value of Stock and Option Awards (4) $
		Target $	Maximum $	Target #	Maximum #
Gregory Lang	01-Dec-2021			224,000	336,000	-	602,300	6.75	3,040,478
		806,300	1,209,450			-	-	-	-
David Ottewell	01-Dec-2021			80,200	120,300	-	215,700	6.75	1,088,738
		356,880	535,320			-	-	-	-

(1)	Annual Incentive Plan estimated payments based upon performance targets for fiscal year 2022. The Annual Incentive Plan does not provide a threshold or minimum payout.
(2)

The performance criteria for Performance Share Unit Awards granted December 1, 2021 will be measured and paid out in December 2024, depending upon the level of achievement during the performance period. The PSU Plan does not provide a threshold or minimum payout.

(3)	Grants under the Stock Award Plan.
(4)

Amounts are based upon the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 13 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2022.

No stock option awards were re-priced during fiscal year 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets out information concerning all option-based and share-based awards outstanding for each NEO as of November 30, 2022.

	Option-Based Awards (1)					Share-Based Awards
NEO	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price	Option Expiration Date	Value of Unexercised in-the-money Options (2) $	Number of Unearned Shares, Units or Other Rights that have not Vested #	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested (3) $
Gregory Lang	969,000	-	$3.67	30-Nov-2023	2,034,900
	364,000	182,000	$6.96	30-Nov-2024	-
	132,934	265,866	$9.96	30-Nov-2025	-
	-	602,300	$6.75	30-Nov-2026	-
						204,700	1,181,119 (4)
						147,400	850,498 (5)
						224,000	1,292,480 (6)
David Ottewell	334,600	-	$3.67	30-Nov-2023	702,660
	129,334	64,666	$6.96	30-Nov-2024	-
	47,234	94,466	$9.96	30-Nov-2025	-
	-	215,700	$6.75	30-Nov-2026	-
						72,700	419,479 (4)
						52,400	302,348 (5)
						80,200	462,754 (6)

(1)

The option-based awards listed in this table vest as follows: 1/3 on the first anniversary of the Grant Date, 1/3 on the second anniversary of the Grant Date, and 1/3 on the third anniversary of the Grant Date.

(2)	Based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2022 of $5.77 less the option exercise price, as applicable.
(3)	Based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2022 of $5.77. The Payout Value assumes that these PSUs are paid out at 100% of the grant amount.
(4)

The performance period for these PSUs ended on November 30, 2022. Subsequent to November 30, 2022, it was determined that these PSUs did not meet the performance criteria and were forfeited without any payout.

(5)	The performance period for these PSUs is scheduled to end on November 30, 2023. The payout, if any, is scheduled to be made on or shortly after December 1, 2023.
(6)	The performance period for these PSUs is scheduled to end on November 30, 2024. The payout, if any, is scheduled to be made on or shortly after December 1, 2024.

Option Exercises and Stock Vested in Fiscal 2022

The following table provides information regarding stock that vested from PSU grants during fiscal 2022 and stock options that were exercised by the Company’s NEOs during fiscal 2022. Stock award value is calculated by multiplying the number of vested PSUs by the market value of the underlying shares on the vesting date.

	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise (1) #	Value Realized on Exercise $	Number of Shares Acquired on Vesting (2) #	Value Realized on Vesting $
Gregory Lang	1,047,400	2,315,409	360,933	2,436,298
David Ottewell	35,007	115,274	124,620	841,185

(1)	A portion of these shares were withheld to cover the exercise price of the options.
(2)

Certain PSU grants made on December 1, 2018 matured and were paid out on December 1, 2021 in common shares of the Company at 93% of the PSU grant amount, which shares are represented in this column. A portion of these shares were withheld by the Company in exchange for Company cash in an amount to cover the estimated value of the associated withholding taxes for each NEO.

Realized and Realizable Pay (Supplemental Table)

To facilitate the Shareholders’ comparison of executive pay and performance, the Company is also disclosing the average annual “realized” and “realizable” compensation, as well as the total annual “realized” and “realizable” compensation, over the last five fiscal years for our CEO and the other NEO. Realized and realizable compensation are calculated similarly as described in the table below, but those amounts differ from the amounts in the “Summary Compensation Table” shown on page 74, prepared as required by the SEC. Realized and realizable compensation provide additional representations of executive compensation but are not a substitute for the “Summary Compensation Table”. Summary compensation table compensation (SCT), realized compensation and realizable compensation in the charts below includes the following elements of compensation found in the “Summary Compensation Table,” however, the valuation methodology of certain of these elements differs, as noted below:

Compensation type	SCT	Realized	Realizable
Base Salary	● This value is equivalent to the aggregate value in the “Summary Compensation Table”
Bonus (Annual incentive plan)	● This value is equivalent to the aggregate value in the “Summary Compensation Table”
PSUs	● The value of the unvested award calculated in accordance with ASC 718.	● The value of such awards at vesting shown in the year of the award grant rather than the year of vesting and payout.

●        The realized value, if any, plus, for unvested awards, the value based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2022 of $5.77 and assuming a performance multiplier of 1.0x the grant amount.

Option awards	● The value of the unvested award calculated in accordance with ASC 718.	● The value received upon exercise shown in the year of the option grant rather than the year of exercise.

●        The realized value, if any, plus, for unexercised options, the value based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2022 of $5.77 less the option exercise price, as applicable.

As shown in the chart below, realized compensation for our CEO was lower than the five-year average annual compensation reported in the “Summary Compensation Table” (excluding “All Other Compensation”) primarily due to the time between grant, vesting and exercise of option awards and due to the time required for vesting and payout of PSU awards. Beginning in fiscal year 2018, the time between grant and vesting for option awards and PSU awards was extended to three years; option and PSU awards made prior to fiscal year 2018 vested over two years. Additionally, the elimination of the performance multiplier in the formula to calculate long-term incentive value, which is used to determine the number of PSUs and options granted to each NEO, resulted in a decrease in PSU grants and option grants beginning with those made in fiscal year 2018.

Realized pay and realizable pay in fiscal year 2018 is the same for the CEO and for the other NEO as all fiscal year 2018 grants of option awards have vested and were exercised, and all fiscal year 2018 grants of PSU awards were paid out at 93% of the grant amount. The 2018 realized pay and realizable pay amounts represent the actual value ultimately received by the CEO and the other NEO for salary, annual incentive, and options and PSUs granted during fiscal year 2018. Any realized value attributable to options and PSUs granted in fiscal year 2018 was received in fiscal 2020 and subsequent years.

CEO Pay Ratio – 10.3 to 1

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2022 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” on page 74 of this Circular. Pay elements that were included in the annual total compensation for each employee are:

●	salary received in fiscal year 2022
●	annual incentive payment received for performance in fiscal year 2022
●	grant date fair value of stock option and PSU awards granted in fiscal year 2022
●	Company-paid 401(k) Plan or RRSP match made during fiscal year 2022
●	Company-paid ESPP match made during fiscal year 2022
●	Company-paid life insurance premiums during fiscal year 2022
●	auto allowance paid in fiscal year 2022
●	reimbursement for Company-paid executive physical during fiscal year 2022

Our calculation includes all employees as of November 30, 2022. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency.

We determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees except for the CEO from lowest to highest (a list of twelve employees), and (iii) since we have an even number of employees when not including the CEO, determining that the average annual total compensation of the two employees ranked sixth and seventh on the list is the median employee (the “Median Employee”).

In adopting the pay ratio rule, the SEC expressly sought to provide flexibility to each company to determine the methodology that best suits its own facts and circumstances. Our pay ratio should not be compared to other companies’ pay ratios because it is based on a methodology specific to the Company and certain material assumptions, adjustments and estimates have been made in the calculation of the pay ratio.

The annual total compensation for fiscal year 2022 for our CEO was $4,839,796 and for the Median Employee was $468,013. The resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2022 is 10.3 to 1.

Performance Graph

The following graph depicts the Company’s cumulative total Shareholder returns over the five most recently completed fiscal years assuming a C$100 investment in Common Shares on November 30, 2017, compared to an equal investment in the S&P/TSX Composite Index (TSX ticker: ˄TSX) and in the S&P/TSX Global Gold Index (TSX ticker: ˄TTGD) on November 30, 2017. The Company does not currently issue dividends. The Common Share performance as set out in the graph is not indicative of future price performance.

C$	2018	2019	2020	2021	2022
Value based on C$100 invested in the Company on November 30, 2017	98	185	260	173	155
Value based on C$100 invested in the S&P/TSX Composite Index on November 30, 2017	97	112	118	145	148
Value based on C$100 invested in the S&P/TSX Global Gold Index on November 30, 2017	85	129	165	156	154

Pension Benefits and Nonqualified Deferred Compensation

The Company has no pension and no plans that provide for nonqualified deferred compensation to its NEOs.

Executive Employment Agreements

The Company has entered into employment agreements with each of the NEOs regarding, among other matters, the duties, tasks and responsibilities of each. Pursuant to an employment contract with the Company effective January 9, 2012, Mr. Lang is employed by the Company as President and CEO. Mr. Ottewell has entered into an employment agreement with NovaGold USA, Inc., a wholly owned subsidiary of the Company, effective November 13, 2012, and is employed as Vice President and Chief Financial Officer of the Company. References in this section to the “Company”, as such references relate to Mr. Ottewell, are to NovaGold USA, Inc., except with respect to a change of control in which case such references are to a change of control of the Company. The employment agreements continue indefinitely, unless and until terminated.

Compensation

Mr. Lang’s salary is reviewed at least annually by the Board. The Compensation Committee makes recommendations to the Board regarding appropriate salary adjustments. Mr. Ottewell’s salary is reviewed at least annually by the CEO. The CEO may make recommendations to the Board or the Compensation Committee of the Board regarding appropriate salary adjustments. The Company is obligated to provide the NEOs with group life, long-term disability, extended medical and dental insurance coverage in accordance with the policies and procedures of the Company in effect from time to time.

Termination

Just Cause

The Company may terminate a Named Executive Officer’s employment at any time for just cause.

Without Just Cause

The Company may terminate a Named Executive Officer’s employment at any time without just cause upon making a severance payment in an amount equal to the Named Executive Officer’s annual salary at the time of termination plus the annual incentive earned in the previous fiscal year, multiplied by two.

The Company will also continue the Named Executive Officer’s group health and dental insurance benefits, if any, for a maximum period of 12 months or until such time as he subsequently becomes covered by another group health plan or otherwise loses eligibility for Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage, whichever is earlier, in accordance with COBRA and unless prohibited or restricted by applicable law. The Company will reimburse the Named Executive Officer on a tax-free basis for such COBRA premium payments. If the Company is unable to continue such group health and dental insurance benefits, or to provide them to the Named Executive Officer on a tax-favored basis, the Company will instead pay to the Named Executive Officer an amount equal to the present value of the Company’s cost of providing such benefits, such amount to be paid as soon as possible following the Executive’s termination but in any case by March 15 of the year following the year of termination. In addition, the Company will also pay to the Named Executive Officer, as soon as practical following termination of employment but in any event no later than March 15 of the year following the year of termination, a lump sum payment equal to the Company’s cost of providing group life and long-term disability insurance coverage to the Named Executive Officer for a period of 12 months.

Material Breach or Default

A Named Executive Officer may terminate his employment agreement upon a material breach or default of any term of the employment agreement by the Company; provided, in the case of Mr. Lang, that Mr. Lang must advise the Company in writing of such breach or default within 90 days of the date he has become aware (or reasonably should have become aware) of the breach or default, and such breach or default has not been cured by the Company within 30 days from the receipt of such written notice and, in the case of Mr. Ottewell, that if such material breach or default is capable of being remedied by the Company, it has not been remedied within 30 days after written notice of the material breach or default has been delivered to the Company. If an employment agreement is terminated by the Named Executive Officer as a result of a material breach or default of any term of the employment agreement by the Company, the Named Executive Officer is entitled to receive the compensation to which the Named Executive Officer would be entitled if he were terminated without just cause.

Resignation

A Named Executive Officer may terminate his employment at any time upon providing three months’ notice in writing to the Company.

Death or Disability

The Company may terminate a Named Executive Officer’s employment at any time upon the Named Executive Officer’s death or his becoming permanently disabled or disabled for a period exceeding 180 consecutive days or 180 non-consecutive days calculated on a cumulative basis over any two-year period during the term of the employment agreement. If the employment agreement is terminated due to the senior officer’s death or disability, the Company will pay to the Named Executive Officer (or his estate) his then current salary accrued as of the date of termination and a lump sum equal to his then-current annual salary.

Change of Control

The employment agreements provide for certain payments upon a “double-trigger”, which requires a “change of control”, as defined below, and, within the 12-month period immediately following a change of control, either:

●

a material change (other than a change that is clearly and exclusively consistent with a promotion) in the Named Executive Officer’s positions, duties, responsibilities, titles or offices with the Company in effect immediately prior to any change of control;

●	a material reduction in the Named Executive Officer’s base salary in effect immediately prior to any change of control;

●	any material breach by the Company of any material provision of the employment agreement; or

●	any action or event that would constitute a constructive dismissal of the Named Executive Officer at common law.

If the Named Executive Officer advises the Company in writing of the condition set forth above within 90 days of the date the Named Executive Officer has become aware (or reasonably should have become aware) of the condition, and the Company has not cured the condition within 30 days from the receipt of written notice, the Named Executive Officer’s employment will be deemed to have been terminated by the Company. The Company will, immediately upon such termination, and in all cases on or before March 15 of the year following the year in which such termination occurs, make a lump sum payment to the Named Executive Officer in an amount equal to the Named Executive Officer’s annual salary at the time of termination plus the Named Executive Officer’s annual incentive earned in the previous fiscal year, multiplied by two. The Named Executive Officer will also be entitled to the same benefits as if he were terminated without just cause.

For the purposes of the employment agreements, a “change of control” means any of the following:

●

at least 50% in fair-market value of all of the Company’s assets are sold to a party or parties acting jointly or in concert (as determined pursuant to the Ontario Securities Act, as amended (the “OSA”)) in one or more transactions occurring within a period of two years;

●

a direct or indirect acquisition of voting shares of the Company by a person or group of persons acting jointly or in concert that, when taken together with any voting shares owned directly or indirectly by such person or group of persons at the time of the acquisition, constitutes 40% or more of the Company’s outstanding voting shares, provided that the direct or indirect acquisition of voting shares of the Company by Electrum, including all persons acting jointly or in concert with Electrum, shall not constitute a “change of control” unless the acquisition of such additional voting shares, when taken together with any voting shares or securities convertible into voting shares held directly or indirectly by Electrum at the time of acquisition, constitutes 50% or more of the Company’s outstanding voting shares (all such convertible securities owned by Electrum will be deemed to be fully converted or exercised and the number of the Company’s outstanding voting shares will be adjusted to reflect such conversion or exercise);

●

a majority of the nominees of the then-incumbent Board of Directors of the Company standing for election to the Company’s Board of Directors are not elected at any annual or special meeting of the Company’s Shareholders; or

●

the Company is merged, amalgamated, consolidated or reorganized into or with another body corporate or other legal person and, as a result of such business combination, more than 40% of the voting shares of such body corporate or legal person immediately after such transaction are beneficially held in the aggregate by a person or body corporate (or persons or bodies corporate acting jointly or in concert) and such person or body corporate (or persons or bodies corporate acting jointly or in concert) beneficially held less than 40% of the Company’s voting shares immediately prior to such transaction.

Release

In order for a Named Executive Officer to receive the severance payment and the payments with respect to group health, dental, life and disability coverage in the event of termination without just cause or upon breach or default by the Company under an employment agreement, the severance payment upon the Named Executive Officer’s death or disability or the severance payment and the payments upon a double-trigger event, the Named Executive Officer must agree to enter into a separation agreement and release in a form agreeable to the Company, including a release of claims in the form provided by the Company, on or prior to the date of the expiration of any consideration period under applicable law.

Non-Solicitation

The Named Executive Officers are subject to non-solicitation provisions for a period of six months following termination of their employment for any reason.

Potential Payments Upon Termination or Change of Control

The following table describes the estimated potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the Named Executive Officers would have been entitled if a termination of employment or change of control occurred on November 30, 2022. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s departure from the Company. The amounts reported in the table below do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the Named Executive Officers or include distributions of plan balances under the Company’s 401(k) plan or savings plans. The amounts reported assume payment of all previously earned and unpaid salary, vacation pay and short- and long-term incentive awards.

Named Executive Officer	Termination for “Just Cause” or Resignation $	Termination without “Just Cause” or Breach or Default by the Company $	Death or Disability $	Change of Control (1) $	Double-Trigger (2) $

Gregory Lang
Cash severance	-	3,492,892	806,300	-	3,492,892
Acceleration of equity awards (3)	-	-	-	2,034,900	3,324,097
Present value of group health and dental plan premiums (4)	-	24,538	-	-	24,538
Present value of group life and long-term disability premiums (5)	-	-	-	-	7,653
Total Termination Benefits	-	3,517,430	806,300	2,034,900	6,849,180
David Ottewell
Cash severance	-	1,720,162	446,100	-	1,720,162
Acceleration of equity awards (3)	-	-	-	702,660	1,184,581
Present value of group health and dental plan premiums (4)	-	23,807	-	-	23,807
Present value of group life and long-term disability premiums (5)	-	-	-	-	9,610
Total Termination Benefits	-	1,743,969	446,100	702,660	2,938,160

(1)

Represents the value of all outstanding PSUs and stock options granted on or before December 1, 2018, the vesting of which will be fully accelerated upon the occurrence of a “change of control” under the Performance Share Unit Plan and the Stock Award Plan.

(2)

Represents payments upon the occurrence of a double-trigger event under: i) the executive employment agreements in the case of cash, and ii) the Performance Share Unit Plan and the Stock Award Plan for awards made after January 2019. Excludes accelerated vesting of PSUs and stock options granted prior to January 2019 to which the Named Executive Officers may be entitled upon the occurrence of a “change of control” under the Performance Share Unit Plan and the Stock Award Plan, which are reported under “Change of Control.”

(3)	Value based on the closing price of the Company’s common shares on November 30, 2022 on the NYSE American of $5.77. For stock options, the exercise price has been deducted.
(4)

Represents reimbursement to the Named Executive Officer for premium payments for group health and dental insurance benefits, excluding gross ups to cover taxes and including a 2% COBRA administration markup.

(5)

Represents a lump sum payment equal to the Company’s cost of providing group life and long-term disability insurance coverage to the Named Executive Officer for a period of twelve months following termination.

NON-EXECUTIVE DIRECTOR COMPENSATION

The Company has targeted non-executive Director total direct compensation above the median of the Peer Group for the following reasons:

●	the Company seeks to attract directors with experience working for larger companies than that of our Peer Group because of our large joint venture partner; and
●

the Company seeks to attract directors with experience working for larger companies than that of our Peer Group because of the scale and quality of the Company’s Donlin Gold asset under development in comparison to our Peer Group’s assets.

Compensation targets for non-executive Directors are:

●	For annual cash retainers – 25th percentile of the market
●	For chair fees and meeting fees – 62.5th percentile of the market
●	For total direct compensation including equity awards – 75th percentile of the market

At the request of the Compensation Committee, a review of non-executive Directors’ compensation was conducted in the fourth quarter of fiscal year 2022. The Compensation Committee, after referring to market information provided by Mercer, determined to recommend no changes to the Directors’ fiscal year 2023 compensation program from that established by the Board for fiscal year 2022. The non-executive Directors’ full compensation package is described below.

Market compensation data was sourced from compensation data disclosed in the proxy statements of other publicly traded companies. As with the Company’s NEOs, the data was collected from the proxy statements of the companies included in NOVAGOLD’s 2023 Peer Group consisting of: Alamos Gold Inc., B2Gold Corp., Centerra Gold Inc., Coeur Mining Inc., Equinox Gold Corporation, Hecla Mining Company, IAMGOLD Corporation, MAG Silver Corporation, New Gold Inc., OceanaGold Corp., Pan American Silver, Seabridge Gold Inc., SSR Mining Inc., and Torex Gold Resources Inc.

The largest portion of compensation paid to the non-executive Directors is in DSUs and stock option awards, which aligns the long-term interests of the non-executive Directors with those of the Shareholders as the value of the DSUs and stock option awards is dependent upon the Company’s share price performance. Paying a larger portion of compensation to non-executive Directors in equity rather than cash also aligns the compensation program with the Company’s strategy of protecting its treasury.

The table below describes the full compensation structure approved for non-executive Directors beginning in fiscal year 2023, which is unchanged from fiscal year 2022.

Activity	Compensation
Membership on Board – Annual Retainer (1)	$42,800	per annum
Chairman of the Board	$130,000	per annum
Lead Director	$19,000	per annum
Preparation and attendance at Board and Committee meetings	$1,100	per meeting
Audit Committee Chair	$17,000	per annum
All Other Committee Chairs	$13,200	per annum
(1)	At least 50% of the annual retainers are paid to Directors in the form of DSUs.

Non-Executive Director Compensation Table

The table below summarizes the compensation provided to the Company’s non-executive Directors during the fiscal year ended November 30, 2022.

Director	Fees Earned or Paid in Cash $	Stock Awards (1) $	Option Awards (2) $	All Other Compensation $	Total $
Elaine Dorward-King	33,650	26,750	137,297	-	197,697
Sharon Dowdall	62,750	32,100	137,160	-	232,010
Diane Garrett	34,600	21,400	137,297	-	193,297
Thomas Kaplan	134,400	42,800	137,297	-	314,497
Igor Levental	39,792	16,632	137,297	-	193,721
Kalidas Madhavpeddi	50,000	21,400	137,297	-	208,697
Kevin McArthur	15,914	6,164	229,000	-	251,078
Clynton Nauman	47,500	21,400	137,297	-	206,197
Ethan Schutt	42,300	21,400	137,297	-	200,997
Anthony Walsh	71,850	21,400	137,160	-	230,410
(1)

The 2022 share-based grants for Directors are DSUs that vest when the Directors retire from the Board of the Company. The Company grants DSUs quarterly in arrears. Accordingly, the “Stock Awards” column in the table above includes DSUs granted to Directors with respect to the fourth quarter of fiscal 2021 and the first three quarters of fiscal 2022. Amounts are based upon the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 13 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2022. The number of DSUs granted and the fair value on each grant date calculated in accordance with ASC 718 are as follows:

	December 1, 2021		March 1, 2022		June 1, 2022		September 1, 2022
Non-Executive Director	Fair Value $	DSUs #	Fair Value $	DSUs #	Fair Value $	DSUs #	Fair Value $	DSUs #
Elaine Dorward-King	8,025	1,150	8,025	1,147	5,350	943	5,350	1,115
Sharon Dowdall	10,700	1,533	10,700	1,530	5,350	943	5,350	1,115
Diane Garrett	5,350	766	5,350	765	5,350	943	5,350	1,115
Thomas Kaplan	10,700	1,533	10,700	1,530	10,700	1,887	10,700	2,230
Igor Levental	5,350	766	5,350	765	5,350	943	582	121
Kalidas Madhavpeddi	5,350	766	5,350	765	5,350	943	5,350	1,115
Kevin McArthur	-	-	-	-	814	143	5,350	1,115
Clynton Nauman	5,350	766	5,350	765	5,350	943	5,350	1,115
Ethan Schutt	5,350	766	5,350	765	5,350	943	5,350	1,115
Anthony Walsh	5,350	766	5,350	765	5,350	943	5,350	1,115

(2)

The Company grants stock options to Directors annually. The stock option grants for Directors made on December 1, 2021 vest 1/3 upon the first anniversary of the grant, 1/3 upon the second anniversary of the grant, and the final 1/3 on the third anniversary of the grant. Amounts are based upon the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note13 to the Company’s consolidated financial statements for the fiscal year ended November 30, 2022. Each Canadian resident Director was granted a total of 55,700 stock options in a single grant during fiscal 2022, and each non-Canadian resident Director was granted a total of 54,700 stock options in a single grant during fiscal 2022. Additionally, Kevin McArthur received a new director grant of 100,000 stock options upon joining the Company’s Board in May 2022. The fair value of these stock options on the grant date, December 1, 2021, and May 19, 2022 in the case of Mr. McArthur, are calculated in accordance with ASC 718 and are reflected in this column.

DSU Plan

The DSU Plan has been established to promote the interests of the Company by attracting and retaining qualified persons to serve on the Board and to provide the Directors with an opportunity to receive a portion of their compensation for serving as a Director in the form of securities of the Company. This vehicle also aligns the interests of non-executive Directors with those of the Shareholders by linking Directors’ compensation to long-term Shareholder value.

Under the DSU Plan, each non-executive Director can elect to receive between no less than 50% and up to a maximum of 100% of their annual retainer in the form of DSUs. Directors are not eligible to receive the underlying Common Shares until they retire from service with the Company. This plan has been in effect since December 1, 2009. More information about the DSU Plan can be found beginning on page 22.

The number of DSUs granted is determined quarterly by dividing the quarterly retainer amount by the volume weighted adjusted share price for the last five days of such quarter.

The following table sets forth the 2022 DSUs earned by each non-executive Director for service in fiscal year 2022, and the aggregate value of such payments is based on the $5.77 closing price of the Common Shares on the NYSE American on November 30, 2022. A total of 39,148 DSUs were granted to all non-executive Directors for service in fiscal year 2022, which number represents 0.012% of the Common Shares issued and outstanding as of November 30, 2022.

DSUs Earned in Fiscal 2022
	Q1		Q2		Q3		Q4		Total
Director	Value $	# of DSUs	Value $	# of DSUs	Value $	# of DSUs	Value $	# of DSUs	Value $	# of DSUs
Elaine Dorward-King	6,618	1,147	5,441	943	6,434	1,115	5,476	949	23,969	4,154
Sharon Dowdall	8,828	1,530	5,441	943	6,434	1,115	5,476	949	26,178	4,537
Diane Garrett	4,414	765	5,441	943	6,434	1,115	5,476	949	21,764	3,772
Thomas Kaplan	8,828	1,530	10,888	1,887	12,867	2,230	10,957	1,899	43,540	7,546
Igor Levental	4,414	765	5,441	943	698	121	-	-	10,553	1,829
Kalidas Madhavpeddi	4,414	765	5,441	943	6,434	1,115	5,476	949	21,764	3,772
Kevin McArthur	-	-	825	143	6,434	1,115	5,476	949	12,734	2,207
Clynton Nauman	4,414	765	5,441	943	6,434	1,115	5,476	949	21,764	3,772
Ethan Schutt	4,414	765	5,441	943	6,434	1,115	5,476	949	21,764	3,772
Anthony Walsh	4,414	765	5,441	943	6,434	1,115	5,476	949	21,764	3,772

This supplemental table has been included to provide shareholders with additional compensation information for the prior year. The Company believes this supplemental table better enables shareholders to understand non-executive Director compensation considering the Company’s practice of granting DSUs quarterly in arrears. However, this supplemental information is not intended to be a substitute for the information provided in the Non-Executive Director Compensation Table beginning on page 88, which has been prepared in accordance with the SEC’s disclosure rules.

The information contained in this supplemental table differs substantially from the compensation information contained in the Non-Executive Director Compensation Table beginning on page 88 because the stock awards column in the Non-Executive Director Compensation Table reports awards actually granted during fiscal 2022, as opposed to equity awards granted in respect of that specific performance year. In addition, the value of DSUs earned by the non-executive Directors in this supplemental table is not based on the grant date fair value but rather the closing price of the Company’s Common Shares on November 30, 2022.

Directors’ Share Ownership

The Board established a policy in April 2009, which was updated in August 2020, requiring each Director to maintain a minimum holding of Common Shares and/or DSUs equal to three times the annual retainer paid to Board members (currently $42,800/year). Directors must meet these share ownership requirements within five years of becoming a Director or within three years of any change to the share ownership requirements, whichever is later. Until a Director meets their share ownership requirement, they may not sell or otherwise dispose of any securities of the Company unless, in connection with a stock option exercise, options or Common Shares are withheld or sold to cover the option exercise price, taxes, and/or fees. There are no equity holding period requirements. Upon meeting the share ownership requirement, a Director is deemed to have met the share ownership requirement going forward, regardless of changes in the price of a Common Share, so long as: (i) the Director’s share ownership does not drop below the number of shares held at the time they first met the share ownership requirement, and (ii) the applicable share ownership requirement remains the same. Directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Director. Directors are also not permitted to pledge Company securities to secure personal debts or loans.

The following table outlines the aggregate value of the Common Shares and/or DSUs held by each non-executive Director on November 30, 2022.

		Share Ownership Guidelines
Director	Eligible Holdings (1) #	Requirement $	Proportion of Requirement Met (2)
Elaine Dorward-King (3)	8,041	$128,400	36%
Sharon Dowdall	43,610	$128,400	196%
Diane Garrett (4)	20,848	$128,400	100%
Thomas Kaplan	370,983	$128,400	1,667%
Kalidas Madhavpeddi	181,207	$128,400	814%
Kevin McArthur (5)	1,258	$128,000	6%
Clynton Nauman	188,320	$128,400	846%
Ethan Schutt (6)	9,092	$128,400	41%
Anthony Walsh	40,801	$128,400	183%

(1)	Common Shares and/or DSUs.
(2)	Based on the Company’s closing Common Share price on the NYSE American as of November 30, 2022 of $5.77.
(3)	Dr. Dorward-King became a Director on May 14, 2020 and has until May 14, 2025 to meet the share ownership requirements.
(4)

Dr. Garrett exceeded the Share Ownership Guidelines as of November 30, 2020, and since her share ownership has not decreased (and has, in fact, increased) since that date, she is deemed to meet the Company’s Share Ownership Guidelines for Directors.

(5)	Mr. McArthur became a Director on May 18, 2022 and has until May 18, 2027 to meet the share ownership requirements.
(6)	Mr. Schutt became a Director on May 16, 2019 and has until May 16, 2024 to meet the share ownership requirements.

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets information concerning all option-based and share-based awards outstanding for each non-executive Director as of November 30, 2022 including awards granted before the most recently completed fiscal year.

	Option-Based Awards					Share-Based Awards
Director	Grant Date	Number of Securities Underlying Unexercised Options #	Option Exercise Price $	Option Expiration Date	Value of Unexercised in-the-money Options (1) $	Number of Shares or Units of Shares that have not Vested #	Market or Payout Value of Shares or Units of Shares that have not Vested (2) $	Market or Payout Value of Vested Share-Based Awards not Paid Out or Distributed $
Elaine Dorward-King	15-May-2020	100,000	$11.70	14-May-2025	—
	01-Dec-2020	35,200	$9.96	30-Nov-2025	—
	01-Dec-2021	54,700	$6.75	30-Nov-2026	—
						8,041	46,397	—
Sharon Dowdall	01-Dec-2018	96,000	C$4.90	30-Nov-2023	202,547
	01-Dec-2019	56,200	C$9.24	30-Nov-2024	—
	01-Dec-2020	36,500	C$13.00	30-Nov-2025	—
	01-Dec-2021	55,700	C$8.66	30-Nov-2026	—
						43,609	251,624	—
Diane Garrett	07-May-2018	100,000	$4.75	06-May-2023	102,000
	01-Dec-2018	91,300	$3.67	30-Nov-2023	191,730
	01-Dec-2019	54,300	$6.96	30-Nov-2024	—
	01-Dec-2020	35,200	$9.96	30-Nov-2025	—
	01-Dec-2021	54,700	$6.75	30-Nov-2026	—
						13,748	79,326	—
Thomas Kaplan	01-Dec-2018	91,300	$3.67	30-Nov-2023	191,730
	01-Dec-2019	54,300	$6.96	30-Nov-2024	—
	01-Dec-2020	35,200	$9.96	30-Nov-2025	—
	01-Dec-2021	54,700	$6.75	30-Nov-2026	—
						84,006	484,715	—
Kalidas Madhavpeddi	01-Dec-2018	91,300	$3.67	30-Nov-2023	191,730
	01-Dec-2019	54,300	$6.96	30-Nov-2024	—
	01-Dec-2020	35,200	$9.96	30-Nov-2025	—
	01-Dec-2021	54,700	$6.75	30-Nov-2026	—
						45,651	263,406	—
Kevin McArthur	19-May-2022	100,000	$5.72	18-May-2027	5,000
						1,258	7,259	—
Clynton Nauman	01-Dec-2018	91,300	$3.67	30-Nov-2023	191,730
	01-Dec-2019	54,300	$6.96	30-Nov-2024	—
	01-Dec-2020	35,200	$9.96	30-Nov-2025	—
	01-Dec-2021	54,700	$6.75	30-Nov-2026	—
						45,651	263,406	—
Ethan Schutt	17-May-2019	100,000	$3.87	16-May-2024	190,000
	01-Dec-2019	54,300	$6.96	30-Nov-2024	—
	01-Dec-2020	35,200	$9.96	30-Nov-2025	—
	01-Dec-2021	54,700	$6.75	30-Nov-2026	—
						9,092	52,461	—
Anthony Walsh	01-Dec-2018	96,000	C$4.90	30-Nov-2023	202,547
	01-Dec-2019	56,200	C$9.24	30-Nov-2024	—
	01-Dec-2020	36,500	C$13.00	30-Nov-2025	—
	01-Dec-2021	55,700	C$8.66	30-Nov-2025	—
						40,801	235,422	—

(1)

Based on the price of the Company’s Common Shares on the: i) TSX as of November 30, 2022 of C$7.75 less the option exercise price, or ii) NYSE American as of November 30, 2022 of $5.77 less the option exercise price, as applicable. Canadian amounts were converted to US dollars using the November 30, 2022 exchange rate of C$1.3508 = US$1.00 as quoted by The Bank of Canada.

(2)	Based on the price of the Company’s Common Shares on the NYSE American as of November 30, 2022 of $5.77.

Value Vested or Earned During the Year

An award of 55,700 stock options was granted to each of the Canadian resident non-executive Directors during the fiscal year ended November 30, 2022; and an award of 54,700 stock options was granted to each of the non-Canadian resident, non-executive Directors during the fiscal year ended November 30, 2022. One-third of these stock options granted in fiscal year 2022 vested on the first anniversary of the grant date, with another one-third scheduled to vest on the second anniversary of the grant date, and the final one-third scheduled to vest on the third anniversary of the grant date. The total number of non-executive Director stock options that vested during the fiscal year ending November 30, 2022 was 475,102, which represented 0.1% of the Company’s issued and outstanding Common Shares as of that date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has adopted the Stock Award Plan, the PSU Plan and the DSU Plan. The Company last asked for and received Shareholder approval of these plans at the Annual Meeting of Shareholders held on May 14, 2020. The intent of these equity plans is to allow the Company to provide a flexible mix of compensation components to attract, retain, and motivate the performance of the plan participants in alignment with the success of the Company and its Shareholders, to encourage share ownership by executive officers and Directors, and to preserve cash where possible. The Company feels that DSUs align Directors’ interests to those of the Shareholders more effectively than other equity programs. These equity plans assist to further align the interests of executive officers and Directors with the long-term interests of Shareholders.

Equity Compensation Plan Information

The Company currently grants equity under the Stock Award Plan, the PSU Plan, and the DSU Plan to attract and retain Directors, officers, employees, and Eligible Consultants to the Company and to motivate them to advance the Company’s interests by affording them the opportunity to acquire an equity interest in the Company through options and performance-based share awards.

The following table sets out information concerning the number and price of securities to be issued under equity compensation plans to employees and others. All of the compensation plans referenced below have been approved by Shareholders. The Company does not have any equity compensation plans which have not been approved by Shareholders.

Equity Compensation Plan Information as of November 30, 2022

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Award Plan	7,717,413	(1)	C$8.00/$6.21(2)	18,982,836	(3)
PSU	1,257,200	(4)	n/a	8,755,393	(5)
DSU	291,860	(6)	n/a	3,045,671	(7)
Equity compensation plans not approved by security holders	—		—	—
Total	9,266,473			30,783,900

(1)	The options issued and outstanding represent approximately 2.31% of the Company’s Common Shares issued and outstanding as of November 30, 2022.
(2)	Of the 7,717,413 options issued and outstanding, 1,010,932 have a weighted average exercise price of C$8.00 and 6,706,481 have a weighted average exercise price of $6.21.
(3)

The number of options available for future issuance is a number equal to eight percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options. The 18,982,836 options available for future issuance represent 5.69% of the Company’s issued and outstanding Common Shares as of November 30, 2022.

(4)

Assumes vesting at 100% of PSU grant amount. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon performance against established quantitative performance criteria. The PSUs issued and outstanding represent approximately 0.38% of the Company’s Common Shares issued and outstanding as of November 30, 2022.

(5)

The number of PSUs available for future issuance is a number equal to three percent of the issued and outstanding Common Shares from time to time, less the number of outstanding PSUs. The 8,755,393 PSUs available for future issuance represent 2.62% of the Company’s issued and outstanding Common Shares as of November 30, 2022.

(6)	The DSUs issued and outstanding represent approximately 0.09% of the Company’s Common Shares issued and outstanding as of November 30, 2022.
(7)

The number of DSUs available for future issuance is a number equal to one percent of the issued and outstanding Common Shares from time to time, less the number of outstanding DSUs. The 3,045,671 DSUs available for future issuance represent 0.91% of the Company’s issued and outstanding Common Shares as of November 30, 2022.

Equity Compensation Plan Information as of March 10, 2023

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Award Plan	9,161,465	(1)	C$8.10/$6.26(2)	17,557,149	(3)
PSU	1,605,500	(4)	n/a	8,413,980	(5)
DSU	310,957	(6)	n/a	3,028,870	(7)
Equity compensation plans not approved by security holders	—		—	—
Total	11,880,672			28,999,999

(1)	The options issued and outstanding represent approximately 2.74% of the Company’s Common Shares issued and outstanding as of March 10, 2023.
(2)	Of the 9,161,465 options issued and outstanding, 1,231,132 have a weighted average exercise price of C$8.10 and 7,930,333 have a weighted average exercise price of $6.26.
(3)

The number of options available for future issuance is a number equal to eight percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options. The 17,557,149 options available for future issuance represent 5.26% of the Company’s issued and outstanding Common Shares as of March 10, 2023.

(4)

Assumes vesting at 100% of PSU grant amount. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon performance against established quantitative performance criteria. The PSUs issued and outstanding represent approximately 0.48% of the Company’s Common Shares issued and outstanding as of March 10, 2023.

(5)

The number of PSUs available for future issuance is a number equal to three percent of the issued and outstanding Common Shares from time to time, less the number of outstanding PSUs. The 8,413,980 PSUs available for future issuance represent 2.52% of the Company’s issued and outstanding Common Shares as of March 10, 2023.

(6)	The 310,957 DSUs issued and outstanding represent approximately 0.09% of the Company’s Common Shares issued and outstanding as of March 10, 2023.
(7)

The number of DSUs available for future issuance is a number equal to one percent of the issued and outstanding Common Shares from time to time, less the number of outstanding DSUs. The 3,028,870 DSUs available for future issuance represent 0.91% of the Company’s issued and outstanding Common Shares as of March 10, 2023.

Shares for Issuance from Plans Approved by Shareholders	Stock Award Plan	PSU	DSU
Maximum number of Common Shares authorized for issuance to any one insider or such insider’s associate under each plan within a one-year period	10% of the total Common Shares outstanding
Maximum number of Common Shares reserved for issuance to any one person under each plan	5% of the total Common Shares outstanding	9,500,000 (1)	No Limit
Maximum number of Common Shares authorized for issuance to insiders, at any time, under all share compensation arrangements of the Company	10% of the total Common Shares outstanding
(1)	As of March 10, 2023, this represents approximately 2.84% of the Company’s Common Shares issued and outstanding.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of November 30, 2022, and the date hereof, the aggregate indebtedness to the Company and its subsidiaries of all executive officers, Directors and employees, and their respective associates, and former executive officers, Directors and employees of the Company or any of its subsidiaries was $nil.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed or related person of the Company, which includes each person who has been a Director or executive officer of the Company since the beginning of the most recently completed fiscal year, nor any proposed nominee for election as Director, nor any associate or affiliate of such informed person or proposed nominee, has had any material interest, direct or indirect, in any transaction entered into by the Company since the beginning of the most recently completed fiscal year, or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries. Generally speaking, under SEC rules, any transaction in which a related person has a material interest, other than transactions involving aggregate amounts less than $120,000, must be approved or ratified by the Audit Committee. The policies apply to all executive officers, directors and their immediate family members. Since December 1, 2021, there were no related person transactions under the relevant standards. Please refer to the section titled “Ethical Business Conduct” beginning on page 100 of this Circular for a discussion about the Company’s policies and procedures governing related party transactions.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound corporate governance practices, which are both in the interest of Shareholders and contribute to effective and efficient decision making. As part of the Company’s commitment to effective corporate governance, the Board, with the assistance of the Audit and Corporate Governance and Nominations Committees, monitors changes in legal requirements and best practices.

Set out below is a description of certain corporate governance practices of the Company, as required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

Board of Directors

The Company has a Board comprised of eleven Directors, currently including one vacancy, led by Dr. Thomas Kaplan as Chairman and Anthony Walsh as independent Lead Director. The Board has proposed a slate of eleven Director nominees for Shareholder approval which includes three new Director nominees. Two current Directors, Sharon Dowdall and Clynton Nauman, are not standing for election at the 2023 Meeting.

Dr. Kaplan is the Chairman, Chief Executive Officer and Chief Investment Officer of The Electrum Group, the investment adviser to the Company’s largest shareholder, Electrum. The Board elected Dr. Kaplan as Chairman because of Electrum’s significant ownership interest in the Company (25.32% of March 10, 2023) as well as Dr. Kaplan’s extensive experience as an entrepreneur, developer of and investor in public and private natural resources companies. As described below, to ensure independence in Board governance, the Board has appointed an independent Lead Director to coordinate discussion among the independent members of the Company’s Board and to lead Board meetings if Dr. Kaplan is unavailable. Anthony Walsh currently serves as the Board’s independent Lead Director.

NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. With eight of the ten current Directors considered independent, the Board is currently composed of a majority of independent directors. The eight independent Directors are: Elaine Dorward-King, Sharon Dowdall, Diane Garrett, Kalidas Madhavpeddi, Kevin McArthur, Clynton Nauman, Ethan Schutt and Anthony Walsh. If elected to serve on the Company’s Board, Hume Kyle, Daniel Muñiz Quintanilla, and Dawn Whittaker will be considered independent Directors.  Gregory Lang is the President and CEO of the Company and therefore deemed non-independent. Thomas Kaplan, the Chairman of the Board, is not considered to be independent as a result of his relationship to the Company’s largest Shareholder.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Board holds regular meetings every quarter. Between the scheduled meetings, the Board meets as required. The independent Directors are afforded an opportunity to meet separately from the non-independent Directors and any representatives of management at every Board meeting. The independent Directors meet in camera at least annually and on an as-needed basis. During fiscal year 2022, the independent Directors met four times. Management also communicates informally with the Directors on a regular basis and solicits advice from members or advisors on matters falling within their areas of special knowledge or experience.

The Board has five standing subcommittees: Audit, Compensation, Corporate Governance and Nominations, Engineering and Technical, and Sustainability. Each of the foregoing subcommittees has its own charter, copies of which are available on the Company’s website at: www.novagold.com under the Governance tab. Special committees are appointed from time to time with respect to specific matters.

The Board and its standing subcommittees meet regularly outside the presence of Company management to engage in open discussion about Company strategy, management’s performance, and any items of special concern or note that may impact the Company. Depending upon the topic, the Board or its standing subcommittees may meet with experts of their choosing, such as the Compensation Consultant, the Company’s Auditors, or outside legal counsel, for example, outside the presence of management. The Board believes this practice of meeting without Company management from time-to-time results in frank discussions, assessments and the effective oversight of risks and opportunities facing the Company.

The following Directors and Director nominees currently serve on the following boards of directors of other reporting issuers:

Name	Reporting Issuer
Elaine Dorward-King	Great Lakes Dredge and Dock Company, LLC (NASDAQ: GLDD) Kenmare Resources plc (LSE: KMR, ISE: KMR) Sibanye-Stillwater (JSE: SSW)
Sharon Dowdall (1)	Olivut Resources Ltd. (TSX-V: OLV)
Diane Garrett	Hycroft Mining Holding Company (NASDAQ: HYMC)
Thomas Kaplan	None
Hume Kyle (2)	None
Gregory Lang	Trilogy Metals Inc. (TSX, NYSE American: TMQ)
Kalidas Madhavpeddi	Dundee Precious Metals Inc. (TSX: DPM) Glencore plc (LSE: GLEN, JSE: GLN) Trilogy Metals Inc. (TSX, NYSE American: TMQ)
Kevin McArthur	First Quantum Minerals Inc. (TSX: FM) Royal Gold Inc. (NASDAQ: RGLD)
Daniel Muñiz Quintanilla (2)	Brookfield Infrastructure Partners LP (NYSE: BIP) Hudbay Minerals Inc. (TSX, NYSE: HBM) Gatos Silver (TSX, NYSE: GATO)
Clynton Nauman (1)	None
Ethan Schutt	None
Anthony Walsh	Dundee Precious Metals Inc. (TSX: DPM) Sabina Gold & Silver Corporation (TSX: SBB)
Dawn Whittaker (2)	Triple Flag Precious Metals Corp. (TSX, NYSE: TFPM) Sierra Metals Inc. (TSX: SMT)

(1)	Not standing for election at the 2023 Meeting.
(2)	New Director nominee.

Independence of Directors

The Board determined that the following Directors qualify as independent under the applicable Board and committee standards of the NYSE American, SEC rules, and National Instrument 58-101: Dr. Dorward-King, Ms. Dowdall, Dr. Garrett, Messrs. Madhavpeddi, McArthur, Nauman, Schutt and Walsh. Dr. Kaplan is not considered to be independent because he is the Chairman, Chief Executive Officer and Chief Investment Officer of The Electrum Group, which manages the portfolio of Electrum, the largest Shareholder of the Company. Mr. Lang is not considered to be independent because he is the Company’s President and Chief Executive Officer. Each of Mr. Kyle, Mr. Muñiz and Ms. Whittaker will be considered independent Directors if their election to the Board is approved by the Shareholders at the Meeting.

Board Charter

The Board is responsible for the overall stewardship of the Company. On May 12, 2021, the Board adopted a written Charter which is available on the Company’s website at www.novagold.com under the Governance tab.  The Board discharges its stewardship responsibilities directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish the goals and strategies of the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters.

The Board has appointed an Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditors’ qualifications and independence, (iii) the performance of the Company’s internal financial controls and audit function and the independent auditors, and (iv) compliance by the Company with legal and regulatory requirements. The members of the Audit Committee are appointed annually by the Board following the annual general meeting of shareholders. The members of the Audit Committee are required to meet the independence and experience requirements of the NYSE American and Section 10A(m)(3) of the Exchange Act, and the rules and regulations of the SEC. At least one member of the Audit Committee is required to be an “audit committee financial expert” as defined by the SEC. The Company’s Audit Committee consists of fully independent members and the Company’s “audit committee financial expert” is Anthony Walsh. The Audit Committee meetings are held quarterly at a minimum. The Audit Committee met four times in the fiscal year ended November 30, 2022. The Audit Committee Charter is available on the Company’s website at www.novagold.com under the Governance tab.

Position Descriptions

The position descriptions for the chairs of each Board committee are contained in the committee charters. The chair of each of the following committees: Audit, Compensation, Corporate Governance and Nominations, Engineering and Technical, and Sustainability, is required to ensure the Committee meets regularly and performs the duties as set forth in its charter, and reports to the Board on the activities of the Committee. The Board has developed a written position description for the Chair of the Board and this position is presently held by Dr. Thomas Kaplan. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board. The Board has also developed a written position description for the Independent Lead Director, who is responsible for leading discussions of the independent Directors and for conducting Board meetings in the absence of the Board Chair.  The Independent Lead Director position is presently held by Anthony Walsh.  Both position descriptions are available on the Company’s website at www.novagold.com under the Governance tab.

The Board has developed a written position description for the CEO. The CEO is primarily responsible for the overall management of the business and affairs of the Company. In this capacity, the CEO shall establish the strategic and operational priorities of the Company and provide leadership to the management team. The CEO is directly responsible to the Board for all the Company’s activities.

Orientation and Continuing Education

The Company provides an orientation and education program to new directors. This program consists of providing education regarding directors’ responsibilities, corporate governance issues, committee charters as well as recent and developing issues related to corporate governance and regulatory reporting. The Company provides orientation in matters material to the Company’s business and in areas outside of the specific expertise of the Board members. All new members of the Board have historically been experienced in the mining sector or in resource development; therefore, general orientation about mining or resource development has not been necessary.

Continuing education helps Directors keep up to date on changing governance issues as well as requirements and legislation or regulations in their field of experience. The Board recognizes the importance of ongoing education for the Directors and senior management of the Company and the need for each Director and officer to take personal responsibility for this process. To facilitate ongoing education, the CEO or the Board may from time to time, as required:

●	request that Directors or officers determine their training and education needs;
●	arrange visits to the Company’s projects or operations;
●	arrange funding for attendance at seminars or conferences of interest and relevance to their position;
●	encourage participation or facilitate presentations by members of management or outside experts on matters of particular importance or emerging significance.

During fiscal year 2022, Directors participated in educational sessions and received educational materials on the topics outlined below.

Educational Topic	Date	Audience
Considerations for determining Directors’ status as independent or non-independent Considerations for designating Named Executive Officers pursuant to Section 16 of the Securities Exchange Act	January 2022	Corporate Governance and Nominations Committee (Ms. Dowdall, Dr. Garrett, Mr. Levental and Mr. Schutt)
ESG Materiality Assessments Diversity, Equity and Inclusion	January 2022	Board of Directors (all members)
U.S. Securities and Exchange Commission Proposed Rules - Climate-Related Disclosure	March 2022	EHSS and Technical Committee (Dr. Dorward-King, Dr. Garrett, Messrs. Lang and Nauman)
U.S. Securities and Exchange Commission Proposed Rules - Cybersecurity - Climate-Related Disclosure	April 2022	Audit Committee (Messrs. Nauman, Schutt and Walsh)
Integrated Enterprise Risk Management Policy and Process ISS and Glass Lewis - Ratings of Company Environmental, Social and Governance (“ESG”) Matters - Policy updates for 2022 and 2023	May 2022	Board of Directors (all members)

Educational Topic	Date	Audience
Compensation Governance Trends - Mining Sector - Broad Market - ESG - U.S. Securities and Exchange Commission U.S. Securities and Exchange Commission Pay vs. Performance Disclosure Rules	August 2022	Compensation Committee (Dr. Dorward-King, Ms. Dowdall, Messrs. Madhavpeddi and Walsh)
U.S. Securities and Exchange Commission Executive Clawback Rules	October 2022	Compensation Committee (Dr. Dorward-King, Ms. Dowdall, Messrs. Madhavpeddi and Walsh)
U.S. Clayton Act, Section 8	October 2022	Corporate Governance and Nominations Committee (Ms. Dowdall, Dr. Garrett, Mr. Levental and Mr. Schutt)
Human Rights (resulting in updates to Company Human Rights Policy) Climate Change (for policy development) Biodiversity (for policy development)	November 2022	Sustainability Committee (Dr. Dorward-King, Messrs. Lang, Madhavpeddi and Schutt

In addition, the Board encourages senior management to participate in professional development programs and courses and supports management’s commitment to training and developing employees.

Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for the Company’s Directors, officers, and employees. The Ethics Code is available on SEDAR at www.sedar.com, on the Company’s website at www.novagold.com under the Governance tab, or may be obtained by contacting the Company at the address given under “Additional Information” at the end of this Circular.

The Board has ultimate responsibility for monitoring compliance with and enforcing the Ethics Code. The Board has delegated this compliance monitoring responsibility to the Corporate Governance and Nominations Committee which, among other things, reviews the Ethics Code periodically. The Board has delegated the responsibility of monitoring complaints regarding accounting, internal controls, cybersecurity matters, or auditing matters to the Audit Committee. Monitoring of accounting, internal control, cybersecurity and auditing matters, as well as violations of the law, the Ethics Code and other Company policies or directives, occurs through the Board’s and the Committees’ regular oversight of the Company’s operations. In addition, the Company maintains an independent, anonymous whistleblower hotline which is accessible by telephone, email or internet to which complaints or concerns may be reported. Concerns or questions regarding the Ethics Code may also be raised directly with the Company’s outside counsel. The Company’s Anti-Corruption, Anti-Bribery, Anti-Fraud Policy (the “Policy”), also available on the Company’s website at www.novagold.com under the Governance tab, establishes Formal Reporting Channels for Directors, officers, employees and agents to report suspected Policy violations or concerns related to the implementation of the Policy and mandates use of the Formal Reporting Channels in the event of specified circumstances. The Company commits to conduct appropriate, fair and thorough investigations of all concerns raised and to not tolerate retaliatory action against any individual for reporting, in good faith, concerns regarding known or suspected violations of any of the Company’s policies.

Certain Company Directors serve as directors or officers of other reporting issuers or have significant shareholdings in other companies. To the extent that such other companies may participate in business ventures in which the Company may participate, the Directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. The Ethics Code explicitly addresses such situations and provides that a Director who is in a position where their private interests conflict with the interests of NOVAGOLD or may have an adverse effect on the Director’s motivation or the proper performance of their job must notify the Chair of the Corporate Governance and Nominations Committee of the existence of an actual or potential conflict of interest. In the event that such a conflict of interest arises at a meeting of the Board, the Director who has such a conflict is obligated to disclose the interest and to refrain from discussing and from voting for or against the approval of such matter. Any Director who may have an interest in a transaction or agreement with the Company is required to disclose such interest and abstain from discussions and voting in respect to same if the interest is material as required by the Business Corporations Act (British Columbia). In considering related party transactions, the Board, and management, if applicable, will assess the materiality of related party transactions on a case-by-case basis with respect to both the qualitative and quantitative aspects of the proposed related party transaction. Company officers and employees are similarly required by the Ethics Code to disclose all actual or potential conflicts of interest and to protect the Company’s confidential information and business opportunities. Related party transactions that are in the normal course are subject to the same processes and controls as other transactions; that is, they are subject to standard approval procedures and management oversight but will also be considered by management for reasonability against fair value determined on an arms-length basis. Related party transactions that are found to be material are subject to review and approval by the Company’s Audit Committee, which is comprised of independent Directors.

Nomination of Directors

The Corporate Governance and Nominations Committee (referred to in this section as the “Committee”), which met four times during fiscal 2022, advises and makes recommendations to the Board on recruitment and nomination of members to the Board. On an annual basis, the Committee assesses the appropriate size of the Board with a view to determining the impact of the number of directors and the effectiveness of the Board, and recommending to the Board, if necessary, a reduction or increase in the size of the Board. The Committee also evaluates the outside commitments of each Board member on an annual basis to ensure they are able to dedicate an adequate and appropriate amount of time and attention to the matters of the Company. Annually or as required, the Committee recruits and identifies potential candidates and considers their appropriateness for membership on the Board. The Committee is responsible for reviewing any Shareholder proposals to nominate candidates for Director. Shareholders may submit names of persons to be considered for nomination, and the Committee will consider such persons in the same way it evaluates other individuals for nomination as a new Director. For the Company’s policies regarding Shareholder requests for nominations, see the section entitled "Shareholder Proposals" in this Circular. None of the current nominees were nominated by a Shareholder. The Committee abides by a diversity policy contained in the Committee’s Charter aimed at selecting nominees to the Board with a variety of personal qualities, relevant experience, educational achievement, race, ethnicity, age, gender and cultural backgrounds. It is the job of the Committee to ensure that the background and skills of the Directors align with the Company’s strategic direction. The Committee’s Charter is available on the Company website at: www.novagold.com under the Governance tab. All members of the Committee are independent Directors. The Company aims to have a well-rounded Board that will guide the organization’s strategy on economic, environmental and societal topics of highest relevance during the current and future lifecycle of its operations.

Board Diversity and Tenure

Board Diversity

At present three of the Company’s ten Directors, or 30% of the Company’s Directors, are women. There are three women included in the slate of eleven Director nominees presented to Shareholders at the 2023 Meeting. If the slate of Directors nominated by the Board is elected by the Shareholders at the 2023 Meeting, 27% of the Board, or three of eleven Directors, will be women. The Company’s written policies regarding the representation of women on the Board and the Committee’s consideration of the representation of women in the Director identification and selection process are described below. For the reasons explained, the Board and the Committee determined not to adopt specific representation targets for women on the Board. However, the Board expects to achieve at least 30% gender diversity in the next year.

The following chart summarizes the skills, experience and demographic diversity of the slate of Directors presented to the Shareholders for approval at the 2023 Meeting.

Board of Directors Slate
	Elaine Dorward-King	Diane Garrett	Thomas Kaplan	Hume Kyle	Gregory Lang	Kalidas Madhav-peddi	Kevin McArthur	Daniel Muñiz Quintanilla	Ethan Schutt	Anthony Walsh	Dawn Whittaker
Skills and Experience
Board of Directors Experience	X	X	X	X	X	X	X	X	X	X	X
Mining Industry Experience (general)	X	X	X	X	X	X	X	X
Mine Development & Operations	X				X	X	X	X
CEO/Senior Executive Experience	X	X	X	X	X	X	X	X	X	X
Human Resources/Compensation	X					X	X			X	X
Finance/M&A/Capital Allocation		X	X	X		X	X	X		X	X
Financial Literacy	X	X	X	X	X	X	X	X	X	X	X
Accounting (Audit Committee Financial Expert)				X		X				X
Government/Public Policy	X	X	X			X			X
Environmental Science/Policy/Regulation	X		X
Risk Management	X		X	X	X	X				X	X
Corporate Governance	X	X	X	X	X	X	X	X	X	X	X
Native Alaskan/Yupik Culture					X				X
Alaska Politics									X
Board Tenure
Years	3	5	12	N/A	11	16	1	N/A	4	11	N/A
Gender
Male			X	X	X	X	X	X	X	X
Female	X	X									X
Non-Binary
Age
Years Old	65	63	60	62	68	67	68	49	49	71	62
Race / Ethnicity
African American/Black
Asian, Hawaiian, or Pacific Islander
Indian/South Asian						X
White/Caucasian	X	X		X	X		X	X		X	X
Hispanic/Latino								X
Native American/Alaskan Native									X
Jewish			X
Other

Board Diversity, Equity and Inclusion Policy

In January 2022, the Board adopted a Diversity, Equity and Inclusion Policy (the “DEI Policy”) to formalize a framework for inclusion and to promote diversity in the Board of the Company.  The DEI Policy states that diversity, for purposes of Board composition, includes, but is not limited to, business and industry skills and experience, gender, ethnicity, and age.  The DEI Policy also sets out the Board’s principles and a process to achieve the Board’s diversity aspirations. A copy of the Board Diversity, Equity and Inclusion Policy can be found on the Company website at: www.novagold.com under the Governance tab.

Board Nomination Process

The Corporate Governance and Nominations Committee’s Charter mandates that the Committee consider the following attributes of candidates for the Board: “(1) relevant knowledge and experience in areas including mining, business, finance, accounting, international business, government, and technology; (2) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (3) diversity in ethnicity, race, gender, age, and cultural background; and (4) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings.” (Emphasis added.) The importance of diversity is incorporated in the Committee’s annual assessment of the long-term plan for the composition of the Board that considers: “the current strengths, competencies, skills and experience of the Board members; diversity in experience, race, ethnicity, gender, age, and cultural background; length of service and potential retirement; and the strategic direction of the Company.” (Emphasis added.)

In January 2015 the Board adopted an amendment to the Committee’s Charter which provides:

Consistent with the objective of ensuring gender diversity, for every open Board position at least one-half of the candidates recommended by the Committee for consideration by the Board shall be female.

The Board believes that these written policies with regard to gender diversity on the Board are consistent with its objective of ensuring that the Board comprises the necessary range of background, experience, values and perspectives to optimize the Company’s opportunities for success. The additional commitment to recommending at least 50% female candidates for Board consideration in the ongoing process of refreshing the Board will ensure that a sufficiently gender diverse list of potential candidates is considered without compromising the Board’s fundamental commitment to make an objective assessment of who is the best person to fill a vacancy on the Board. Accordingly, the Board determined not to set targets for the percentage of women, or other aspects of diversity, on the Board.

Board Renewal

The topic of director term limits has been discussed by both the Corporate Governance and Nominations Committee (referred to in this section as the “Committee”) and the Board. The Board has not adopted any director term limits. With regard to the nomination of directors, the Board notes that the Committee’s Charter mandates that the Committee annually “develop and update a long-term plan for the composition of the Board . . . and report to the Board thereon.” This process shall include a “review [of] the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.” Included among the criteria to be considered by the Committee in this annual evaluation is the “length of service and potential retirement” of current Directors.

In addition, the Committee regularly conducts a Board self-assessment process with the assistance of outside legal counsel which provides each Director with the opportunity to assess how the Board is functioning and to make suggestions for improvements. The assessment process expressly addresses the organization and management of the Board, including its overall composition as well as the composition of each committee; the conduct of Board meetings, including management’s preparation for and participation in those meetings; the clarity and appropriateness of each Board committee’s charter; the performance of the Board with respect to a broad range of functions, including appointment and oversight of management, development and implementation of the Company’s business strategies, risk management, and regulatory reporting compliance; and Board compensation. The most recent of these assessments was completed in January 2023, and the Board discussed the results of the assessment at its January 2023 meeting to determine what action, if any, could further enhance the operations of the Board and its committees.

The Board is committed to regular evaluations of its composition, organization, operations, and effectiveness. The Board concluded that these governance processes are a more appropriate manner in which to ensure proper Board composition and function than adopting a mandatory tenure or retirement age policy.

What changed in 2022? The Committee continued a search for Board candidates with the assistance of a third-party executive search firm.  The Committee focused on searching for candidates with expertise in large scale mining operations, engineering or technical skills relevant to mining, as well as senior executive experience. The Committee considered a number of prospective candidates of both genders, and the Board unanimously nominated Kevin McArthur to stand for election to the Board at the annual general meeting held May 18, 2022.  The Shareholders elected Mr. McArthur to the Board with 99.66% support.  The Board is also asked, and Shareholders approved, a Board size of eleven Directors to accommodate the slate of Directors nominated by the Board to stand for election at the May 2022 annual general meeting. In June 2022, Mr. Levental passed away unexpectedly, leaving a vacancy on the Board.  Thereafter, the Committee began a search for Board candidates with the assistance of a third-party executive search firm. The Committee focused on searching for candidates with expertise in financial matters, capital markets, legal matters and cybersecurity knowledge relevant to mining.  The Board also adopted an Integrated Risk Management Policy (described below) and a Board Diversity, Equity and Inclusion Policy (described above).

What is changing in 2023? The Committee continued its search for Board candidates with the assistance of a third-party executive search firm.  The Committee focused on searching for candidates with expertise in financial matters, capital markets, legal matters, and cybersecurity knowledge relevant to mining, as well as senior executive experience. The Committee considered a number of prospective candidates of both genders, and the Board unanimously nominated Hume Kyle, Daniel Muñiz Quintanilla, and Dawn Whittaker to stand for election to the Board at the Meeting.  Biographies for these new candidates appears in the section beginning on page 27 above titled “Information Concerning The Board Of Directors, Director Nominees, And Executive Officers.” If the slate of Directors nominated by the Board is elected by the Shareholders, 27% of the Board, or three of eleven Directors, will be women. The Board expects to achieve at least 30% gender diversity in the next year.

Company Diversity

One of the five Company executives at the level of Vice President and above, or 20% of Company executives, is female. Overall, of the Company’s thirteen employees as of March 10, 2023, six, or 46%, are women, and one of the thirteen, or 8%, self-identifies as a member of a racial or ethnic minority. The Company’s written policies regarding the representation and selection of women at the Company and executive level are described below. For the reasons explained, the Board and the Company determined not to adopt specific representation targets for women at the executive level.

Management Diversity, Equity and Inclusion Statement

Empowering every employee to be their best, affording every employee the opportunity to make a difference, and giving every employee a chance to be heard are core Company values. Selection of individuals for executive and other positions with the Company is guided by the Company’s Diversity, Equity and Inclusion Statement (provided below), and the Company’s policy which prohibits discrimination and harassment in any aspect of employment based on race, color, religion, ancestry, national origin, ethnicity, age, gender, pregnancy, genetic information (including of a family member), marital status, parenthood, disability, veteran status, sexual orientation, gender identity, gender expression or other protected status. The Company’s Board and management acknowledge the importance of all aspects of diversity including gender, race, ethnic origin, business skills and experience, because it is right to do so and because it is good for our business. When considering candidates for executive positions, the Board’s evaluation takes into account the broadest possible assessment of each candidate’s skills and background with the overriding objective of ensuring that the Company has the appropriate balance of skills, experience, and capacity that the Company needs to be successful. In the context of this overriding objective, the Company has determined not to set targets for the percentage of women, or other aspects of diversity, in executive officer positions.

Company management adopted the following Diversity, Equity and Inclusion Statement applicable to employees in 2021 which remains in effect:

NOVAGOLD RESOURCES INC. (“NOVAGOLD”) is committed to fostering, cultivating, and preserving a culture of diversity, equity and inclusion.

Our employees are one of the most valuable assets we have. The collective sum of the individual differences, life experiences, knowledge, inventiveness, innovation, self-expression, unique capabilities, and talent that our employees invest in their work represents a significant part of our culture, reputation, and NOVAGOLD’s achievements.

NOVAGOLD is dedicated to creating an inclusive work environment for everyone. We embrace and celebrate the unique experiences, perspectives, and cultural backgrounds that each employee brings to our workplace. NOVAGOLD strives to foster an environment where our employees feel respected, valued and empowered, and our team members are at the forefront in helping us promote and sustain an inclusive workplace.

NOVAGOLD’s diversity initiatives are applicable—but not limited—to our practices and policies on recruitment and selection; compensation and benefits; professional development and training; promotions; and the ongoing development of a work environment built on the premise of gender and diversity equity.  To that end, we seek out qualified diverse candidates to encourage them to apply for open positions, either from within or outside of the company.  We also seek out opportunities to develop a pipeline of qualified diverse candidates in a particular profession when we are unable to find them ourselves.

We encourage:

■	Respectful communication and cooperation among all employees.
■	Teamwork and employee participation, fostering the representation of all employee perspectives.
■	Work/life balance through flexible work schedules to accommodate employees’ varying needs.
■	Learning about and, where appropriate, providing assistance in the communities near NOVAGOLD’s projects to promote a greater understanding and respect for diversity in those communities.

Employees who believe they have been subjected to any kind of discrimination that conflicts with the company’s diversity policy and initiatives should seek assistance from a supervisor or an HR representative.

Board Service Policy

In response to concerns raised by some Shareholders during the post-proxy season engagement campaign held following the 2017 Meeting, the Board adopted a policy in January 2018 to limit the number of outside public company boards on which Company directors may serve. The Board Service Policy provides that Company directors who serve as the CEO of a public company may serve only on NOVAGOLD’s Board and on one other public company board (presumably the board of the company where they serve as CEO). Company Directors who do not serve as the CEO of a public company may serve on no more than four public company boards in addition to serving on NOVAGOLD’s Board. The Board Service Policy allows the Governance and Nominations Committee to consider whether there are factors related to an incumbent Director’s or candidate’s other board or executive obligations that warrant a waiver of the limitations established by the Board Service Policy. Any such waiver must be approved by the Board. All Company Directors and nominees are in compliance with the Board Service Policy. A copy of the Board Service Policy can be found on the Company website at: www.novagold.com under the Governance tab.

Insider Trading Policy

The Board has adopted an Insider Trading Policy applicable to all Directors and employees. The Insider Trading Policy prohibits Directors and employees from trading in the Company’s securities during blackout periods and while in possession of material non-public information about the Company. It also discusses requirements applicable to Directors and certain officers regarding obligations to report their transactions in the Company’s securities. A copy of the Insider Trading Policy can be found on the Company website at: www.novagold.com under the Governance tab.

Anti-Corruption, Anti-Bribery, Anti-Fraud Policy

The Company is committed to protecting its reputation, revenues, assets and information from corruption, bribery, fraud, deceit or other improper conduct by directors, officers, employees or agents. The Board has adopted a Code of Business Conduct and Ethics (described in the section titled “Ethical Business Conduct” above) which embodies NOVAGOLD’s commitment to conduct its business in accordance with all applicable laws, rules and regulations and the highest ethical standards. The Anti-Corruption, Anti-Bribery, Anti-Fraud Policy sets out NOVAGOLD’s expectations and requirements relating to the prohibition, recognition, reporting, and investigation of suspected corruption, bribery, fraud, deceit, or other improper conduct. A copy of the Anti-Corruption, Anti-Bribery, Anti-Fraud Policy is available on the Company website at: www.novagold.com under the Governance tab.

Anti-Hedging and Anti-Pledging Policy

Pursuant to our Insider Trading Policy, Directors and all employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to our securities. The policy’s prohibition applies broadly and is not limited to certain types of hedging transactions. In addition, holding our securities in margin accounts or otherwise pledging our securities for a loan are also prohibited.

Executive Compensation Clawback Policy

In response to concerns about the lack of a Company clawback policy raised by some shareholders during the post-proxy season engagement campaign held following the 2017 Meeting, the Board adopted an Executive Compensation Clawback Policy in November 2017. The policy states that in the event the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws, at the Board’s direction, the Company will seek to recover any incentive compensation awarded or paid to an NEO for a fiscal year if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. In October 2022 the SEC issued a final rule requiring companies to adopt and disclose a clawback policy. After the New York Stock Exchange publishes its updated listing standards to include clawback policy guidance in accordance with the new SEC rule, the Company will determine if updates to its current Executive Compensation Clawback Policy are required and/or advisable. A copy of the Executive Compensation Clawback Policy can be found on the Company website at: www.novagold.com under the Governance tab.

Human Rights Policy

NOVAGOLD is committed to having a positive influence in the communities where we operate, which includes ensuring that we respect human rights. Accordingly, the Board has adopted a Human Rights Policy which was updated in November 2022. The policy acknowledges that the primary duty to protect and secure human rights rests with government. NOVAGOLD accepts and embraces the duty of business to respect human rights as defined in Universal Declaration of Human Rights, the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work, the United Nations Global Compact and the United Nations Guiding Principles on Business and Human Rights. NOVAGOLD has identified ten areas of salient human rights risks associated with our business activities and relationships. NOVAGOLD identified these risks based on management’s experience in the gold mining industry, through engagement with stakeholders potentially affected by our operations, and through interaction with the Native Alaskan people who own, occupy, or use the lands on which our Donlin Gold project is located and lands that may otherwise be impacted by the project. A complete copy of the Human Rights Policy is available on the Company website at: www.novagold.com under the Governance tab.

Environmental, Social and Governance Matters

NOVAGOLD recognizes the importance of considering environmental, social and governance (ESG) issues as we develop the Donlin Gold project in conjunction with Barrick, Donlin Gold LLC, Calista Corporation (“Calista”) and The Kuskokwim Corporation (TKC), and as we operate the Company on a day-to-day basis for the benefit of our Shareholders, our employees and our other stakeholders. In addition to other items described in this Circular, below are some of the actions the Company is taking to meet these commitments:

●

In May 2022 our Board dissolved the Environment, Health, Safety, Sustainability and Technical Committee, dividing its responsibilities among two new standing committees to ensure that appropriate time and attention was given to their areas of focus.  The two new standing committees are: 1) the Engineering and Technical Committee, and 2) the Sustainability Committee.  The Sustainability Committee is comprised of Directors with knowledge and experience in the areas of environmental stewardship, permitting and compliance, social license, climate change and biodiversity considerations, and worker safety.  The Engineering and Technical Committee is comprised of Directors with technical expertise in the permitting, planning, development, and safe operation of large mines. While the Board is ultimately responsible for oversight of the Company’s ESG performance, the Sustainability Committee reviews the Company’s environmental and social progress and performance at every meeting and provides strategic direction to management on these matters. The Sustainability Committee provides a report at each regular Board meeting.

●

NOVAGOLD actively participates in the development and implementation of the Donlin Gold LLC Community Development and Strategic Plan, which includes guiding principles around establishing trust and key initiatives to educate and engage stakeholders, invest in communities, and monitor and evaluate the environment in the Y-K region in conjunction with Donlin Gold LLC’s Native Corporation partners, Calista and TKC. Donlin Gold LLC’s strategic investment priorities in the Y‑K region include: 1) environmental concerns & stewardship; 2) community and economic development; 3) cultural traditions; 4) education and workforce development; 5) health, safety & wellness; and 6) community and partner engagement. NOVAGOLD assists Donlin Gold LLC with their overall community outreach planning and execution. NOVAGOLD also provides support to Donlin Gold LLC to emphasize local hire of individuals and suppliers for the project in accordance with Donlin Gold LLC’s agreements with Calista and TKC.

●

NOVAGOLD focuses on the health and safety of our employees and those at Donlin Gold LLC, including contractors.  Donlin Gold LLC also invests in community safety programs in the Y-K region. Our goal is zero lost time incidents in 2023 at Donlin Gold, and to accomplish that we work with Donlin Gold LLC to develop and implement comprehensive health and safety training programs for all Donlin Gold LLC employees and contractors prior to any field program start-up, and we continuously monitor and report on the effectiveness of the programs, including Donlin Gold LLC and contractor safety performance.

●

NOVAGOLD supports a project development plan for Donlin Gold that considers risks and opportunities in all phases: exploration, development, operation, and closure and reclamation. We work with local communities and Calista and TKC, who offer a wealth of traditional knowledge about the local environment, which we incorporate into the development of the location, layout and design of the project infrastructure to avoid sensitive and culturally important habitats, resources and landscapes while enhancing the project’s efficiencies.

●

NOVAGOLD continues to work with Donlin Gold LLC to improve environmental conditions in the Y-K region. In 2023 we will continue to work with Donlin Gold LLC to build upon the successful, annual initiative to remove hazardous waste from villages in the Y-K region and dispose of the waste safely.  We will also invest in a range of other environmental and infrastructure projects in villages throughout the Y-K region.

●	At NOVAGOLD, we will continue to engage with our Shareholders, consider their perspectives, and make changes to our practices as appropriate when it comes to corporate governance matters.
●

We will continue to offer NOVAGOLD’s employees benefits that enable them to stay healthy, maintain a work-life balance, and plan for retirement. These benefits currently include: i) comprehensive health and wellness benefits, ii) retirement savings programs, iii) life insurance and income protection benefits, iv) holiday and time-off benefits, v) flexibility to help balance work and family responsibilities, vi) opportunities to develop professional skills and knowledge, and vii) opportunities to become NOVAGOLD shareholders through our employee stock purchase plan, PSU plan and Stock Award plan.

Climate Change and Carbon Footprint Considerations

NOVAGOLD recognizes that climate change is underway and could potentially pose risks to the Company’s project. NOVAGOLD also recognizes that the Donlin Gold project must be constructed and operated in an efficient manner that not only ensures compliance with our project permits but minimizes the impact to the environment. At present, NOVAGOLD does not have any mines under construction or in operation; however, as part of our planning for eventual construction and operation we do consider how climate change might impact our assets under development and how we can minimize our carbon footprint. As such, the Company recently adopted a Climate Change Policy as described below. The Donlin Gold project received a Joint Record of Decision from the U.S. Army Corps of Engineers (the “Corps”) and the U.S. Bureau of Land Management in August 2018. The Corps issued a final Environmental Impact Statement for Donlin Gold in April 2018 that includes a thorough environmental analysis of the project and addressed comments from the public concerning potential impacts of climate change on the project and its impact on the environment.  Both documents are available for review at www.donlingoldeis.com.

Climate Change Policy

In January 2023, NOVAGOLD adopted a Climate Change Policy to set out the approach taken by NOVAGOLD to address its contribution to and impacts of climate change with reference to its operations.  The Climate Change Policy forms the basis of an iterative process of policy development in line with the relative position and size of the Company, the stage of development of the Company’s assets, and the evolution of knowledge, technology, and innovative solutions in response to climate change. The commitments made in the Climate Change Policy apply to the activities of NOVAGOLD and its subsidiaries and partnerships in relation to NOVAGOLD’s ownership share in all assets. At joint ventures where NOVAGOLD does not have full operational control the Climate Change Policy will be used to guide NOVAGOLD’s approach, though it is acknowledged that the Climate Change Policy may not be applied if an individual site has its own policy in place. While NOVAGOLD recognizes that it is appropriate for each of its operations to have individual targets and commitments, NOVAGOLD expects all its subsidiaries and partnerships to adhere to the commitments outlined in the Climate Change Policy. A complete copy of the Climate Change Policy is available on the Company website at: www.novagold.com under the Governance tab.

Biodiversity Policy

In January 2023, the Company adopted a Biodiversity Policy. NOVAGOLD recognizes that biodiversity and ecosystem loss pose a significant risk about which our stakeholders are increasingly concerned. NOVAGOLD is mindful that, if improperly managed, activities associated with mining can negatively impact biodiversity; NOVAGOLD is also mindful of the dependence on healthy ecosystems to maintain a successful business. The purpose of NOVAGOLD’s Biodiversity Policy is to set out the approach taken by the Company to address its potential impacts on biodiversity and ecosystem services with reference to all its operations. The commitments made in the Biodiversity Policy apply to the activities of NOVAGOLD and its subsidiaries and affiliates in relation to NOVAGOLD’s ownership share. While it is acknowledged that it is appropriate for each of NOVAGOLD’s assets to have individual targets and commitments, it is expected that all subsidiaries and affiliates will generally adhere to the commitments outlined in the Biodiversity Policy. A complete copy of the Biodiversity Policy can be found on the Company website at: www.novagold.com under the Governance tab.

Integrated Risk Management Policy

In August 2022 the Board adopted an Integrated Risk Management Policy as part of a holistic update to its approach to proactively acknowledging, understanding, prioritizing and managing risks and opportunities across all company activities.  NOVAGOLD monitors and manages risks and opportunities dynamically as their context changes.  NOVAGOLD’s CFO is responsible for ensuring that risk management activities are effectively and actively resourced, and the CFO is supported in his risk management role by the Company’s executive team. The Audit Committee is responsible for assuring effective management of risk on behalf of the Board. A complete copy of the Integrated Risk Management Policy can be found on the Company website at: www.novagold.com under the Governance tab.

Corporate Disclosure Policy

NOVAGOLD is committed to providing fair and equal access to information that may affect the investment decisions of security holders and the public. The goal of the Corporate Disclosure Policy is to raise awareness of the Company’s approach to disclosure, to promote compliance among the Board, management, employees, consultants and any other insiders, and to ensure that NOVAGOLD’s disclosure practices remain consistent at all levels. The Corporate Disclosure Policy was adopted to ensure that all communications to shareholders and the investing public about the Company and its subsidiaries are: a) complete, factual, accurate and timely, and b) broadly disseminated in accordance with all applicable legal and regulatory requirements. In 2018, the Board approved an update to the policy, which most notably includes a section that provides a framework for Board member engagement with Company security holders. A copy of the Corporate Disclosure Policy can be found on the Company website at: www.novagold.com under the Governance tab.

Other Board Committees

In addition to the Audit Committee, Compensation Committee, Corporate Governance and Nominations Committee, Engineering and Technical Committee, and Sustainability Committee, the Board may appoint special committees from time to time with respect to specific matters.

Assessments

The Corporate Governance and Nominations Committee, with the assistance of outside counsel, regularly circulates a Board assessment questionnaire to all Directors requesting information about the effectiveness of the Board and each committee, as well as about the interaction between the Board and Company management. The assessment expressly addresses the organization and management of the Board, including its overall composition as well as the composition of each committee; the conduct of Board meetings, including management’s preparation for and participation in those meetings; the clarity and appropriateness of each Board committee’s charter; the performance of the Board with respect to a broad range of functions, including appointment and oversight of management, development and implementation of the Company’s business strategies, risk management, and regulatory reporting compliance; and Board compensation. The questionnaire also requests evaluation of the competencies and skills each Director is expected to bring to their particular role on the Board or on a committee, as well as any other relevant facts. Completed assessment questionnaires are returned to the Company’s outside counsel to protect the anonymity of the responder, thus encouraging honest and open responses. Outside counsel presents a summary of the questionnaire responses to the Corporate Governance and Nominations Committee Chair, and then presents the summary to the Board and management as appropriate. The most recent Board assessment was completed in January 2023.

The Board is responsible for selecting and appointing executive officers and senior management and for monitoring their performance. The performance of senior management is measured annually against pre-set objectives. The Corporate Governance and Nominations Committee is responsible for overseeing the development and implementation of a process for assessing the effectiveness of the Board, its committees and its members.

Majority Voting Policy

See “Matters to be Acted Upon at Meeting – Election of Directors” for a description of the Company’s Majority Voting Policy.

Compensation Committee Interlocks and Insider Participation

The Board has a Compensation Committee, as more fully described under the heading “Compensation Discussion and Analysis”.

None of the Compensation Committee members is or has been an executive officer or employee of the Company or any of its subsidiaries. No executive officer of the Company is or has been a director or member of the compensation committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Company.

Shareholder Communication with the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member or to the Board generally c/o Blake, Cassels & Graydon LLP, Attn: Corporate Secretary, NOVAGOLD RESOURCES INC., Suite 2600, 595 Burrard Street, Three Bentall Centre, Vancouver, British Columbia, Canada, V7X 1L3. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular Board member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the person named in the proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The Company will furnish to Shareholders, free of charge, a hard copy of the Company’s financial statements and management’s discussion and analysis and/or a hard copy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022, upon request to Investor Relations at NOVAGOLD RESOURCES INC., 400 Burrard Street, Suite 1860, Vancouver, British Columbia, V6C 3A6, Canada, Telephone 604-669-6227, Toll-Free 866-669-6227, Fax 604-669-6272. Financial information is provided in the Company’s annual financial statements and management’s discussion and analysis for its most recently completed fiscal year.

OTHER MATERIAL FACTS

There are no other material facts to the knowledge of the Board relating to the matters for which this Circular is issued which are not disclosed herein.

SHAREHOLDER PROPOSALS

Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2024 annual meeting of the Shareholders of the Company, and to be included in the Company’s proxy materials for the 2024 annual meeting of the Shareholders of the Company, must be received by us at our office in Vancouver, British Columbia by no later than November 25, 2023, which is approximately 120 calendar days before the anniversary date on which our Circular was released to Shareholders in connection with this year's annual meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy circular and form of proxy, is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any shareholder proposal in the proxy materials for the 2024 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2024 annual general meeting of the Shareholders. However, the BCBCA, in Part 5, Division 7, “Shareholder Proposals”, sets forth the procedure by which a person who:

a)	is a registered owner or beneficial owner of one or more shares of the Company that carry the right to vote at general meetings; and

b)	has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”).

The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be:

●

supported in writing by holders of shares that, in the aggregate, either (i) constitute at least 1% of the issued shares of the Company that carry the right to vote at general meetings; or (ii) have a fair market value of C$2,000;

●	accompanied by a declaration containing certain prescribed information; and

●	submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

Pursuant to the advance notice provisions of the Articles of the Company, shareholder director nominations must be made not less than 30 days prior to the date of an annual meeting, or if the Company has implemented “notice-and-access” (as defined in National Instrument 54-101) for the meeting, not less than 40 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice of a shareholder director nomination may be made not later than the close of business on the tenth day following such public announcement. To comply with the universal proxy rules shareholders who intend to solicit proxies for shareholder director nominations must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 19, 2024. Shareholder director nominations must be made by a registered owner or beneficial owner of shares of the Company entitled to vote at the annual meeting. The notice of a shareholder director nomination must be delivered to the Company Secretary in writing and must contain certain prescribed information as specified in the Company’s Articles.

HOUSEHOLDING

The SEC’s rules permit the Company to deliver a single set of proxy materials to one address shared by two or more Shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. The Company has delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless the Company has received contrary instructions from any Shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (866) 540-7095, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record, or Broadridge at the phone number or address listed above.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and the sending of the Circular have been approved by the Board.

By Order of the Board of Directors of

NOVAGOLD RESOURCES INC.

Gregory A. Lang

President and Chief Executive Officer

Vancouver, British Columbia

March 24, 2023

APPENDIX A - 2004 STOCK AWARD PLAN

(attached)

NOVAGOLD RESOURCES INC.

2004 STOCK AWARD PLAN (AS AMENDED)

Effective May 11, 2004, as amended April 26, 2005
(with effective date of amendment of March 10, 2006),
As Further Amended May 31, 2007, As Further Amended March 10, 2009
(with effective date of amendment of May 26, 2009), As Further Amended April 25, 2012,
As Further Amended June 5, 2014, As Further Amended January 25, 2017, as Further Amended January 23, 2019, as further amended on May 14, 2020.

NOVAGOLD RESOURCES INC.

2004 STOCK AWARD PLAN (AS AMENDED)

PART 1
INTERPRETATION

1.01	Definitions In this Plan the following words and phrases shall have the following meanings, namely:

(a)	“Award” shall mean any award or benefit granted under the Plan, including Options, SARs and Tandem SARs;

(b)

“Award Agreement” means the written or electronic agreement between the Company and an Awardee relating to the granting of an Award, in the form or substantially in the form of Exhibit A attached to this Plan, and containing such terms and conditions as are required by Exchange Policy and Securities Laws;

(c)	“Awardee” shall mean the holder of an outstanding Award;

(d)

“Award Price” means the price at which an Option or a SAR may be granted in accordance with Exchange Policy and Securities Laws. The Award Price shall not be less than the Fair Market Value of a Share on the date of grant of the Award;

(e)	“Board” means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by Section 3.01 hereof;

(f)	“Cause” has the meaning ascribed to the phrase “cause” or “just cause for termination” under the laws of British Columbia;

(g)	“Change of Control” means:

(i)

the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Corporation which, together with any other voting securities of the Corporation held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Corporation;

(ii)

an amalgamation, arrangement or other form of business combination of the Corporation with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Corporation (including a merged or successor company) resulting from the business combination; or

(iii)

the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than a subsidiary of the Corporation or other than in the ordinary course of business of the Corporation;

(h)

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan; provided that the Committee shall be comprised of not less than such number of Directors as shall be required to permit awards granted under the Plan to qualify under Rule 16b-3 (but never less than two Directors), and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3, and an independent director within the meaning of the rules and regulations of the stock exchanges on which the Shares are listed;

(i)	“Company” means NovaGold Resources Inc.;

(j)

“Designated Subsidiary” means an entity (including, for greater certainty, a partnership) which is controlled by the Company and which has been designated by the Company for purposes of the Plan from time to time, and for the purposes of this definition, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of:

(i)	ownership of or direction over voting securities in the second person,

(ii)	a written agreement or indenture,

(iii)	being the general partner or controlling the general partner of the second person, or

(iv)	being a trustee of the second person;

(k)	“Director” means any director of the Company or of any of its Designated Subsidiaries;

(l)

“Eligible Consultant” means an individual, other than an Employee that (i) is engaged to provide on a bona fide basis consulting, technical, management or other services to the Company or any Designated Subsidiary under a written contract between the Company or the Designated Subsidiary and the individual or a company of which the individual consultant is an employee (other than services related to a distribution or services that directly or indirectly promote or maintain a market for the Company’s securities) and (ii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Designated Subsidiary;

(m)

“Employee” means any individual in the employment of the Company or any of its Designated Subsidiaries or any combination or partnership of such companies or of a company providing management or administrative services to the Company;

(n)	“Exchange” means The Toronto Stock Exchange and any other stock exchange on which the Shares are listed for trading;

(o)

“Exchange Policy” means the policies, bylaws, rules and regulations of the Exchange governing the granting of awards by the Company pursuant to Security Based Compensation Arrangements, as amended from time to time;

(p)

“Expiry Date” means not later than five years from the date of grant of the Award; provided, however, that if at any time the expiry of the term of an Award should be determined to occur either during a period in which the trading of Shares by the Awardee is restricted under the insider trading policy or other policy of the Company or within ten business days following such a period, such Expiry Date shall be deemed to be the date that is the tenth business day following the date of expiry of such restriction;

(q)

“Fair Market Value” means, with respect to any property (including, without limitation, any Shares), the fair market value of such property determined by such methods or procedures as are established from time to time by the Board in accordance with Exchange Policy. Unless otherwise determined by the Board, the fair market value of a Share as of a given date will be (a) the price at which the last recorded sale of Shares took place on the Exchange during the trading day immediately preceding the date in question or (b) if there was no such sale, the price at which the last recorded sale of Shares took place on the Exchange on the most recent preceding date on which a sale took place;

(r)	“Good Reason” means the occurrence of any one or more of the following without a Participant’s written consent:

(i)

a material change in the Participant’s position or duties, responsibilities, title or office in effect immediately prior to a Change of Control, which includes any removal of the Participant from or any failure to re-elect or re-appoint the Participant to any such position or office;

(ii)	a reduction in the Participant’s overall annual compensation for services provided to the Corporation in the cumulative amount of 5% or more within a 12 month period;

(iii)

any change to the terms or conditions of the employment of the Participant that would constitute “constructive dismissal” as that term is defined at common law which the Company fails to remedy within thirty (30) days of receiving written notice from the Participant of any such change; or

(iv)

the Corporation relocating the Participant to any place other than the location at which the Participant reported for work on a regular basis immediately prior to a Change of Control or a place within 25 miles of that location;

(s)	“Insider” has the meaning ascribed thereto in Exchange Policy;

(t)	“Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in section 96 of the Securities Act;

(u)

“Nonqualified Stock Option” means an Option granted to a U.S. Participant that is not intended to qualify as an “incentive stock option” within the meaning of section 422 of the U.S. Internal Revenue Code of 1986, as amended;

(v)	“Option” means an option to acquire Shares granted under this Plan;

(w)	“Officer” means any senior officer of the Company or of any of its Designated Subsidiaries;

(x)	“Participant” means a Director, Officer, Employee or Eligible Consultant;

(y)	“Plan” means this stock award plan as from time to time amended;

(z)

“SAR” or “Stock Appreciation Right” means the right to receive an amount, in Shares, equal to the excess of the Fair Market Value of a specified number of Shares as of the date the SAR is exercised over the SAR Price for such shares;

(aa)	“SAR Price” means the Award Price of a SAR, determined on the grant date of the SAR, as set forth in the Award Agreement;

(bb)	“Securities Act” means the Securities Act (British Columbia), as amended, from time to time;

(cc)	“Securities Laws” means the act, policies, bylaws, rules and regulations of the securities commissions governing the Company, as amended from time to time;

(dd)	“Security Based Compensation Arrangement” has the meaning ascribed thereto in the TSX Company Manual;

(ee)	“Shares” means common shares of the Company;

(ff)

“Tandem SAR” means a SAR granted in tandem with a related Option which gives the Awardee the right to surrender to the Company all or a portion of the related Option and to receive a distribution in Shares in an amount equal to the excess of the Fair Market Value of a specified number of Shares as of the date the SAR is exercised over the SAR Price for such Shares, which shall be the same price as the Award Price of the related Option. A Tandem SAR will have the same other terms and provisions as the related Option. To the extent a Tandem SAR is exercised, the related Option will terminate at the time of such exercise; and

(gg)	“Vested” means that an Award has become exercisable in accordance with the terms of this Plan and any applicable Award Agreement.

1.02	Gender Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2
PURPOSE OF PLAN

2.01

Purpose The purpose of this Plan is to attract and retain Employees, Eligible Consultants, Officers or Directors to the Company and to motivate them to promote the success of the Company’s business by aligning their financial interests to those of the Company and to long-term shareholder value.

PART 3
GRANTING OF STOCK AWARD

3.01	Administration This Plan shall be administered by the Board or, if the Board so elects, by a Committee appointed by the Board from its members.

3.02

Committee’s Recommendations The Board may accept all or any part of recommendations of the Committee or may refer all or any part thereof back to the Committee for further consideration and recommendation.

3.03

Grant by Resolution The Board, on its own initiative or, a Committee of the Board duly appointed for the purpose of administering this Plan, may, by resolution, designate all eligible persons who are Employees, Eligible Consultants, Officers or Directors, or corporations employing or wholly owned by such Employee, Eligible Consultant, Officer or Director, to whom an Award should be granted and specify the terms of such Award which shall be in accordance with Exchange Policy and Securities Laws. Solely with respect to Awards that were evidenced by a written, binding agreement in effect as of November 2, 2017 and that are “grandfathered” for 162(m) purposes pursuant to the Tax Cuts and Jobs Act of 2017, Awards that are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) shall be granted by a Committee consisting of two or more “outside directors” as defined under Section 162(m).

3.04	Award Types. Awards granted hereunder may be Options, SARs or Tandem SARs, at the discretion of the Board and as reflected in the terms of the Award Agreement.

3.05

Terms of Award The resolution of the Board shall specify the number of Shares that should be placed under Award to each such Employee, Eligible Consultant, Officer or Director, the Award Price of each such Award, and the period during which such Award may be exercised.

3.06

Stock Options Options may be granted to Participants at any time as determined by the Board. The Board shall determine the number of Shares subject to each Option. Options granted under the Plan shall be Nonqualified Stock Options.

3.07

Stock Appreciate Rights Stock Appreciation Rights may be granted to Participants at any time as determined by the Board. A SAR may be granted in tandem with an Option granted under this Plan or on a free-standing basis. A SAR may be exercised upon such terms and conditions and for the term as the Board, in its sole discretion, determines, provided, however, that the term shall not exceed the Option term in the case of a Tandem SAR or five years in the case of a free-standing SAR. Upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share on the date of exercise over the Award Price of the SAR by the number of Shares with respect to which the SAR is exercised. The payment shall be made in Shares, the number of which shall be calculated by dividing the payment amount by the Fair Market Value of the Shares on the exercise date.

3.08

Award Agreement Every Award granted under this Plan shall be evidenced by an Award Agreement and, where not expressly set out in the Award Agreement, the provisions of such Award Agreement shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of any Award Agreement and this Plan, the terms of this Plan shall govern, except to the extent the Award Agreement expressly states otherwise.

PART 4
CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF AN AWARD

4.01	Exercise Price The exercise price of an Award granted under this Plan shall not be less than the Award Price at the time of granting the Award.

4.02

Expiry Date Each Award shall, unless sooner terminated, expire on a date to be determined by the Board, and as set forth in the Award Agreement on the date of grant, which will not be later than the Expiry Date.

4.03

Different Exercise Periods, Prices and Number The Board may, in its absolute discretion, upon granting an Award under this Plan, and subject to the provisions of Section 6.03 hereof, specify a particular time period or periods following the date of granting the Award during which the Awardee may exercise his Award, may designate the Award Price in respect of which such Awardee may exercise his Award during each such time period and may determine and impose terms upon which each Award shall become Vested.

4.04

Number of Shares , To One Person The number of Shares reserved for issuance to any one person pursuant to Awards granted under this Plan shall not exceed 5% of the outstanding Shares at the time of granting of the Award, and no one person may be granted any Award or Awards for more than Ten Million (10,000,000) Shares (subject to adjustment as provided for in Part 6), in the aggregate in any calendar year.

4.05

Termination of Employment If a Director, Officer, Employee or Eligible Consultant ceases to be so engaged by the Company for any reason other than death, such Director, Officer, Employee or Eligible Consultant shall have such rights to exercise any Vested Award not exercised prior to such termination within the lesser of six months from the date of the termination, unless otherwise extended by the Board, in its absolute discretion, or the Expiry Date of the Award; provided that if the termination is for just cause the right to exercise the Vested Award shall terminate on the date of termination unless otherwise determined by the Directors. Subject to Section 6.05, all non-Vested Awards shall terminate on the date of termination.

4.06

Death of Awardee If a Director, Officer, Employee or Eligible Consultant dies prior to the expiry of his Award, his legal representatives may, within the lesser of one year from the date of the Awardee’s death or the Expiry Date of the Award, exercise that portion of a Vested Award granted to the Director, Officer, Employee or Eligible Consultant under this Plan which remains outstanding.

4.07

Assignment No Award granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by all applicable Securities Laws and the rules and policies of the Exchange, an Awardee shall have the right to assign any Award granted to him hereunder to a trust or similar legal entity established by such Awardee.

4.08	Notice Awards shall be exercised only by written notice to the Company in accordance with the terms and conditions of this Plan and the applicable Award Agreement.

4.09

Payment Vested Awards may be exercised at any time in whole or in part prior to their lapse or termination. Payment in respect of the exercise of an Option may be made in cash or by check, or the Board may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Board may determine to be appropriate.

4.10

Securities Laws Notwithstanding any other provision contained in this Plan, no holder may exercise any Award granted under this Plan and no Shares may be issued upon exercise of an Award unless such exercise and issuance are in compliance with all applicable Securities Laws.

PART 5
RESERVE OF SHARES FOR AWARDS

5.01

Sufficient Authorized Shares to be Reserved Whenever the Memorandum or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of Awards granted under this Plan. Shares that were the subject of Awards that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an Award granted under this Plan.

5.02

Shares Subject to the Plan Subject to adjustment as provided in Part 6, the shares to be offered under the Plan shall consist of shares of the Company’s authorized but unissued common shares. The aggregate number of Shares to be delivered upon the exercise of all Awards granted under the Plan shall not exceed 8% of the issued and outstanding Shares of the Company at the time of granting of Awards (on a non-diluted basis).

5.03

Maximum Number of Shares Reserved The maximum number of Shares issuable to Insiders pursuant to the Plan, together with any Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares. The maximum number of Shares issued to Insiders pursuant to the Plan, together with any Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Shares.

PART 6
CHANGES IN AWARDS

6.01

Share Consolidation or Subdivision In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for granting of Awards and the price payable for any Shares that are then subject to Awards shall be adjusted accordingly.

6.02

Stock Dividend In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for granting of Awards and the price payable for any Shares that are then subject to Awards may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.03

Effect of a Take-Over Bid If a bona fide offer (an “Offer”) for Shares is made to the Awardee or to shareholders of the Company generally or to a class of shareholders which includes the Awardee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Awardee of full particulars of the Offer, whereupon all Options or SARs subject to such Award will become conditionally Vested and the Award may be conditionally exercised in whole or in part by the Awardee so as to permit the Awardee to tender the Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Shares tendered by the Awardee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Shares received upon such exercise, or in the case of clause (b) above, the Shares that are not taken up and paid for, may be returned by the Awardee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Shares, the Award shall be reinstated as if it had not been conditionally exercised and the terms upon which such Awards were to become Vested pursuant to this section shall be reinstated. If any Shares are returned to the Company under this Section 6.03, the Company shall immediately refund the exercise price to the Awardee for such Shares.

6.04

Acceleration of Expiry Date If an Offer is made by an offeror at any time when an Award granted under the Plan remains unexercised, in whole or in part the Directors may, upon notifying each Awardee of full particulars of the Offer, declare all Shares issuable upon the exercise of Awards granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Awards granted under the Plan is accelerated so that all Awards will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

6.05

Effect of a Change of Control With respect to grants made prior to January 23, 2019, if a Change of Control occurs, all Shares subject to each such outstanding Award will become Vested, whereupon such Award may be exercised in whole or in part by the Awardee. With respect to grants made on or after January 23, 2019, if the employment of an Awardee is terminated by the Company other than for Cause or if the Awardee resigns for Good Reason, in each case, within 12 months following a Change of Control, all of the Awardee’s Awards shall vest immediately prior to the Awardee’s date of termination.

PART 7
EXCHANGE’S RULES AND POLICIES APPLY

7.01

Exchange’s Rules and Policies Apply This Plan and the granting and exercise of any Awards hereunder are also subject to such other terms and conditions as are set out from time to time in the rules and policies on security based compensation awards of the Exchange and any securities commission having authority and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

PART 8
AMENDMENT OF PLAN

8.01

Board May Amend The Board of Directors shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without shareholder approval, amend, suspend or terminate the Plan or any Award granted under the Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature and changes regarding the vesting of Awards; provided however that:

(a)

such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed, and with respect to Awards held by Participants who are subject to U.S. federal income tax, in a manner consistent with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, to the extent applicable;

(b)

no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of an Awardee with respect to any then outstanding Award, as determined by the Board of Directors acting in good faith, without his or her consent in writing;

(c)	the Board of Directors shall obtain shareholder approval of the following:

(i)	any amendment to the maximum number of Shares specified in subsection 5.02 in respect of which Awards may be granted under the Plan (other than pursuant to Part 6);

(ii)	any amendment that would reduce the Award Price of an outstanding Award (other than pursuant to Part 6); and

(iii)	any amendment that would extend the term of any Award granted under the Plan beyond the Expiry Date.

8.02

Powers of the Board Following Termination of the Plan. If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board of Directors and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board of Directors shall remain able to make such amendments to the Plan or the Award as they would have been entitled to make if the Plan were still in effect.

PART 9
MISCELLANEOUS

9.01

Other Plans Not Affected This Plan is in addition to any other existing plans and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, Employees and Eligible Consultants.

9.02

No Rights Until Award Exercised An Awardee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to him upon exercise of an Award.

9.03

No Right to Employment This Plan will not confer upon any Awardee any right with respect to continuation of such Awardee’s employment, consulting or other service relationship with the Company, and will not interfere in any way with the Company’s right to terminate such Awardee’s employment, consulting or other service relationship at any time, with or without cause.

9.04

Tax Withholding The Company or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Company or the Designated Subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Company shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder. For the purposes of assisting a Participant who is a U.S. citizen or a U.S. resident for U.S. federal income tax purposes in paying all or a portion of the U.S. federal and state taxes to be withheld or collected upon exercise of an Award, the Board, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a U.S. Participant, subject to applicable laws, to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Award having a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares (other than Shares issuable upon exercise of such Award) having a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

9.05

No Trust Fund Neither this Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and an awardee or any other person. To the extent that any awardee acquires a right to receive payments from the Company pursuant to an Award, such right will be no greater than the right of any unsecured general creditor of the Company.

9.06

Governing Law The validity, construction and effect of this Plan and any Award Agreement will be determined in accordance with the internal laws, and not the law of conflicts, of the Province of British Columbia and the laws of Canada applicable therein.

9.07

Effective Date This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the Company; provided, however, that Awards may be granted under this Plan prior to the receipt of approval of the Exchange. In the event that this Plan is not adopted by the shareholders of the Company within 12 months after approval by the Board, this Plan will terminate.

EFFECTIVE DATE OF AMENDMENT: June 5, 2014, as further amended January 25, 2017, as further amended January 23, 2019 and as further amended May 14, 2020.

Exhibit A

NOVAGOLD RESOURCES INC. AWARD AGREEMENT

This Award Agreement is entered into between NovaGold Resources Inc. (the “Company”) and the Awardee named below pursuant to the 2004 Stock Award Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	on [insert grant date] (the “Grant Date”);

2.	[insert name] (the “Awardee”);

3.	was granted the [insert type of Award] (the “ Award”) [insert particulars of Award] of the Company;

4.	for the price (the “Award Price”) of $● per Award;

5.	which shall be exercisable (“Vested”) on ● , 200● ;

6.	terminating on the [insert date] (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Awards have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Award Agreement and the Plan.

By signing this Award Agreement, the Awardee consents to Solium Capital maintaining and administering the award in accordance with the terms and conditions of the Plan.

By signing this Award Agreement, the Awardee acknowledges that the Awardee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Award Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Award Agreement as of the ● day of ●, 200●.

NOVAGOLD RESOURCES INC.

________________________________	Per: ________________________________
AWARDEE	Authorized Signatory

APPENDIX B - STOCK AWARD PLAN RESOLUTION

NOW THEREFORE IT IS RESOLVED THAT:

1.

The unallocated entitlements under the Stock Award Plan are hereby approved and the Company will have the ability to issue Awards (as defined in the Stock Award Plan) which may be settled in Common Shares from treasury until May 18, 2026; and

2.

Any director or officer of the Company be and is hereby authorized and instructed, for and on behalf of and in the name of the Company, to do and perform all such acts and things and to execute, deliver and file all such applications, documents or other instruments in writing, as such director or officer deems advisable or necessary in order to give effect to the foregoing resolutions.

APPENDIX C - 2009 PERFORMANCE SHARE UNIT AWARD PLAN

(attached)

NOVAGOLD RESOURCES INC.

2009 PERFORMANCE SHARE UNIT PLAN

Effective May 26, 2009, as amended May 29, 2012, as further amended on June 5, 2014, as further amended on January 25, 2017, as further amended on January 23, 2019, as further amended May 14, 2020.

NOVAGOLD RESOURCES INC.

2009 PERFORMANCE SHARE UNIT PLAN

1.	PURPOSE

1.1

This Plan has been established by the Corporation to assist the Corporation in the recruitment and retention of highly qualified employees and consultants by providing a means to reward superior performance, to motivate Participants under the Plan to achieve important corporate and personal objectives and, through the issuance of Shares in the Corporation to Participants under the Plan, to better align the interests of Participants with the long-term interests of Shareholders.

2.	PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a)	“Account” means the bookkeeping account established and maintained by the Corporation for each Participant in which the number of Share Units of the Participant are recorded;

(b)

“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules;

(c)

“Beneficiary” means any person designated by the Participant as his or her beneficiary under the Plan in accordance with Section 13.1 or, failing any such effective designation, the Participant’s estate;

(d)	“Board” means the Board of Directors of the Corporation;

(e)	“Cause” has the meaning ascribed to the phrase “cause” or “just cause for termination” under the laws of British Columbia;

(f)	“Change of Control” means:

(i)

the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Corporation which, together with any other voting securities of the Corporation held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Corporation;

(ii)

an amalgamation, arrangement or other form of business combination of the Corporation with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Corporation (including a merged or successor company) resulting from the business combination; or

(iii)

the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than a subsidiary of the Corporation or other than in the ordinary course of business of the Corporation;

(g)

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan; provided that the Committee shall be comprised of not less than such number of Directors as shall be required to permit awards granted under the Plan to qualify under Rule 16b-3 (but never less than two Directors), and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3, an “outside director” to the extent required by and within the meaning of Section 162(m) with respect to Grandfathered 162(m) Awards, and an independent director within the meaning of the rules and regulations of the stock exchanges on which the Corporation’s common shares are listed;

(h)

“Corporation” means NovaGold Resources Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee;

(i)

“Designated Subsidiary” means an entity (including, for greater certainty, a partnership) which is controlled by the Corporation and which has been designated by the Corporation for purposes of the Plan from time to time, and for the purposes of this definition, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of:

(i)	ownership of or direction over voting securities in the second person,

(ii)	a written agreement or indenture,

(iii)	being the general partner or controlling the general partner of the second person, or

(iv)	being a trustee of the second person;

(j)	“Director” means a director of the Corporation;

(k)

“Eligible Consultant” means an individual, other than an Employee that (i) is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Subsidiary under a written contract between the Corporation or the Designated Subsidiary and the individual or a company of which the individual consultant is an employee (other than services related to a distribution or services that directly or indirectly promote or maintain a market for the Corporation’s securities) and (ii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Subsidiary;

(l)	“Employee” means an employee of the Corporation or any of its Designated Subsidiaries or any combination or partnership of such corporations;

(m)

“Employer” means the Corporation, the Designated Subsidiary or the combination or partnership of such corporations that employs the Participant or that employed the Participant immediately prior to the Participant’s Termination Date;

(n)	“Exchange” means the TSX and any other stock exchange on which the Shares are listed for trading;

(o)

“Expiry Date” means, with respect to Share Units granted to a Participant, the date determined by the Corporation for such purpose for such grant, which date shall be no later than the date which is two years after the Participant’s Termination Date and shall, in all cases, be in compliance with the requirements pertaining to the exception to the application of the salary deferral arrangement rules of Section 248(1)(k) of the Income Tax Act (Canada), as such section may be amended or re-enacted from time to time;

(p)	“Fiscal Year” means a fiscal year of the Corporation;

(q)	“Good Reason” means the occurrence of any one or more of the following without a Participant’s written consent:

(i)

a material change in the Participant’s position or duties, responsibilities, title or office in effect immediately prior to a Change of Control, which includes any removal of the Participant from or any failure to re-elect or re-appoint the Participant to any such position or office;

(ii)	a reduction in the Participant’s overall annual compensation for services provided to the Corporation in the cumulative amount of 5% or more within a 12 month period;

(iii)

any change to the terms or conditions of the employment of the Participant that would constitute “constructive dismissal” as that term is defined at common law which the Company fails to remedy within thirty (30) days of receiving written notice from the Participant of any such change; or

(iv)

the Corporation relocating the Participant to any place other than the location at which the Participant reported for work on a regular basis immediately prior to a Change of Control or a place within 25 miles of that location;

(r)

“Grandfathered 162(m) Award” means a grant of Share Units to a Participant pursuant to a Grant Agreement that constitutes a “written, binding contract” (within the meaning of the TCJA) in effect on November 2, 2017 that is intended to be Qualified Performance Based Compensation. Grandfathered 162(m) Awards are eligible for an exception under Section 162(m), which predates the TCJA changes to Section 162(m). Share Units that do not qualify as Grandfathered 162(m) Awards are not eligible for such exception.

(s)

“Grant Agreement” means an agreement between the Corporation and a Participant under which Share Units are granted, together with such amendments, deletions or changes thereto as are permitted under the Plan;

(t)	“Grant Date” of a Share Unit means the date a Share Unit is granted to a Participant under the Plan;

(u)	“Insider” has the meaning provided for purposes of the TSX relating to Security Based Compensation Arrangements;

(v)

“Joint Actor” means a person acting “jointly or in concert with” another person within the meaning of Section 96 of the Securities Act (British Columbia) or as such section may be amended or re-enacted from time to time;

(w)

“Market Value” with respect to a Share as at any date means the arithmetic average of the closing price of the Shares traded on the Exchange for the five (5) trading days immediately preceding such date. In the event that the Shares are not listed and posted for trading on any stock exchange, the Market Value shall be the Market Value of the Shares as determined by the Board in its discretion, acting reasonably and in good faith;

(x)	“Participant” means a bona fide full-time or part-time Employee or an Eligible Consultant who, in any such case, has been designated by the Corporation for participation in the Plan;

(y)	“Payout Date” means a date selected by the Corporation, in accordance with and as contemplated by Section 3.2 and Section 6.1;

(z)

“Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

Financial Performance Goals:

•	economic value added (EVA);
•	sales or revenue;
•	costs or expenses;

•	performance relative to budget;
•	net profit after tax;
•	gross profit;
•	income (including without limitation operating income, pre-tax income and income attributable to the Company);
•	cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
•

earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;

•	net working capital;
•	margins (including one or more of gross, operating and net income margin);

Shareholder Performance Goals:

•	earnings per share (EPS) (basic or diluted);
•	earnings per share from continuing operations;
•

returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));

•	ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);
•	stock price;
•	value creation;
•	market capitalization;

Corporate Performance Goals:

•	safety performance;
•	environmental performance;
•	development and implementation of exploration programs;
•	advancement of governmental permitting and approval processes;
•	development and implementation of corporate social responsibility/sustainable development initiatives;
•	engagement with key stakeholders;
•	evaluation of corporate development opportunities;
•	corporate compliance and reporting;
•	implementation or completion of key corporate initiatives or projects;
•	strategic plan development and implementation;
•	workforce satisfaction;
•	employee retention;
•	productivity metrics;
•	career development;

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to Shareholders and obtaining Shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining Shareholder approval;

(aa)	“Plan” means this 2009 Performance Share Unit Plan;

(bb)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization;

(cc)	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 or any successor rule or regulation.

(dd)	“Section 162(m)” means Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time;

(ee)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time;

(ff)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements;

(gg)	“Shareholders” means the holders of Shares;

(hh)

“Shares” mean Common Shares of the Corporation and includes any securities of the Corporation into which such Common Shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise;

(ii)

“Share Unit” means a unit credited by means of an entry on the books of the Corporation to a Participant pursuant to the Plan, representing the right to receive, subject to and in accordance with the Plan, for each Vested Share Unit one Share, at the time, in the manner, and subject to the terms, set forth in the Plan and the applicable Grant Agreement;

(jj)	“Stock Exchange Rules” means the applicable rules of any stock exchange upon which Shares are listed;

(kk)

“Termination Date” means the date on which a Participant ceases, for any reason including resignation, termination, death or disability, to be an active Employee or an Eligible Consultant, as the case may be, and, in the case of a Participant who is an Employee, where the employment is terminated by the Employer, whether wrongful or for cause or otherwise, such date shall be the date notice of termination is provided and, in the case of a Participant who is an Eligible Consultant, the date the written contract between the Eligible Consultant and the Corporation or any Designated Subsidiary is terminated or expires and the Eligible Consultant no longer provides services thereunder;

(ll)	“TCJA” means the Tax Cuts and Jobs Act of 2017.

(mm)	“TSX” means the Toronto Stock Exchange; and

(nn)

“Vested Share Units” shall mean Shares in respect of which all vesting terms and conditions set forth in the Plan and the applicable Grant Agreement have been either satisfied or waived in accordance with the Plan.

2.2

In this Plan, unless the context requires otherwise, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.	GRANT OF SHARE UNITS AND TERMS

3.1

The Corporation may grant Share Units to such Participant or Participants in such number and at such times as the Corporation may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the Participant for a Fiscal Year or otherwise as compensation, including as an incentive for future performance by the Participant.

3.2	In granting any Share Units pursuant to Section 3.1, the Corporation shall designate:

(a)	the number of Share Units which are being granted to the Participant;

(b)	any time or performance based or other conditions as to vesting of the Share Units to become Vested Share Units; and

(c)	the Payout Date, which shall in no event be later than the Expiry Date and, unless otherwise determined on the Grant Date, shall be the third anniversary of the Grant Date; and

(d)	the Expiry Date;

which shall be set out in the Grant Agreement.

3.3

Subject to the terms of the Plan, the Corporation may determine any other terms or conditions with respect to the vesting of Share Units granted pursuant to Section 3.1, in whole or in part, to become Vested Share Units or the provision of Shares under the Plan, including without limitation, provisions which make the vesting of Share Units conditional upon (i) the achievement of corporate or personal objectives, including the attainment of milestones relating to financial, operational, strategic or other objectives of the Corporation, (ii) the market price of Shares from time to time and/or the return to Shareholders, and/or (iii) any other performance criteria relating to the Participant, the Corporation, a subsidiary, or business unit. Any such conditions shall be set out in the Grant Agreement.

The conditions may relate to all or any portion of the Share Units in a grant and may be graduated such that different percentages of the Share Units in a grant will become Vested Share Units depending on the extent of satisfaction of one or more such conditions. The Corporation may, in its discretion and having regard to the best interests of the Corporation, subsequent to the Grant Date of a Share Unit, waive any such terms or conditions or determine that they have been satisfied.

3.4

This Section 3.4 applies only to Grandfathered 162(m) Awards. Share Units that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) shall be conditioned solely on the achievement of one or more objective Performance Goals established within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below:

(a)

for each Share Unit, a committee consisting of two or more “outside directors” as defined under Section 162(m) (the “Committee”) shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount; and

(b)

following the close of each performance period and prior to payment of any amount to a Participant with respect to a Share Unit, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

4.	GRANT AGREEMENT

4.1

Each grant of a Share Unit will be set forth in a Grant Agreement containing terms and conditions required under the Plan and such other terms and conditions not inconsistent herewith as the Corporation may, in its sole discretion, deem appropriate.

5.	SHARE UNIT GRANTS AND ACCOUNTS

5.1	An Account shall be maintained by the Corporation for each Participant. On the Grant Date, the Account will be credited with the Share Units granted to a Participant on that date.

6.	PAYOUTS

6.1

On each Payout Date and subject to Section 6.5, the Participant shall be entitled to receive, and the Corporation shall issue or provide, Shares equal in number to the Vested Share Units in the Participant’s Account to which the Payout Date relates.

6.2

The number of Shares to be issued or provided shall be equal to the whole number of Vested Share Units. Where the number of Share Units would result in the issue of a fractional Share Unit in the form of a fractional Share, the number of Share Units to be issued in the form of Shares shall be rounded down to the next whole number of Share Units. No fractional Shares shall be issued and such fractional Share entitlement shall be satisfied by a cash payment to the Participant in an amount equal to such fractional Share entitlement multiplied by the Market Value on the Payout Date.

6.3

Shares issued by the Corporation from treasury under this Plan shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Corporation would have received if the Shares had been issued for money.

6.4

Subject to and in accordance with any Applicable Law, the Corporation may, but is not obligated to, acquire issued and outstanding Shares in the market for the purposes of providing Shares to Participants under the Plan. The Shares acquired for this purpose shall not be included for the purpose of determining the maximum number of Shares to be issued under the Plan in accordance with Section 10.1.

6.5

If so determined by the Corporation, in lieu of the issue or provision of Shares, the Corporation may satisfy the issuance or provision of Shares under the Plan, in whole or in part, by the payment of a cash amount to a Participant on the Payout Date. The amount of such payment shall be equal to the number of Shares in respect of which the Corporation makes such a determination, multiplied by the Market Value on the Payout Date, subject to any applicable withholding tax. An entitlement so paid in cash shall not be included for the purpose of determining the maximum number of Shares to be issued under the Plan in accordance with Section 10.1.

7.	TERMINATION OF EMPLOYMENT AND FORFEITURES

7.1

Unless otherwise determined by the Corporation pursuant to Section 7.2 and subject to Section 7.3, on a Participant’s Termination Date, any Share Units in a Participant’s Account which are not Vested Share Units shall terminate and be forfeited.

7.2

Notwithstanding Section 7.1, where a Participant ceases to be an Employee as a result of the termination of his or her employment without cause, then in respect of each grant of Share Units made to such Participant, at the Corporation’s discretion, all or a portion of such Participant’s Share Units may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Corporation in its sole discretion.

7.3

Subject to Section 15 hereof, notwithstanding the conditions as to vesting of Share Units contained in any individual Grant Agreement, if at any time within 12 months from the date of a Change of Control: (i) a Participant’s relationship with the Corporation is terminated by the Corporation other than for Cause or (ii) a Participant resigns for Good Reason, all outstanding Share Units held by such Participant shall become Vested Share Units and the Payout Date in connection with such Participant’s Vested Share Units shall be accelerated to the date of such Participant’s termination or resignation for Good Reason and the Corporation shall issue Shares to such Participants with respect to such Vested Share Units in accordance with Sections 6 and 8; provided that in the event that any Share Units are subject to performance-based vesting conditions, then the vesting of such Share Units shall accelerate only to the extent that such performance-based vesting conditions have been satisfied and further provided that if a performance-based vesting condition is, in the Board’s discretion, capable of being partially performed, then vesting shall be accelerated on a pro rata basis to reflect the degree to which the vesting condition has been satisfied, as determined by the Board.

7.4

In the event a Participant’s Termination Date is prior to the Payout Date with respect to any Vested Share Units in such Participant’s Account, the Payout Date with respect to such Vested Share Units shall, notwithstanding any provision in the Grant Agreement, be accelerated to the Participant’s Termination Date and the Corporation shall, as soon as practicable following such Termination Date, issue or provide Shares or make payment to such Participant with respect to such Vested Share Units in accordance with Section 6.

8.	FORFEITED UNITS

8.1

Notwithstanding any other provision of the Plan or a Grant Agreement, Share Units granted hereunder shall terminate on, if not redeemed or previously terminated and forfeited in accordance with the Plan, and be of no further force and effect after, the Expiry Date.

9.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

9.1

In the event that the Shares shall be subdivided or consolidated into a different number of Shares or a distribution shall be declared upon the Shares payable in Shares, the number of Share Units then recorded in the Participant’s Account shall be adjusted by replacing such number by a number equal to the number of Shares which would be held by the Participant immediately after the distribution, subdivision or consolidation, should the Participant have held a number of Shares equal to the number of Share Units recorded in the Participant’s Account on the record date fixed for such distribution, subdivision or consolidation.

9.2

In the event there shall be any change, other than as specified in Section 9.1, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Share referred to in the Plan or for each share into which such Share shall have been so changed or exchanged, the kind of securities into which each outstanding Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of Share Units then recorded in the Participant’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

9.3

With respect to grants made prior to January 23, 2019 and subject to Section 15 hereof, notwithstanding the conditions as to vesting of Share Units contained in any individual Grant Agreement, all outstanding Share Units shall become Vested Share Units on any Change of Control and the Payout Date in connection with such Vested Share Units shall, notwithstanding any provisions in the Grant Agreement, be accelerated to the date of such Change of Control and the Corporation shall, as soon as practicable following such Change of Control, issue or provide Shares or make payments to such Participants with respect to such Vested Share Units in accordance with Section 6. For greater certainty, this Section 9.3 shall not apply to grants made on or after January 23, 2019.

9.4

In the case of any such substitution, change or adjustment as provided for in this Section 9, the variation shall generally require that the aggregate Market Value of the Share Units then recorded in the Participant’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such aggregate Market Value after the variation.

10.	RESTRICTIONS ON ISSUANCE

10.1

Share Units may be granted by the Corporation in accordance with this Plan provided the aggregate number of Share Units outstanding pursuant to the Plan from time to time shall not exceed 3% of the number of issued and outstanding Shares from time to time.

10.2

The maximum number of Shares issuable to Insiders pursuant to the Plan, together with any Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares. The maximum number of Shares issued to Insiders pursuant to the Plan, together with any Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Shares. No one person may be granted any Share Units (whether ultimately settled for Shares or cash) for more than 9,500,000 Shares (subject to adjustment as provided for in Part 9), in the aggregate in any calendar year.

11.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

11.1

The Corporation may, without notice, at any time and from time to time, and without shareholder approval, amend the Plan or any provisions thereof in such manner as the Corporation, in its sole discretion, determines appropriate:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan,

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan,

(c)	to change the vesting provisions of Share Units to reflect revised performance metrics or to accelerate vesting in the event that performance criteria is achieved earlier than expected;

(d)	to change the termination provisions of Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Share Units; or

(e)	the amendments contemplated by Section 15.1(f);

provided, however, that:

(f)

no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(g)	shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in:

(i)	an increase in the maximum number of Shares issuable pursuant to the Plan (other than pursuant to Section 9);

(ii)	an extension of the Expiry Date for Share Units granted under the Plan;

(iii)	other types of compensation through Share issuance;

(iv)	an expansion of the rights of a Participant to assign Share Units other than as set forth in Section 14.2; or

(v)	the addition of additional categories of participants (other than as contemplated by Section 9);

(vi)	changes in eligible participants that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; or

(vii)	any amendments to this Section 11.1 that will increase the Corporation’s ability to amend the Plan without shareholder approval.

11.2

If the Corporation terminates the Plan, Share Units previously credited shall, at the discretion of the Corporation, and subject to the requirements of Section 409A to the extent applicable, either (a) be settled immediately in accordance with the terms of the Plan in effect at such time, or (b) remain outstanding and in effect and settled in due course in accordance with the applicable terms and conditions, in either case without shareholder approval.

12.	ADMINISTRATION

12.1

Unless otherwise determined by the Board, the Plan shall be administered by the Committee subject to Applicable Laws. The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration of the Plan. All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Participants and their beneficiaries and legal representatives, each Designated Subsidiary and the Corporation. All expenses of administration of the Plan shall be borne by the Corporation.

12.2

The Corporation shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties. At such times as the Corporation shall determine, the Corporation shall furnish the Participant with a statement setting forth the details of his or her Share Units including the Grant Date and the Vested Share Units and unvested Share Units held by each Participant. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Corporation within 30 days after such statement is given to the Participant.

12.3

The Corporation may, at its discretion, appoint one or more persons or companies to provide services in connection with the Plan including without limitation, administrative and record-keeping services.

13.	BENEFICIARIES AND CLAIMS FOR BENEFITS

13.1

Subject to the requirements of Applicable Law, a Participant may designate in writing a Beneficiary to receive any benefits that are payable under the Plan upon the death of such Participant. The Participant may, subject to Applicable Law, change such designation from time to time. Such designation or change shall be in such form and executed and filed in such manner as the Corporation may from time to time determine.

14.	GENERAL

14.1

The transfer of an employee from the Corporation to a Designated Subsidiary, from a Designated Subsidiary to the Corporation or from a Designated Subsidiary to another Designated Subsidiary, shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Corporation as continuing intact the employment relationship.

14.2

The Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest of any Participant under the Plan or in any Share Unit shall not be transferable or assignable other than by operation of law, except, if and on such terms as the Corporation may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a Participant, the shareholders or beneficiaries of which, as the case may be, are any combination of the Participant, the Participant’s spouse, the Participant’s minor children or the Participant’s minor grandchildren, and after his or her lifetime shall enure to the benefit of and be binding upon the Participant’s Beneficiary.

14.3

The Corporation’s grant of any Share Units or issuance of any Shares hereunder is subject to compliance with Applicable Law applicable thereto. As a condition of participating in the Plan, each Participant agrees to comply with all Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

14.4

The Corporation or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation or the Designated Subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder.

14.5	A Participant shall not have the right or be entitled to exercise any voting rights, receive any distribution or have or be entitled to any other rights as a Shareholder in respect of any Share Units.

14.6

Neither designation of an employee as a Participant nor the grant of any Share Units to any Participant entitles any Participant to the grant, or any additional grant, as the case may be, of any Share Units under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of an Employer of a Participant to terminate a Participant’s employment at any time. Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall be considered as extending the period of employment for the purposes of the Plan.

14.7	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any employee’s employment with the Corporation or a Designated Subsidiary.

14.8

The Plan shall be an unfunded obligation of the Corporation. Neither the establishment of the Plan nor the grant of any Share Units or the setting aside of assets by the Corporation (if, in its sole discretion, it chooses to do so) shall be deemed to create a trust. The right of the Participant or Beneficiary to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Corporation.

14.9

This Plan is established under the laws of the Province of British Columbia and the rights of all parties and the construction of each and every provision of the Plan and any Share Units granted hereunder shall be construed according to the laws of the Province of British Columbia.

15.	SECTION 409A

15.1

It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding anything in the Plan to the contrary, the Corporation may provide in the applicable Grant Agreement with respect to Share Units granted to Participants whose benefits under the Plan are or may become subject to Section 409A, such terms and conditions as may be required for compliance with Section 409A. In addition, the following will apply to the extent that a Participant’s Share Units are subject to Section 409A.

(a)

Except as permitted under Section 409A, any Share Units, or payment with respect to Share Units, may not be reduced by, or offset against, any amount owing by the Participant to the Corporation or any Designated Subsidiary.

(b)

If a Participant otherwise would become entitled to receive payment in respect of any Share Units as a result of his or her ceasing to be an Employee or Eligible Consultant upon a Termination Date, any payment made on account of such person ceasing to be an Employee or Eligible Consultant shall be made at that time only if the Participant has experienced a “separation from service” (within the meaning of Section 409A).

(c)

If a Participant is a “specified employee” (within the meaning of Section 409A) at the time he or she otherwise would be entitled to payment as a result of his or her separation from service, any payment that otherwise would be payable during the six-month period following such separation from service will be delayed and shall be paid on the first day of the seventh month following the date of such separation from service or, if earlier, the Participant’s date of death.

(d)

A Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(e)

Each Participant, any beneficiary or the Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Designated Subsidiary or affiliate shall have any obligation to indemnify or otherwise hold such Participant or beneficiary or the Participant’s estate harmless from any or all of such taxes or penalties.

(f)

If and to the extent that Share Units would otherwise become payable upon a Change of Control as defined in the Plan, such payment will occur at that time only if such change of control also constitutes a “change in ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets of the Corporation” as defined under Section 409A and applicable regulations (a “409A Change in Control”). If a Change of Control as defined in the Plan is not also a 409A Change in Control, unless otherwise permitted under Section 409A the time for the payment of Share Units will not be accelerated and will be payable pursuant to the terms of the Plan and applicable Grant Agreement as if such Change of Control had not occurred.

(g)

In the event that the Committee determines that any amounts payable under the Plan will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Grant Agreement and/or (ii) take such other actions as the Corporation determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

EFFECTIVE DATE: May 26, 2009, as amended MAY 29, 2012, as further amended June 5, 2014, as further amended on January 25, 2017, as further amended on January 23, 2019, and as further amended on May 14, 2020.

APPENDIX D - PERFORMANCE SHARE UNIT RESOLUTION

NOW THEREFORE IT IS RESOLVED THAT:

1.

The unallocated entitlements under the PSU Plan are hereby approved and the Company will have the ability to issue Performance Share Units which may be settled in Common Shares from treasury until May 18, 2026; and

2.

Any director or officer of the Company be and is hereby authorized and instructed, for and on behalf of and in the name of the Company, to do and perform all such acts and things and to execute, deliver and file all such applications, documents or other instruments in writing, as such director or officer deems advisable or necessary in order to give effect to the foregoing resolutions.

APPENDIX E - 2009 DEFERRED SHARE UNIT PLAN

(attached)

NOVAGOLD RESOURCES INC.

2009 NON-EMPLOYEE DIRECTORS DEFERRED
SHARE UNIT PLAN

Effective December 1, 2009, as amended May 29, 2012,
as further amended on February 6, 2014,
as further amended on June 5, 2014,

AS FURTHER AMENDED November 16, 2022

NOVAGOLD RESOURCES INC.

2009 NON-EMPLOYEE DIRECTORS DEFERRED SHARE UNIT PLAN

1.	PURPOSE OF THE PLAN

1.1

This Plan has been established by the Corporation to promote the interests of the Corporation by attracting and retaining qualified persons to serve on the Board and to afford such Participants an opportunity to receive a portion of their compensation for serving as a director of the Corporation in the form of securities of the Corporation.

2.	PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a)	“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Deferred Share Units, in accordance with the terms of the Plan.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Committee” means the Compensation Committee of the Board.

(d)	“Common Shares” means the common shares of the Corporation and “Common Share” shall mean a common share of the Corporation.

(e)

“Corporation” means NovaGold Resources Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee.

(f)	“DSU” or “Deferred Share Unit” means a bookkeeping entry equivalent in value to a Common Share credited to a Participant’s Account.

(g)	“Grant” means any Deferred Share Unit credited to the Account of a Participant.

(h)

“Notice of Redemption” means written notice, on a prescribed form, by the Participant, or the administrator or liquidator of the estate of the Participant, to the Corporation of the Participant’s wish to redeem his or her Deferred Share Units.

(i)	“Participant” means a director of the Corporation who is designated by the Committee as eligible to participate in the Plan.

(j)	“Plan” means this Deferred Share Unit Plan.

(k)

“Redemption Date” means the date that a Notice of Redemption is received by the Corporation; provided in the case of a U.S. Eligible Participant, however, the Redemption Date will be made the earlier of (i) “separation from service” within the meaning of Section 409A, or (ii) within 90 days of the U.S. Eligible Participant’s death.

(l)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization.

(m)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time.

(n)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements.

(o)

“Share Price” means the closing price of a Common Share on the Toronto Stock Exchange averaged over the five (5) consecutive trading days immediately preceding either (a) in the case of a Grant, the last day of the fiscal quarter preceding the date of Grant in respect of a director, or (b) in the case of a redemption, the Redemption Date, as applicable, or in the event such shares are not traded on the Toronto Stock Exchange, the fair market value of such shares as determined by the Committee acting in good faith.

(p)

“Termination Date” means the date of a Participant’s death, or retirement from, or loss of office or employment with the Corporation, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada), including the Participant’s resignation, retirement, removal from the Board, death or otherwise.

(q)

“U.S. Eligible Participant” refers to a Participant who, at any time during the period from the date Deferred Share Units are granted to the Participant to the date such Deferred Share Units are redeemed by the Participant, is subject to income taxation in the United States on the income received for his or her services as a director of the Corporation and who is not otherwise exempt from U.S. income taxation under the relevant provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Canada-U.S. Income Tax Convention, as amended from time to time.

3.	NON-EMPLOYEE DIRECTOR COMPENSATION

3.1	Establishment of Annual Base Compensation

An annual compensation amount (the “Annual Base Compensation”) payable to Non-Employee Directors (hereafter “Directors”) of the Corporation shall be established from time-to-time by the Board. The amount of Annual Base Compensation will be reported annually in the Corporation’s management information circular.

3.2	Payment of Annual Base Compensation

(a)

The Annual Base Compensation shall be payable in quarterly installments, with each installment payable as promptly as practicable following the last business day of the calendar quarter to which it applies. Quarterly payments shall be pro rated if Board service commences or terminates during a calendar quarter.

(b)

The Annual Base Compensation shall be paid fifty percent (50%) in Deferred Share Units and fifty percent (50%) in cash. The number of DSUs to be paid and the terms of the DSUs shall be determined as provided in the following sections of this Plan.

(c)

Each Director may also elect to receive in DSUs all or part of that portion of his or her Annual Base Compensation otherwise payable in cash by completing and delivering a written election to the Corporation on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for fiscal quarters beginning during the calendar year following the date of such election. In addition, so long a Director has not previously participated in a plan that is required to be aggregated with this Plan for purposes of Section 409A, a Director may elect on or before November 15, 2009 to receive his or her compensation for the fiscal quarter beginning December 1, 2009 in DSUs. Further, where an individual becomes a Director for the first time during a calendar year and such individual has not previously participated in a plan that is required to be aggregated with this Plan for purposes of Section 409A, such individual may elect to participate in the Plan with respect to fiscal quarters of the Corporation commencing after the Corporation receives such individual’s written election, which election must be received by the Corporation no later than 30 days after such individual’s appointment as a Director. For greater certainty, new Directors will not be entitled to receive DSUs pursuant to an election for the quarter in which they submit their first election to the Corporation or any previous quarter. Elections hereunder shall be irrevocable with respect to compensation earned during period to which such election relates.

(d)	All DSUs granted with respect to Annual Base Compensation will be credited to the Director’s Account when such Annual Base Compensation is payable (the “Payment Date”).

(e)

The Director’s Account will be credited with the number of DSUs calculated to the nearest thousandths of a DSU, determined by dividing the dollar amount of compensation granted in DSUs on the Payment Date by the Share Price. Fractional Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(f)

The Corporation may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Common Shares which would otherwise be issued or provided to a Participant hereunder.

4.	ADMINISTRATION OF DSU ACCOUNTS

4.1	Administration of Plan

The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan and to amend and rescind such rules and regulations from time to time;

(b)

to interpret and construe the Plan and to determine all questions arising out of the Plan and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)	to prescribe the form of the instruments used in conjunction with the Plan; and

(d)	to determine which members of the Board are eligible to participate in the Plan.

4.2	Redemption of Deferred Share Units

(a)

Each Participant who is not a U.S. Eligible Participant shall be entitled to redeem his or her Deferred Share Units during the period commencing on the business day immediately following the Termination Date and ending on December 15 of the year following the Termination Date, to be paid out no later than December 31 of the year following the Termination Date, by providing a written Notice of Redemption to the Corporation no later than December 15 of the year following the Termination Date. In the event of death of such a Participant, the Notice of Redemption shall be filed by the administrator or liquidator of the estate of the Participant. In the case of a U.S. Eligible Participant, redemption will occur on the earlier of (i) “separation from service” within the meaning of Section 409A, or (ii) within 90 days of the U.S. Eligible Participant’s death.

(b)	Upon redemption, the Participant shall be entitled to receive, and the Corporation shall issue or provide:

(i)

subject to the limitations set forth in Section 6.2 below, a number of Common Shares issued from treasury equal to the number of DSUs in the Participant’s Account, subject to any applicable deductions and withholdings;

(ii)

subject to and in accordance with any Applicable Law, a number of Common Shares purchased by an independent administrator of the Plan in the open market for the purposes of providing Common Shares to Participants under the Plan equal in number to the DSUs in the Participant’s Account, subject to any applicable deductions and withholdings;

(iii)	the payment of a cash amount to a Participant equal to the number of DSUs multiplied by the Share Price, subject to any applicable deductions and withholdings; or

(iv)	any combination of the foregoing,

as determined by the Corporation, in its sole discretion; provided, however that any DSUs issued prior to December 31, 2013 shall be settled in Common Shares in the manner contemplated by Section 4.2(b)(i) or Section 4.2(b)(ii), as determined by the Corporation in its sole discretion.

4.3	Payment Notwithstanding

Notwithstanding any other provision of this Plan, all amounts payable to, or in respect of, a Participant hereunder shall be paid on or before December 31 of the calendar year commencing immediately after the Participant’s Termination Date.

5.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

5.1	Subdivisions or Consolidations

In the event that the Common Shares shall be subdivided or consolidated into a different number of Common Shares or a distribution shall be declared upon the Common Shares payable in Common Shares, the number of DSUs then recorded in the Director’s Account shall be adjusted by replacing such number by a number equal to the number of Common Shares which would be held by the Director immediately after the distribution, subdivision or consolidation, should the Director have held a number of Common Shares equal to the number of DSUs recorded in the Director’s Account on the record date fixed for such distribution, subdivision or consolidation.

5.2	Reorganizations

In the event there shall be any change, other than as specified in Section 5.1, in the number or kind of outstanding Common Shares or of any shares or other securities into which such Common Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Common Share referred to in the Plan or for each share into which such Common Share shall have been so changed or exchanged, the kind of securities into which each outstanding Common Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of DSUs then recorded in the Director’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

5.3	Adjustments

In the case of any such substitution, change or adjustment as provided for in this Section 5, the variation shall generally require that the number of DSUs then recorded in the Director’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied.

6.	RESTRICTIONS ON ISSUANCES

6.1	Maximum Number of DSUs

DSUs may be granted by the Corporation in accordance with this Plan provided the aggregate number of DSUs outstanding pursuant to the Plan from time to time shall not exceed 1% of the number of issued and outstanding Common Shares from time to time.

6.2	Maximum Number of Shares to Insiders

The maximum number of Common Shares issuable to Insiders (as defined in the TSX Company Manual) pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Common Shares. The maximum number of Common Shares issued to Insiders pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Common Shares.

7.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

7.1	Amendment to the Plan

The Board may at any time, and from time to time, and without shareholder approval, amend any provision of the Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan including amendments of a “clerical” or “housekeeping” nature;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(c)	amendments to the termination provisions of Section 7.2;

(d)	amendments necessary or advisable because of any change in applicable securities laws;

(e)	amendments to the transferability of Deferred Share Units provided for in Section 8.9;

(f)	amendments to Section 4.1 relating to the administration of the Plan;

(g)	any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws or the rules of the Toronto Stock Exchange;

provided, however, that:

(h)

no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(i)	shareholder approval shall be obtained in accordance with the requirements of the Toronto Stock Exchange for any amendment:

(i)	to Section 6.1 in order to increase the maximum number of Deferred Share Units which may be issued under this Plan (other than pursuant to Section 5);

(ii)	to Section 7.1 in any manner; or

(iii)	to the definition of “Participant”.

7.2	Plan Termination

The Committee may decide to discontinue granting awards under the Plan at any time in which case no further Deferred Share Units shall be awarded or credited under the Plan. Any Deferred Share Units which remain outstanding in a Participant’s Account at that time shall continue to be dealt with according to the terms of the Plan. The Plan shall terminate when all payments owing pursuant to Section 4.2 of the Plan have been made and all Deferred Share Units have been cancelled in all Participants’ Accounts

8.	GENERAL PROVISIONS

8.1	Assignability

No right to receive payment of deferred compensation or retirement awards, DSUs and other benefits under the Plan shall be transferable or assignable by a Participant except by will or laws of descent and distribution.

8.2	Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Deferred Share Units under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured creditor of the Corporation.

8.3	Final Determination

Any determination or decision by or opinion of the Committee made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in Section 7.1 of the Plan.

8.4	No Right to Employment

Participation in the Plan shall not be construed to give any Participant a right to be retained as a Director.

8.5	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Common Shares nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

8.6	No Shareholder Rights

Under no circumstances shall Deferred Share Units be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares nor shall any Participant be considered the owner of Common Shares by virtue of the award of Deferred Share Units.

8.7	Reorganization of the Corporation

The existence of any Deferred Share Units shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.8	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation.

8.9	General Restrictions and Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

8.10	Section 409A

It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding anything in the Plan to the contrary, the following will apply with respect to the rights and benefits of U.S. Eligible Participants under the Plan:

(a)

Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of a U.S. Eligible Participant may not be reduced by, or offset against, any amount owing by the U.S. Eligible Participant to the Corporation or any of its affiliates.

(b)

If a U.S. Eligible Participant becomes entitled to receive payment in respect of any Deferred Share Units as a result of his or her “separation from service” (within the meaning of Section 409A), and the U.S Eligible Participant is a “specified employee” (within the meaning of Section 409A) at the time of his or her separation from service, and the Committee makes a good faith determination that (i) all or a portion of the Deferred Share Units constitute “deferred compensation” (within the meaning of Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such separation from service is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then payment of such “deferred compensation” shall not be made to the U.S Eligible Participant before the date which is six months after the date of his or her separation from service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such separation from service) or, if earlier, the U.S Eligible Participant’s date of death.

(c)

A U.S. Eligible Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(d)

Each U.S Eligible Participant, any beneficiary or the U.S Eligible Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S Eligible Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any affiliate shall have any obligation to indemnify or otherwise hold such U.S Eligible Participant or beneficiary or the U.S Eligible Participant’s estate harmless from any or all of such taxes or penalties.

(e)

In the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Deferred Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Deferred Share Units hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

(f)

In the event the Corporation terminates the Plan in accordance with Section 7, the time and manner of payment of amounts that are subject to Section 409A will be made in accordance with the rules under Section 409A. The Plan will not be terminated except as permitted under Section 409A.

8.11	Forfeiture Provision

If a Participant is subject to tax under the Income Tax Act (Canada) and also is a U.S. Eligible Participant with respect to DSUs, the following special rules regarding forfeiture of such Deferred Share Units will apply if the Participant’s DSUs are subject to Section 409A. For greater clarity, these forfeiture provisions are intended to avoid adverse tax consequences under Section 409A and/or under paragraph 6801(d) of the regulations under the Income Tax Act (Canada), that may result because of the different requirements as to the time of settlement of Deferred Share Units with respect to a Participant’s “separation from service” (within the meaning of Section 409A) (“Separation From Service”) and his retirement or loss of office (under tax laws of Canada). If a Participant otherwise would be entitled to payment of DSUs in any of the following circumstances, such DSUs shall instead be immediately and irrevocably forfeited (for greater certainty, without any compensation therefore):

(a)

a Participant experiences a Separation From Service as a result of a permanent decrease in the level of services provided to less than 20% of his past service in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(b)

a Participant experiences a Separation From Service upon ceasing to be a director while continuing to provide services as an employee in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(c)

a Participant experiences a serious disability that continues for more than 29 months in circumstances that constitute a Separation From Service and do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(d)

a Participant experiences a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) by virtue of ceasing employment as both an employee and as a director, but he continues to provide services as an independent contractor such that he has not experienced a Separation From Service.

8.12	Interpretation

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.

8.13	Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8.14	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

8.15	Effective Date

The effective date of this Plan shall be December 1, 2009, as amended May 29, 2012, as further amended February 6, 2014, as further amended June 5, 2014, and as further amended November 16, 2022.

APPENDIX F - DEFERRED SHARE UNIT AWARD PLAN RESOLUTION

NOW THEREFORE IT IS RESOLVED THAT:

1.

The unallocated entitlements under the DSU Plan are hereby approved and the Company will have the ability to issue Deferred Share Units which may be settled in Common Shares from treasury until May 18, 2026; and

2.

Any director or officer of the Company be and is hereby authorized and instructed, for and on behalf of and in the name of the Company, to do and perform all such acts and things and to execute, deliver and file all such applications, documents or other instruments in writing, as such director or officer deems advisable or necessary in order to give effect to the foregoing resolution.

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NOVAGOLD RESOURCES INC
201 SOUTH MAIN STREET, SUITE 400
SALT LAKE CITY, UT 84111 USA

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:00 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NG2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 4:00 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00852-P87690 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NOVAGOLD RESOURCES INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

		For	Withhold
1a.	Dr. Elaine Dorward-King	☐	☐
1b.	Dr. Diane Garrett	☐	☐
1c.	Dr. Thomas Kaplan	☐	☐
1d.	Hume Kyle	☐	☐
1e.	Gregory Lang	☐	☐
1f.	Kalidas Madhavpeddi	☐	☐
1g.	Kevin McArthur	☐	☐
1h.	Daniel Muñiz Quintanilla	☐	☐
1i.	Ethan Schutt	☐	☐
1j.	Anthony Walsh	☐	☐
1k.	Dawn Whittaker	☐	☐

See disclosure under the heading "Election of Directors" as set out in the Company's Management Information Circular dated March 24, 2023.

		For	Withhold
2.	**Appointment of Auditors** Appointment of PricewaterhouseCoopers LLP as the Auditors of the Company until the next Annual General Meeting or until a successor is appointed and authorizing the Directors to fix their remuneration. See disclosure under the heading "Appointment of Auditor" as set out in the Company's Management Information Circular dated March 24, 2023.	☐	☐

		For	Against	Abstain
3.	**Approval of All Unallocated Entitlements under the Stock Award Plan** Approval of all unallocated entitlements under the Stock Award Plan. See disclosure under the heading "Additional Matters to be Acted Upon" as set out in the Company's Management Information Circular dated March 24, 2023.	☐	☐	☐
4.	**Approval of All Unallocated Entitlements under the Performance Share Unit Plan** Approval of all unallocated entitlements under the Performance Share Unit Plan. See disclosure under the heading "Additional Matters to be Acted Upon" as set out in the Company's Management Information Circular dated March 24, 2023.	☐	☐	☐
5.	**Approval of All Unallocated Entitlements under the Deferred Share Unit Plan** Approval of all unallocated entitlements under the Deferred Share Unit Plan. See disclosure under the heading "Additional Matters to be Acted Upon" as set out in the Company's Management Information Circular dated March 24, 2023.	☐	☐	☐
6.	**Approval of Non-Binding Advisory Vote on Executive Compensation** Approval of a non-binding resolution approving the compensation of the Company's Named Executive Officers. See disclosure under the heading "Additional Matters to be Acted Upon" as set out in the Company's Management Information Circular dated March 24, 2023.	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V00853-P87690

NOVAGOLD RESOURCES INC.
Annual Meeting of Shareholders
May 18, 2023 1:00 PM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Gregory Lang and Tricia Pannier, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NOVAGOLD RESOURCES INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, PDT on May 18, 2023, at the virtual meeting hosted by Broadridge, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side